UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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FY25 Notice of Annual Meeting and Proxy Statement

qorvo

all around you

FY25Notice of Annual Meeting and Proxy Statement

June 26, 2025

Dear Qorvo Stockholders:

We are inviting you to attend Qorvo’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on August 13, 2025, at 8:00 a.m. Central Daylight Time at the Renaissance Dallas at Plano Legacy West Hotel, 6007 Legacy Drive, Plano, TX 75024. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Stockholders and the accompanying proxy statement.

On or about June 26, 2025, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2025 Annual Report, via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. Those stockholders who did not receive the Notice of Internet Availability of Proxy Materials will instead receive a paper copy of the Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy and 2025 Annual Report. Copies of these materials are available at www.proxyvote.com.

This proxy statement contains important information and you should read it carefully. Whether or not you plan to attend and participate in the Annual Meeting, we ask that you vote as soon as possible to ensure that your voice is heard. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction form or the information forwarded by your broker, bank or other nominee. For detailed information regarding voting instructions, please refer to the accompanying proxy statement.

If you have any questions or require assistance with voting your proxy card or voting instruction form, please contact our proxy solicitation firm, Innisfree M&A Incorporated:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free at (877) 456-3422.

Brokers, banks and other nominees may call collect at (212) 750-5833.

PLEASE VOTE AS SOON AS POSSIBLE. YOUR SUPPORT IS IMPORTANT TO US.

Sincerely,

Jason K. Givens

Secretary

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Dear Qorvo Stockholders:

We hereby give notice that the 2025 Annual Meeting of Stockholders of Qorvo, Inc. (“Qorvo”) will be held on August 13, 2025, at 8:00 a.m. Central Daylight Time at the Renaissance Dallas at Plano Legacy West Hotel, 6007 Legacy Drive, Plano, TX 75024, for the following purposes:

(1)

To elect the 10 director nominees named in the accompanying proxy statement to serve a one-year term and until her/his successor has been duly elected and qualified, or her/his earlier resignation or removal.

(2)	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (as disclosed in the proxy statement).

(3)	To approve the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan.

(4)	To approve the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan.

(5)	To ratify the appointment of Ernst & Young LLP as Qorvo’s independent registered public accounting firm for the fiscal year ending March 28, 2026.

(6)	If properly presented at the meeting, to consider and conduct an advisory (non-binding) vote on a shareholder proposal, as described in the accompanying proxy statement.

(7)	To transact such other business that may properly come before the meeting.

The accompanying proxy statement provides detailed information about the matters to be considered at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we hope you will read the accompanying proxy statement and vote as soon as possible so that your voice is heard. On or about June 26, 2025, we began mailing to stockholders the Notice of our 2025 Annual Meeting of Stockholders, our 2025 Annual Report on Form 10-K for the year ended March 29, 2025 (the “2025 Form 10-K”) and the attached proxy statement and form of proxy card or voting instruction form to stockholders of record as of June 20, 2025.

We urge you to vote TODAY by following the instructions on the proxy card or voting instruction form to vote on the Internet, by telephone or by completing, signing, dating and returning the proxy card or voting instruction form in the enclosed, postage pre-paid envelope. Returning a proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. If you are the beneficial but not record owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a brokerage firm, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares.

THE BOARD RECOMMENDS VOTING “FOR” ALL OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSALS 2-5 AND “AGAINST” PROPOSAL 6 USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Only stockholders of record at the close of business on the record date, June 20, 2025, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Jason K. Givens

Secretary

June 26, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on August 13, 2025:

The Notice of Annual Meeting of Stockholders, proxy statement, Form of Proxy and Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

 2025 Proxy Statement

Website addresses and hyperlinks are included for reference only. The information contained on or available through websites referred to and/or linked to in this proxy statement (other than the Company’s website to the extent specifically referred to herein as required by SEC rules) is not part of this proxy solicitation and is not incorporated by reference into this proxy statement or any other proxy materials.

 2025 Proxy Statement

Proxy Statement

For the 2025 Annual Meeting of Stockholders

August 13, 2025

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

2025 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement for Qorvo, Inc., which we sometimes refer to as the “Company” or “Qorvo.” This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

●	Time and Date	8:00 a.m. Central Daylight Time, August 13, 2025

●	Location	The Renaissance Dallas at Plano Legacy West Hotel, 6007 Legacy Drive, Plano, TX 75024

●	Record Date	June 20, 2025

●	Voting Your Shares	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

●	Attending the Meeting	Stockholders attending the meeting in person will need to present valid photo identification and, if you are not a registered holder, proof of ownership of Qorvo common stock. See pages 78-79 for further instructions.

How to Vote

Although stockholders may vote in person at the Annual Meeting, we strongly encourage all stockholders to vote their shares prior to the meeting using one of the voting methods below:

Mail You may indicate your vote by completing, signing and dating the enclosed proxy card or the voting instruction form you received and mailing it in the enclosed postage-paid reply envelope.	Telephone You may submit a proxy by telephone by calling toll-free 1-800-690-6903 and following the instructions on the proxy card or voting instruction form.

Internet

You may submit a proxy

electronically by going to

www.proxyvote.com and following

the instructions on the

website. You will need the control

number that appears on your

proxy card or voting instruction form.

 2025 Proxy Statement 1

2025 Proxy Statement Summary

Meeting Agenda

Proposal	Description	Board Recommendation	Page

1	To elect the 10 director nominees named in this proxy statement to serve a one-year term and until her/his successor has been duly elected and qualified, or her/his earlier resignation or removal.	✓ Vote FOR all director nominees recommended by the Board of Directors and named in this proxy statement	5

2	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.	✓ Vote FOR	24

3	To approve the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan.	✓ Vote FOR	56

4	To approve the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan.	✓ Vote FOR	65

5	To ratify the appointment of Ernst & Young LLP as Qorvo’s independent registered public accounting firm for fiscal year 2026.	✓ Vote FOR	70

6	If properly presented at the meeting, to consider and conduct an advisory (non-binding) vote on a shareholder proposal, as described in the accompanying proxy statement.	× Vote AGAINST	72

Board Director Nominees

The following table provides summary information about each director nominee. The nominees receiving a majority of the votes cast at the meeting will be elected as directors.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	GNC

Robert A. Bruggeworth	64	2013	President and CEO of Qorvo

Judy Bruner	66	2021	Former Executive Vice President, Administration and Chief Financial Officer, SanDisk Corporation	◆	C		◆

Richard L. Clemmer	73	2025	Founding Partner of Socratic Partners and former CEO of NXP Semiconductors	◆		◆

Peter A. Feld	46	N/A	Managing Member, Portfolio Manager and Head of Research, Starboard Value LP	◆

John R. Harding	70	2015	General Partner of Harding Partners, LP	◆	◆

Christopher R. Koopmans	48	2025	Chief Operating Officer of Marvell Technology	◆	◆

Alan S. Lowe	63	2024	Former President and CEO, Lumentum	◆		◆

Roderick D. Nelson	65	2015	Founder and Principal of Nelson Technology Partners, Inc.	◆	◆		C

Dr. Walden C. Rhines	78	2015	Former CEO of Cornami, Inc. and Mentor Graphics Inc.	◆		C	◆

Susan L. Spradley	64	2017	Partner, TAP Growth Group	◆		◆	◆

AC — Audit Committee
CC — Compensation Committee

GNC — Governance and Nominating Committee
C — Committee Chair

Fiscal 2025 Financial Performance Highlights

●

Gross margin for fiscal 2025 was 41.3%, compared to 39.5% in fiscal 2024, driven by improved factory utilization and favorable business mix, while average selling-price erosion negatively impacted gross margin. Charges related to a long-term capacity reservation agreement negatively impacted gross margin by 1.0% in fiscal 2024.

●	Operating income was $95.5 million in fiscal 2025, compared to $91.7 million in fiscal 2024.

●	Net income per diluted share was $0.58 for fiscal 2025, compared to net loss per share of $0.72 for fiscal 2024.

●	Operating activities in fiscal 2025 generated cash of $622.2 million, compared to $833.2 million in fiscal 2024.

2   2025 Proxy Statement

2025 Proxy Statement Summary

Fiscal 2025 Compensation Decisions

For fiscal 2025, we made the following compensation decisions with respect to our Named Executive Officers:

●

Base salaries for our Named Executive Officers increased modestly reflecting the Compensation Committee’s consideration of competitive market data as well as the individual performance and roles and responsibilities of each Named Executive Officer.

●

Based on our financial performance in the first half and second half of fiscal 2025, the Named Executive Officers received short-term cash incentive awards at 108.1% and 40.4%, respectively, of their fiscal 2025 target percentage based on their base salary paid during the applicable six-month performance period.

●

We introduced performance based restricted stock units (“PBRSUs”) in fiscal 2025 that are earned based on the achievement of certain non-GAAP gross margin targets to more closely align the compensation received by our Named Executive Officers to company performance and shareholder value creation.

●

Our Named Executive Officers earned (i) Objectives-based PBRSUs (as defined below) at 173% of the targeted number of units, (ii) Gross margin PBRSUs (as defined below) at 113.3% of target, and (iii) service-based RSUs (“Service-based RSUs”) in amounts consistent with our equity-based compensation practices.

We believe our executive compensation program provides a balanced and stable foundation to reward our Named Executive Officers for achieving our corporate objectives. Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions and helps not only to achieve our short-term and long-term goals, but also to align the interests of our management team with those of Qorvo and our stockholders.

Sound Corporate Governance and Compensation Practices

 Accountability

●   100% of our non-executive directors are independent (and 89% of all our current directors are independent)

●   Our Chair of the Board is an independent director, as are the Chairs of each Board Committee

●   Majority voting for director elections in uncontested elections

●   Annual elections for all directors

●   Require CEO stock ownership equal to 5x salary

●   Robust stock ownership requirements for directors equal to 5x their annual retainer

●   Annual Board and Committee self-evaluations

●   Annual CEO evaluation process led by the Chair of the Governance and Nominating Committee

●   Individual director peer evaluations conducted on a biennial basis

●   Our independent directors regularly meet in executive sessions without management, with the Chair of the Governance and Nominating Committee or the Lead Independent Director presiding

●   Eligible stockholders may nominate their own director nominees to be included in the Company’s proxy materials

●   Our bylaws permit stockholders collectively owning 25% or more of our common stock to call a special meeting of stockholders

 Compensation

●   Aligns Company performance with compensation of our Named Executive Officers

●   Prohibitions on backdating and repricing of equity awards, including options, without stockholder approval

●   We do not provide excessive perquisites to our executive officers, such as personal club memberships or automobile allowances

●   We impose “clawback” restrictions in our senior officer equity awards (beyond those required by applicable law) and have also adopted a compensation recoupment policy in accordance with SEC rules and Nasdaq listing standards

●   We prohibit the hedging or pledging of Qorvo securities

●   We provide change-in-control agreements with “double trigger” acceleration of equity awards, requiring a qualifying termination of employment following a change in control

 2025 Proxy Statement 3

2025 Proxy Statement Summary

Cautionary Note Regarding Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “forecast,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. Although forward-looking statements in this proxy statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known and understood by us. Consequently, forward-looking statements involve inherent risks and uncertainties, and actual financial results and outcomes may differ materially and adversely from the results and outcomes discussed in or anticipated by the forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements. Material factors that could cause actual results to differ materially from our expectations are summarized and disclosed in Qorvo’s most recent Annual Report on Form 10-K and in other reports and statements filed with the SEC.

4   2025 Proxy Statement

Proposal 1 – Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Board of Director Nominees for Election

We are asking you to elect each of the 10 director nominees listed below to serve on our Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2026, or until his or her earlier resignation or removal. The Board has fixed the size of the Board at 10 directors as of the Annual Meeting. Under our bylaws, each director nominee receiving a majority of the votes cast at the annual meeting will be elected to a one-year term as director.

Each nominee, other than Mr. Feld, is currently a director of Qorvo. Each nominee of the Company has consented to being named in this proxy statement and has agreed to serve if elected. Although we expect that each of the Company nominees will be available for election, if any vacancy in the slate of Company nominees occurs because a nominee is unable to serve or for good cause will not serve as a director, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Governance and Nominating Committee and approved by the Board of Directors in the place of the unavailable nominee. The names of the Company’s 10 nominees for election to the Board, their principal occupations and qualifications are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH

OF THE DIRECTOR NOMINEES LISTED BELOW.

Robert A. Bruggeworth Age: 64 Director Since: 2013 Public Company Directorships: ● MSA Safety Incorporated

Professional Experience:

Mr. Bruggeworth has served as our President and Chief Executive Officer and as a director since Qorvo’s incorporation in December 2013. Prior to becoming a director of Qorvo, he was RFMD’s President and Chief Executive Officer and a director from January 2003 until January 2015, having previously served in several senior management positions at RFMD beginning in September 1999. From July 1983 to April 1999, Mr. Bruggeworth held several manufacturing and engineering positions at AMP Inc. (now TE Connectivity LTD), a supplier of electrical and electronic connection devices, most recently as Divisional Vice President of Global Computer and Consumer Electronics based in Hong Kong. Since 2007, Mr. Bruggeworth has served on the board of directors, including as lead independent director since May 2017, of MSA Safety Incorporated, a publicly traded global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. From November 2022 to October 2024, Mr. Bruggeworth served on the board of directors of Seagate Technology Holdings plc, a publicly traded provider of storage solutions. Mr. Bruggeworth served as the Chair of the Semiconductor Industry Association in 2021 and served as its Vice Chair in 2020.

Key Skills and Qualifications:

As our President and Chief Executive Officer, Mr. Bruggeworth understands our business and the challenges and issues that we face and brings to the Board strong leadership skills, substantial global business experience and significant experience with respect to strategic planning, business development and mergers and acquisitions. Mr. Bruggeworth also has over 30 years of experience with respect to manufacturing, marketing and material sourcing for semiconductors and other electronic products.

 2025 Proxy Statement 5

Proposal 1 – Election of Directors

 Judy Bruner

 Age: 66

Director Since: 2021

Committees:

●  Audit (Chair)

●  Governance and Nominating

Public Company Directorships:

●  Applied Materials, Inc.

●  Rapid7, Inc.

●  Seagate Technology Holdings plc

Professional Experience:

Ms. Bruner has served on the Board of Directors since May 2021 and as Chair of the Audit Committee since November 2023. She served as the Executive Vice President, Administration and Chief Financial Officer of SanDisk Corp, a supplier of flash storage products, from June 2004 until its acquisition by Western Digital in May 2016. Ms. Bruner was Senior Vice President and Chief Financial Officer of Palm, Inc., a provider of handheld computing and communications solutions, from September 1999 until June 2004. Prior to that, she held financial management positions at 3Com Corporation, Ridge Computers and Hewlett-Packard Company. Ms. Bruner has served as a member of the boards of directors of Applied Materials, Inc., a publicly traded semiconductor equipment manufacturer, since July 2016, Rapid7, Inc., a publicly traded security data and analytics solutions provider, since October 2016, and Seagate Technology Holdings plc, a publicly traded provider of storage solutions, since January 2018. She previously served on the boards of directors of Brocade Communications Systems, Inc. from January 2009 to November 2017 and Varian Medical Systems, Inc. from August 2016 to April 2021.

Key Skills and Qualifications:

Ms. Bruner brings to the Board and its committees over 35 years of financial management and operational experience in the global high-tech industry and extensive experience with strategy, investor relations, compliance, and enterprise risk management. In addition, her service on other public company boards, including as chair of audit and nominating and corporate governance committees, brings valuable experience to the Board, including with regard to cybersecurity and information technology matters.

Richard L. Clemmer Age: 73 Director Since: 2025 Committees: ● Compensation Public Company Directorships: ● HP Inc. ● Seagate Technology Holdings plc

Professional Experience:

Mr. Clemmer has served on the Board of Directors since April 2025. Mr. Clemmer is the Founding Partner of Socratic Partners, a venture capital firm that invests in the semiconductor industry, and has served as a global technology Chief Executive Officer. Most recently, Mr. Clemmer served as the Chief Executive Officer and President of NXP Semiconductors N.V., a semiconductor company, from 2009 to May 2020. Previously, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, from 2007 to 2008. He also served as President and Chief Executive Officer of Agere Systems Inc., an integrated circuits components company, from 2005 to 2007. Prior to joining Agere Systems, Mr. Clemmer held a number of executive leadership positions at Texas Instruments, Inc. and Quantum Corporation. Mr. Clemmer currently serves on the board of directors of HP Inc. and Seagate Technology Holdings plc. Mr. Clemmer also serves on multiple private and non-profit boards. Mr. Clemmer previously served on the Board of Directors of Aptiv PLC, NXP Semiconductors N.V. and NCR Corporation.

Key Skills and Qualifications:

Mr. Clemmer brings to the Board over 50 years of experience in the global high-tech industry, including experience with semiconductor, storage and software companies. He also has extensive leadership experience with a deep understanding of the challenges facing semiconductor companies and how to navigate strategic transactions. Additionally, Mr. Clemmer brings valuable knowledge from his experience as a director for multiple public company boards.

6   2025 Proxy Statement

Proposal 1 – Election of Directors

Peter A. Feld Age: 46 Director Since: N/A Committees: N/A

Professional Experience:

Peter A. Feld is a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP since April 2011. Prior to founding Starboard in 2011, Mr. Feld was a Managing Director and Head of Research at Ramius LLC for funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in February 2005, Mr. Feld was an analyst in the Technology Investment Banking group at Banc of America Securities LLC. Previously, Mr. Feld served on the boards of directors of Gen Digital Inc., a global leader dedicated to powering Digital Freedom through its family of consumer brands, from September 2018 to May 2025; Green Dot Corporation, a financial technology company, from March 2022 to October 2023; GCP Applied Technologies, Inc., a technology company, from June 2020 until it was acquired by Compagnie de Saint-Gobain S.A. in September 2022; Magellan Health, Inc., a healthcare company, from March 2019 until it was acquired by Centene Corporation in January 2022; AECOM, a multinational infrastructure firm, from November 2019 to June 2020; Marvell Technology Group Ltd., a storage, networking and connectivity semiconductor solutions company, from May 2016 to June 2018; The Brink’s Company, a global leader in security-related services, from January 2016 to November 2017; Insperity, Inc., an industry-leading HR services provider, from March 2015 to June 2017; Darden Restaurants, Inc., a full-service restaurant company, from October 2014 to September 2015; Tessera Technologies, Inc. (n/k/a Xperi Corporation), a leading product and technology licensing company, from June 2013 to April 2014; and Integrated Device Technology, Inc., a company that designed, developed, manufactured and marketed a range of semiconductor solutions for the advanced communications, computing and consumer industries, from June 2012 to February 2014. Mr. Feld received a B.A. degree in Economics from Tufts University.

Key Skills and Qualifications:

Mr. Feld brings to the Board extensive knowledge of the capital markets, corporate finance, and public company governance practices as a result of his investment experience, together with his significant public company board experience.

John R. Harding Age: 70 Director Since: 2015 Committees: ● Audit

Professional Experience:

Mr. Harding has served on the Board of Directors since January 2015. From 2006 until 2015, he served as a director of RFMD. Since January 2020, Mr. Harding has served as a consultant in the fabless semiconductor design and manufacturing field as the General Partner of Harding Partners, LP. Mr. Harding co-founded eSilicon Corporation, a privately held company that designed and manufactured complex custom chips for a broad portfolio of large and small firms. He served as President and Chief Executive Officer of eSilicon from its inception in May 2000 until it was acquired by Inphi Corporation in January 2020. Before starting eSilicon Corporation, Mr. Harding served as President, Chief Executive Officer and a director of publicly traded Cadence Design Systems, Inc., which acquired his former employer, Cooper & Chyan Technology, Inc. Mr. Harding held a variety of senior management positions at Zycad Corporation, and his career also includes positions with TXL and IBM Corporation. From 2012 to 2016, Mr. Harding served on the board of directors of Advanced Micro Devices, Inc. Mr. Harding has also held leadership roles at Drew University, where he was Vice Chairman of the Board of Trustees, and Indiana University, where he was a member of the Advisory Board for the School of Public and Environmental Affairs. In addition, Mr. Harding served as a member of the Steering Committee at the U.S. Council on Competitiveness and was a former member of the National Academies Committee for Software, Growth and the Future of the U.S. Economy. From 2004 to 2020, Mr. Harding served as a member of the board of directors of the Global Semiconductor Alliance. From August 2022 to September 2024, Mr. Harding served as a director and Chair of the Board of Meta Materials Inc., a publicly traded developer of high-performance materials and nanocomposites, and since April 2021, as a director of SandFirst, Inc., an Electronic Design Automation (EDA) company. He is a frequent international speaker on the topics of innovation, entrepreneurship and semiconductor trends and policies.

Key Skills and Qualifications:

Mr. Harding brings to the Board and its committees a deep understanding of the challenges facing semiconductor companies gained from his experience as Chairman and Chief Executive Officer of eSilicon Corporation. Additionally, Mr. Harding has substantial operational experience, business acumen and expertise in corporate strategy development gained from his global business experience.

 2025 Proxy Statement 7

Proposal 1 – Election of Directors

Christopher R. Koopmans Age: 48 Director Since: 2025 Committees: ● Audit

Professional Experience:

Mr. Koopmans has served on the Board of Directors since April 2025. Since January 2025, Mr. Koopmans has served as Chief Operating Officer at Marvell Technology, Inc., a publicly traded semiconductor company, where he leads the company’s global business operations, ensuring the successful execution of its strategic goals while shaping its long-term growth strategy. Prior to becoming Chief Operating Officer, Mr. Koopmans served in a variety of senior management roles, including as Chief Operations Officer from 2021 to 2024, Executive Vice President of Marketing and Business Operations from 2019 to 2021, and Executive Vice President of Business Operations from 2018 to 2019. Prior to joining Marvell in 2016, Mr. Koopmans served as Vice President and General Manager of Service Provider Platforms at Citrix Systems. Mr. Koopmans joined Citrix with the acquisition of Bytemobile in 2012, a company he co-founded and for which he served as Chief Operating Officer.

Key Skills and Qualifications:

Mr. Koopmans brings to the Board substantial experience in the semiconductor and wireless communications industries, including broad operating experience in strategic planning, sales and marketing. He also brings strong leadership skills with executive experience across multiple companies, and substantial experience in mergers and acquisitions.

Alan S. Lowe Age: 63 Director Since: 2024 Committees: ● Compensation Public Company Directorships: ● Lumentum Holdings, Inc.

Professional Experience:

Mr. Lowe was appointed to the Board of Directors in November 2024. He served as President and Chief Executive Officer of Lumentum Holdings Inc. since July 2015 until February 2025. Prior to Lumentum’s separation from Viavi Solutions Inc. in 2015, Mr. Lowe was employed by Viavi. Mr. Lowe joined Viavi in September 2007 as Senior Vice President of the Lasers business and became Executive Vice President and President of Viavi’s communications and commercial optical products business in October 2008. Prior to joining Viavi, Mr. Lowe was Senior Vice President, customer solutions group at Asyst Technologies, Inc., a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was President and Chief Executive Officer of Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Mr. Lowe served in roles of increasing responsibility at Read-Rite, including President and Chief Operating Officer, and Senior Vice President of customer business units.

Key Skills and Qualifications:

Mr. Lowe brings to the Board and its committees extensive management expertise in the telecommunications industry, demonstrated by his experience as President and Chief Executive Officer of Lumentum Holdings Inc. His tenure at Viavi and Asyst Technologies also provided him with technical expertise into the automation of semiconductor and flat panel display fabs.

8   2025 Proxy Statement

Proposal 1 – Election of Directors

Roderick D. Nelson Age: 65 Director Since: 2015 Committees: ● Audit ● Governance and Nominating (Chair)

Professional Experience:

Mr. Nelson has served on the Board of Directors since January 2015. From 2012 until 2015, he served as a director of TriQuint, one of Qorvo’s predecessor entities. An expert in wireless technology, in 2022 Mr. Nelson founded and is principal of Nelson Technology Partners, Inc., providing strategic and operational advice to communications companies. Since 2009, he has been the co-founder and principal of Tritech Sales and Services, LLC, a strategic product, business development and sales function consulting firm. In 2017, he co-founded Geoverse, LLC, a company which designs, deploys and manages in-building cellular LTE systems, and served as its Chief Executive Officer from June 2018 through April 2022. Mr. Nelson served as the Chief Technology Officer for Globetouch, Inc., a privately held global provider of 3G and LTE mobile broadband services for connected devices and IoT applications, from January 2015 to August 2017. He served as Executive Vice President and Chief Technology Officer of AT&T Wireless Services where, over a twenty-year career, he led the Technology Development Group responsible for the development and deployment of the first 3G networks in the United States. During his career, Mr. Nelson has worked closely with both national and international regulators and standards bodies on the creation of wireless specifications and standards. Mr. Nelson holds numerous patents covering broad and fundamental aspects of wireless communications.

Key Skills and Qualifications:

Mr. Nelson brings to the Board and its committees substantial experience in the wireless communications industry, including his extensive knowledge regarding the requirements of downstream customers, as well as accounting and financial expertise and global business experience. He also has significant technical expertise, such as his standards development experience, 4G and 5G network deployment experience, and a deep understanding of the regulatory environment applicable to our business.

Dr. Walden C. Rhines Age: 78 Director Since: 2015 Committees: ● Compensation (Chair) ● Governance and Nominating Public Company Directorships: ● Silvaco Group Inc.

Professional Experience:

Dr. Rhines has served as Chair of the Board of Qorvo and Lead Independent Director since November 2023 and has served on our Board of Directors since January 2015. From 1995 until 2015, he served as a director of TriQuint, one of Qorvo’s predecessor entities. From March 2020 through May 2025, he served as President and Chief Executive Officer of Cornami, Inc., a semiconductor processor company focused on fully homomorphic encryption. Since October 2019, he has served as Chief Executive Officer of Rhines Consultants, a consulting firm in the semiconductor, integrated circuit design and manufacturing fields. Dr. Rhines was also CEO Emeritus of Mentor, a Siemens Business, an electronic design automation company, until October 2020, having previously served as President and Chief Executive Officer of Mentor from its acquisition by Siemens Industry, Inc. in March 2017 until October 2018. He previously served as Chief Executive Officer of Mentor Graphics Corporation from 1993 and Chairman of its board of directors from 2000 until the acquisition of Mentor Graphics by Siemens in 2017. Prior to joining Mentor Graphics, he spent 21 years at Texas Instruments, a semiconductor manufacturer, with his most recent position as the Executive Vice President of its Semiconductor Group with responsibility for its worldwide semiconductor business. Dr. Rhines serves on the board of Silvaco Group Inc., a publicly traded electronic design automation software company. He also served as a director of Cirrus Logic, Inc., a semiconductor company, from 1995 to 2009, as a director of Electronic System Design Alliance, a trade association for electronic design companies, from 1994 to 2019, and as a director of Semiconductor Research Corporation, a technology research consortium from 2002 until 2020. Dr. Rhines also served as a director of PTK Acquisition Corp., a special purpose acquisition company.

Key Skills and Qualifications:

Dr. Rhines brings to the Board and its committees over 50 years of experience in the semiconductor industry, including substantial operating experience and management expertise as a CEO of a publicly traded technology company. He also brings strong leadership skills, a significant understanding of international markets and substantial experience in strategic planning and business development and mergers and acquisitions.

 2025 Proxy Statement 9

Proposal 1 – Election of Directors

Susan L. Spradley Age: 64 Director Since: 2017 Committees: ● Compensation ● Governance and Nominating

Professional Experience:

Ms. Spradley has served on the Board of Directors since January 2017. She has served as a partner in TAP Growth Group, a senior executive consulting firm, since April 1, 2023. From January 2018 to September 2022, Ms. Spradley was the Chief Executive Officer of Motion Intelligence, a privately held software-as-a-service company. She was principal of Spradley Consulting LLC, a consulting firm that she founded, from February 2017 until January 2020, and a partner in TAP Growth Group, from August 2017 to June 2019. From January 2013 until January 2017, she served in various roles at Viavi Solutions Inc. (formerly JDS Uniphase), most recently as Executive Vice President and General Manager-Network and Service Enablement. Prior to joining Viavi Solutions Inc., Ms. Spradley served as executive director at US-Ignite from April 2011 to December 2012. Prior to that, Ms. Spradley was President of the North America region at Nokia Siemens Networks from 2007 to 2011, responsible for regional profit and loss, sales and service. From 1997 to 2005, she held executive positions at Nortel Networks Corporation. Ms. Spradley served on the board of directors of Avaya Holdings Corp., a publicly traded communications applications provider from December 2017 until her resignation in May 2023. Ms. Spradley also served as board member of NetScout Systems, Inc., a publicly traded real-time operational intelligence and performance analytics company, from April 2018 until August 2023. She previously served on the board of directors of publicly traded EXFO Inc. from October 2011 through November 2012. Ms. Spradley is a board member of the nonprofit organization Catalyst Campus, focused on advancing start up technology for the U.S. Government.

Key Skills and Qualifications:

Ms. Spradley brings to the Board and its committees more than 25 years of experience in the wireless telecommunications industry, including broad operating experience in sales, product portfolio management, and research and development for multiple global communications-related companies. She also has extensive public company executive leadership and risk management experience. Ms. Spradley has a CERT certificate in Cybersecurity through NACD and a certificate in AI Ethics & Board Oversight from Diligent.

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Proposal 1 – Election of Directors

Qualifications, Skills and Experience

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Corporate Governance

CORPORATE GOVERNANCE

The Board of Directors regularly reviews Qorvo’s corporate governance program, taking into consideration good governance practices, recent developments and applicable laws and regulations. Stockholders may visit our website at https://ir.qorvo.com/corporate-governance to view the following corporate governance documents, which are not incorporated into this proxy statement by reference:

●	Corporate Governance Guidelines

●	Code of Business Conduct and Ethics

●	Whistleblower Policy

●	Charters for each of the Company’s Board Committees

Stockholders may also request a copy of any of these documents by contacting our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

Corporate Governance Guidelines

Qorvo’s Corporate Governance Guidelines provide a framework for the Board’s corporate governance duties and responsibilities, taking into consideration good corporate governance practices, recent developments and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including, but not limited to, director qualification standards, director independence requirements, stock ownership guidelines, Board responsibilities, Board committees, CEO and management succession and the role of the Lead Independent Director.

Independent Directors

In accordance with the listing standards of The Nasdaq Stock Market LLC, or Nasdaq, and our Corporate Governance Guidelines, the Board of Directors must be comprised of a majority of independent directors. The Board has determined that Mr. Clemmer, Mr. Feld, Mr. Harding, Mr. Koopmans, Mr. Lowe, Mr. Nelson, Dr. Rhines, Ms. Bruner and Ms. Spradley each satisfy the definition of “independent director” under the Nasdaq listing standards. The Board also determined that David H. Y. Ho. and Ralph Quinsey, both of whom served on the Board in fiscal year 2025 and have since retired from our Board, were independent. The Board, in concert with its Governance and Nominating Committee, performed a review to determine the independence of its members and made the determination as to each of these independent directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Qorvo. In making these determinations, the Board reviewed the information provided by the directors and Qorvo regarding each director’s business and personal activities as they may relate to Qorvo and its management. In addition, each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee has been determined by the Board to be “independent” in accordance with Nasdaq listing standards.

Board Leadership Structure

As described in the Corporate Governance Guidelines, the Board believes that absent certain circumstances, the roles of Chair of the Board and Chief Executive Officer should be separated and that the independent directors should be led by a Lead Independent Director. The Board believes this separation of roles promotes communication between the Board, the Chief Executive Officer and other senior management and enhances the Board’s oversight of management. If the Chair is an independent director, he or she will also serve as the Lead Independent Director. Dr. Walden C. Rhines, an independent director, currently serves as the Chair of the Board and our Lead Independent Director.

We believe our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the Chair and Chief Executive Officer roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of Qorvo and the setting of strategic direction, the Chair of the Board provides guidance to the Chief Executive Officer and coordinates and manages the operation of the Board and its committees.

The duties of the Chair of the Board include presiding at meetings of the Board, establishing, with the Chief Executive Officer, the agenda for each Board meeting and exercising such other powers and performing other duties as may from time to time be assigned to him by the Board. The Chair, in his role as Lead Independent Director, also participates in our annual evaluation process, including the annual CEO evaluation, which is designed to support constructive commentary on the performance of our CEO.

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Corporate Governance

Under our Corporate Governance Guidelines, the Lead Independent Director has a clearly defined role and significant governance duties. Our Lead Independent Director is responsible for coordinating the activities of the independent directors, and his or her responsibilities include, but are not limited to: (a) determining appropriate schedules of and agendas for Board and committee meetings; (b) coordinating, developing the agenda for and presiding at executive sessions of the independent directors; (c) when necessary, acting as a liaison between the independent directors and the Chair of the Board and/or Chief Executive Officer; and (d) having the authority to retain such counsel or consultants as he or she deems necessary to perform the responsibilities of that position. The Board believes our current leadership structure with a non-employee Chair of the Board is appropriate for Qorvo and provides many advantages for the effective operation of the Board.

Substantial Board Refreshment

Over the past approximately seven months, three new independent directors have been appointed to our Board of Directors: Messrs. Clemmer, Koopmans and Lowe. In addition, two directors who served on our Board in fiscal year 2025, Ralph G. Quinsey and David H.Y. Ho, have since retired from our Board. On May 16, 2025, the Board resolved to increase the size of the Board to ten directors and to include Mr. Feld as one of the Company’s director nominees in this proxy statement. Mr. Feld’s nomination as a director was also approved by the Governance and Nominating Committee. The Governance and Nominating Committee, with assistance from a third-party search firm, regularly engages in an active director identification program focused on recruiting new directors who possess the independence, background, experience and expertise needed to provide oversight and support for Qorvo’s continuing efforts to increase stockholder value.

Management Succession Planning

Our Board of Directors oversees succession planning for our CEO and other members of senior management. The Board is responsible for reviewing and concurring on a CEO succession plan, which is prepared on at least an annual basis. The succession plan is designed to provide for continuity in executive leadership and includes information on CEO succession in the event of an emergency and succession plans for other members of senior management. The plan includes analysis regarding skills, experience, performance, and readiness of potential succession candidates across the executive leadership team. Succession planning is also discussed in executive sessions of the Board evaluating potential successors to the CEO and the executive leadership team. In addition, pursuant to its charter, the Compensation Committee reviews our succession plan and executive development with respect to the Company’s senior management.

Risk Oversight

The Board of Directors and its committees, with leadership from the Lead Independent Director, have general oversight responsibility for corporate risk management, including oversight of management’s implementation and application of risk management policies, practices and procedures. The Board directly oversees strategic risks such as those relating to competitive dynamics, market trends, global operations and developments and changes in macroeconomic conditions. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing material risk exposures. Our senior management reports to the Board or one of its committees on key enterprise risk topics, including, but not limited to, cybersecurity and information security, quality assurance, global trade matters, financial risks, environmental matters and disaster recovery and governance related matters. Our directors receive these reports at regularly scheduled Board and committee meetings, through telephone briefings and other communications from management when potentially significant risks develop or important issues arise. Directors use these communications with management to develop a shared understanding of the potential severity of key risks and management’s strategies for addressing these risks. In addition, the Board evaluates our strategic goals and objectives to determine how they may be affected by particular risk exposures. The Board also relies upon the expertise of outside counsel and other professional advisers to evaluate and manage current and potential future risks that may impact the Company.

The committees of the Board also exercise oversight in certain areas of risk management related to their respective charters.

●

Audit Committee: The Audit Committee discusses certain risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks or exposures and how management has attempted to mitigate Qorvo’s risk. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. The Company’s internal controls and procedures are supported, in part, by an internal audit program and reviews of public disclosure documents by the Company’s disclosure committee. Particular areas of focus by the Audit Committee include risks associated with material litigation, regulatory matters, taxes, foreign exchange, liquidity, investments and global operations. The Audit Committee also reviews the qualifications, independence, and performance of our independent auditors on an annual basis. In addition, the Audit Committee reviews the performance of the internal audit team relative to the annual audit plan and other engagement matters. As part of its oversight role, the Audit Committee reviews global insurance coverage, oversees Qorvo’s investment policy and works with management to develop policies and practices to mitigate risks in its areas of focus, including finance and accounting, fraud

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Corporate Governance

and anti-corruption, including adherence to standards of business conduct. The Audit Committee also oversees and discusses with management the Company’s policies, controls and procedures pertaining to enterprise security risk management including cybersecurity, information security, data privacy and data protection. As part of its oversight of information technology, the Audit Committee receives regular reports, on at least a quarterly basis, from Qorvo’s Chief Information Officer and Chief Information Security Officer, relating to enhancing the protection of our networks and assets, mitigating global cybersecurity risks, and discussing the capability and scalability of IT assets, including related IT projects. In addition, the Audit Committee meets with Company management and provides oversight on matters relating to finance, capital expenditures, investment, asset management, and tax position and strategy.

●

Compensation Committee: The Compensation Committee makes a specific determination regarding risks associated with our compensation plans, policies and practices as described below under “Risk Oversight in Compensation Programs.” The Compensation Committee also evaluates risks associated with equity “overhang” and regulatory and other legal risks in regard to our equity and cash incentive and retirement plans. This includes receiving information from Qorvo’s Retirement Plan Committee on matters related to our 401(k) and non-qualified deferred compensation plans. The Company has adopted a compensation recoupment policy, or clawback policy, as required by SEC and Nasdaq rules, that is administered by the Compensation Committee. The Compensation Committee also oversees risks relating to human capital management that may impact our ability to attract, develop, retain and motivate our employees.

●

Governance and Nominating Committee: The Governance and Nominating Committee has risk oversight over corporate governance matters. This includes adoption and administration of our Code of Business Conduct and Ethics, conducting full Board and individual director assessments, addressing governance-related matters raised by our stockholders and serving as the Board’s primary independent decision-making authority for assessing and resolving matters, such as potential conflicts of interest, that fall within the broader category of corporate governance. The Governance and Nominating Committee also provides oversight to management and reporting to the Board of Directors on certain environmental and sustainability matters.

Each of the above committees reports to the full Board with respect to the risk categories it oversees. These ongoing reports enable the Board, and other committees, to monitor our exposure and evaluate the mitigation of risks Qorvo faces.

Risk Oversight in Compensation Programs

The Compensation Committee reviews our incentive compensation structure annually, including from a risk management perspective, and does not believe that any risks arising from our compensation structure and practices are reasonably likely to have a material adverse effect on our Company. In fiscal 2025, the risk assessment process included a review of compensation program plans, policies and practices, focusing on programs with variable compensation provisions and identifying the risks related to the programs. The Compensation Committee determined that our compensation program elements, including base salary, short-term and long-term compensation, encourage an appropriate level of risk on an ongoing basis to properly balance risks associated with our compensation policies and practices and performance of our business, but do not encourage or incentivize excessive risk-taking. We also impose “clawback” restrictions in our senior officer equity awards to discourage imprudent risk-taking (beyond those required by applicable law) and have also adopted a clawback policy in compliance with SEC rules and Nasdaq listing standards. The Compensation Committee monitors our compensation programs on an ongoing basis to properly balance risks associated with our compensation policies and practices.

Code of Ethics

Our Code of Business Conduct and Ethics provides guidance on maintaining our commitment to high ethical standards and applies to all employees, officers, directors, agents, independent contractors and other personnel of Qorvo and our subsidiaries. Any waivers or substantive amendments of the Code of Business Conduct and Ethics applicable to our directors and certain of our executive officers will be disclosed on our website at https://ir.qorvo.com/corporate-governance, which is not incorporated by reference into this proxy statement.

Committees and Meetings

The Board maintains three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Each committee operates under its own written charter, which sets forth the requirements and responsibilities of each committee.

The Committees must be comprised of no fewer than three members, each of whom must satisfy membership requirements imposed by the applicable committee charter and, where applicable, Nasdaq listing standards and SEC rules and regulations. Each of the members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee and the Compensation Committee, under the independence requirements established by the SEC.

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Corporate Governance

A brief description of the current membership and the responsibilities of each of these committees follows.

	Audit	Compensation	Corporate Governance and Nominating

Robert A. Bruggeworth

Judy Bruner	C		◆

Richard L. Clemmer		◆

John R. Harding	◆

Christopher R. Koopmans	◆

Alan Lowe		◆

Roderick D. Nelson	◆		C

Dr. Walden C. Rhines *		C	◆

Susan L. Spradley		◆	◆

 * = Board Chair and Lead Independent Director

 C = Committee Chair

Committee appointments for Mr. Feld will be determined by the Board of Directors following the conclusion of the Annual Meeting.

Meeting Attendance

Under our Corporate Governance Guidelines, all directors are expected to make every effort to attend meetings of the Board, assigned committees and Annual Meetings of stockholders. All of our directors who were then in office attended the 2024 annual meeting of stockholders. During the fiscal year ended March 29, 2025, all of our directors then in office attended at least 75% of the aggregate of the Board meetings and assigned committee meetings that were held. During fiscal 2025, including regularly scheduled and special meetings, the Board held 15 meetings, the Audit Committee held seven meetings, the Compensation Committee held eight meetings, and the Governance and Nominating Committee held nine meetings.

Audit Committee

The Audit Committee is appointed by the Board to assist the Board in its duty to oversee our accounting, financial reporting and internal control functions and the audit of our financial statements. The Committee’s responsibilities include, but are not limited to:

●	the appointment, compensation, retention, oversight and termination (if necessary) of our independent registered public accounting firm, which reports directly to the Audit Committee;

●

establishing policies and procedures for the review and pre-approval by the Committee of, and approving or pre-approving, all auditing services and permissible non-audit services to be performed by the independent registered public accounting firm;

●	periodically reviewing matters regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles;

●

overseeing the Company’s policies, procedures, programs and controls pertaining to enterprise security risk management including cybersecurity, information security, and data privacy and data protection;

●	approving the report of the Audit Committee required by SEC rules to be included in our proxy statement;

●

discussing with management policies regarding risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures;

●	overseeing matters relating to finance, capital expenditures, investment, asset management, and tax position and strategy;

●

reviewing and recommending action, if necessary, in connection with any matters pertaining to the integrity of our executive officers, including conflicts of interest and adherence to standards of business conduct as set forth by the Company;

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Corporate Governance

●	overseeing the appointment, removal or reassignment, and performance of our internal auditor;

●	reviewing and approving, the audit plans, budget, resources and organizational structure of the internal audit function; and

●

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by Qorvo regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Ms. Bruner (Chair) and Messrs. Harding, Koopmans and Nelson, none of whom is an employee of Qorvo and each of whom is independent under existing Nasdaq listing standards and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Ms. Bruner and Mr. Harding each satisfy this definition.

Compensation Committee

The Compensation Committee is appointed by the Board to exercise the Board’s authority concerning compensation of our officers and employees and administration of our incentive compensation plans. In fulfilling its duties, the Compensation Committee’s authority includes, but is not limited to:

●	evaluating and setting the compensation of our officers, including our Chief Executive Officer, in accordance with our compensation philosophy;

●	preparing the Compensation Committee report that SEC rules require to be included in our Annual Report on Form 10-K or proxy statement;

●	evaluating and making recommendations to the Board concerning compensation of non-employee directors;

●	periodically reviewing, and modifying if necessary, our philosophy concerning executive compensation and the components of executive compensation;

●

reviewing and discussing with management our Compensation Discussion and Analysis disclosure and formally recommending to the Board that it be included in our Annual Report on Form 10-K or our proxy statement;

●	making the determination required under SEC rules regarding risks associated with our compensation policies and practices;

●

overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on named executive officer compensation and the frequency of such votes;

●

retaining (or obtaining the advice of) a compensation consultant, independent legal counsel or other advisers to assist the Compensation Committee with the discharge of its duties under the charter, after taking into consideration factors and criteria required by applicable law;

●	reviewing and discussing with management our key human capital management strategies and programs;

●	periodically reviewing the Company’s succession plan and development with respect to senior management leaders;

●	periodically reviewing and monitoring pay equity practices at the Company;

●	reviewing, approving and administering the Company’s compensation recoupment or clawback policies; and

●	discharging certain other responsibilities generally relating to the administration of our incentive and employee benefit plans.

The Compensation Committee regularly consults with members of our executive management team regarding our executive compensation program. Our executive compensation program, including the level of participation by our executive officers in assisting with establishing compensation, is discussed below under “Compensation Discussion and Analysis.” The Compensation Committee may condition its approval of any compensation matter on ratification by the Board if Board action is required by applicable law or otherwise deemed appropriate.

The Board or the Compensation Committee has the discretion to delegate certain areas of authority that are reserved to the Board or the Compensation Committee, respectively, under our equity compensation plans. The Board and the Compensation Committee have delegated to the Chief Executive Officer the authority to grant equity awards: (a) generally to new and existing Company employees for new hire, promotion, retention, special engineering and other purposes and (b) to independent contractors, consultants and advisors, provided that in each case such persons are not officers or directors subject to Section 16 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or persons who report directly to the Chief Executive Officer. Additionally, these delegations are subject to predetermined limits per individual and in the aggregate, as established by the Board or the Compensation Committee, and are subject to all terms and conditions of the applicable plan and award agreements. The Chief Executive Officer is required to report all equity awards granted under these delegations to the Compensation Committee at its next regularly scheduled meeting following such grants.

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Corporate Governance

The current members of the Compensation Committee are Dr. Rhines (Chair), Mr. Clemmer, Mr. Lowe and Ms. Spradley, none of whom is an employee of Qorvo and each of whom is independent under existing Nasdaq listing standards and SEC requirements.

Governance and Nominating Committee

The Governance and Nominating Committee’s responsibilities include, but are not limited to:

●	assisting the Board in identifying individuals qualified to become Board and committee members and recommending to the Board the director nominees;

●	developing and recommending to the Board the policies and guidelines relating to, and generally overseeing matters of, corporate governance and conflicts of interest;

●	leading the Board in its annual review of the performance of the Board and its committees;

●	reviewing, discussing with management, and periodically reporting to the Board regarding the Company’s policies, initiatives and disclosures with respect to social and environmental matters; and

●	carrying out the duties and responsibilities delegated by the Board relating to any matters required by the federal securities laws.

The members of the Governance and Nominating Committee are appointed by the Board of Directors and currently include Mses. Bruner and Spradley, Mr. Nelson (Chair), and Dr. Rhines, none of whom is an employee of Qorvo and each of whom is independent under existing Nasdaq listing standards.

Executive Sessions

Pursuant to our Corporate Governance Guidelines, independent directors are expected to meet in executive session at all regularly scheduled meetings of the Board with no members of management present. The Chair of the Governance and Nominating Committee or the Lead Independent Director presides at each executive session unless the independent directors determine otherwise. During fiscal 2025, the independent directors met in executive session at all regularly scheduled Board meetings, during which time Dr. Rhines led these sessions.

Sustainability Highlights

ESG Oversight

Ultimate oversight for environmental, social and governance matters resides with our Board of Directors and its Governance and Nominating Committee. Day-to-day oversight and leadership for these matters sits with our senior leadership team. We also have an Environmental, Social and Governance Steering Committee comprised of senior management that coordinates our related initiatives. Directors are regularly briefed on environmental, social and governance matters by our senior leadership team.

Our Sustainability Council, which includes key members from planning and logistics, environmental health and safety, facilities, supply chain, technology, prototype and quality has responsibilities that include issuing recommendations, selecting key metrics and prioritizing goals and overseeing resources and allocations at Qorvo.

Workforce Engagement

We are committed to recruiting, hiring, retaining, promoting and engaging our global workforce to best serve our customers. We are focused on creating an environment that leverages the perspectives and contributions of each employee and provides opportunities for our employees’ professional and personal development. We have established relationships with professional associations and industry groups to proactively attract talent, and we partner with universities to recruit undergraduate and graduate students for our internship program and entry-level positions. We also invest in employee development programs to provide employees with the training and education they need to help achieve their career goals, build relevant skills and lead their organizations.

We believe our competitive compensation and benefit programs, along with career growth and development opportunities offered by us, promote longer employee tenure and reduce turnover. We monitor employee turnover rates as our success depends upon retaining and investing in our highly skilled manufacturing and technical staff. Our global attrition rate has consistently been below the technology industry average.

We ask our employees annually to complete a workforce engagement survey in order to gain feedback that can be used in creating a work environment that supports our goals. Results from the survey are summarized by an independent third-party research firm

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Corporate Governance

and shared with members of management. Feedback received is used to address opportunities for improvement. Results from last year’s survey led to initiatives such as internal technology councils, job rotation programs and employee recognition committees.

Employee Health and Safety

We are a member of the Responsible Business Alliance (“RBA”), an industry coalition dedicated to driving sustainable value for workers in global supply chains, among other things. As an RBA member, we are aligned with the RBA Code of Conduct, which establishes standards with respect to safe working conditions, respectful treatment of employees, and environmentally and ethically responsible business operations. Elements of the RBA Code of Conduct have been reflected in our other employee policies and procedures.

Qorvo prioritizes safe working conditions. We are committed to an injury free workplace and provide dedicated workplace training and leadership support to reduce or eliminate health and safety risks.

Operating Sustainably

We are committed to growing our business in a sustainable and responsible manner. We believe minimizing environmental impacts is in the long-term best interests of Qorvo and our society. We are focused on reducing our emissions through projects that include infrastructure redesign and process improvements across multiple locations. We also focused our efforts on initiatives related to waste reduction and water conservation.

We Contribute to Our Communities

Qorvo and its employees actively contribute to the communities in which we do business.

Our Qorvo Cares Community Engagement program provides our employees opportunities to engage with our communities and spread kindness, generosity and support. The program focuses on three main areas: STEM Education, aimed at inspiring the next generation; Good Neighbor Relations, for strengthening our communities; and Environmental Stewardship, helping shape a better future.

For more details please refer to the material available at http://www.qorvo.com/about-us/sustainability. The website information is provided for convenience only, and the content on the website is not incorporated by reference into this proxy statement.

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Corporate Governance

Whistleblower Policy
The Audit Committee has adopted a policy establishing procedures governing the reporting of accounting or legal complaints. The complaints governed by the policy may include suspected misconduct related to accounting, internal accounting controls or auditing matters, or suspected violations of law or other Company policies. Our policy includes procedures for confidential, anonymous reports of concerns regarding the foregoing matters. Employees may also report their concerns to their supervisor or, in cases where it might be inappropriate or uncomfortable for an employee to discuss a concern with his or her supervisor, or if the supervisor does not address the issue to the employee’s satisfaction, employees may report their concerns by contacting our Compliance Officer at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421, or by
e-mail
or telephone. Alternatively, employees may discuss their concerns with our Chief Human Resources Officer or any other Company officer.
Third parties may report concerns by contacting our Compliance Officer. If the Compliance Officer is the subject of the concern or the employee or third party otherwise believes that the Compliance Officer has not given or will not give proper attention to his or her concerns, the employee or third party may report his or her concerns directly to the Chair of the Audit Committee. An employee or third party also may forward concerns on a confidential and/or anonymous basis to the Compliance Officer by calling Qorvo’s toll-free Ethics and Compliance hotline, which is operated by a third-party agency to enable confidentiality, or by delivering a written statement setting forth his or her concerns to the Chair of the Audit Committee.
Securities Trading Policy and Prohibition on Hedging and Pledging
The Company has adopted a securities trading policy with procedures governing the purchase, sale, and/or other disposition of Company securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Our securities trading policy prohibits any hedging of our securities by our directors and employees. This includes engaging in any type of short sale or purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange traded funds) or engaging in any transaction that, in either case, hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our common stock. Additionally, directors and employees may not pledge Company securities as collateral for a loan; however, this prohibition does not apply to any broker-assisted “cashless” exercise or settlement of awards granted under a Company equity incentive plan.
Procedures for Director Nominations
Criteria for Director Nominees
In accordance with our Corporate Governance Guidelines, directors are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business. The Governance and Nominating Committee is responsible for identifying, screening and recommending to the Board qualified candidates for membership.
All candidates for director must meet the minimum qualifications and other criteria established from time to time by the Board, and potential nominees will also be evaluated based on the other criteria identified in the Corporate Governance Guidelines. These minimum qualifications include, but are not limited to:

●
having substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to Qorvo’s business; and

●
being free from any conflict of interest that would violate any applicable law or regulation or having any other relationship that, in the opinion of the Board, would interfere with the exercise of the individual’s judgment as a member of the Board or of a Board committee.

We also consider the following criteria, among others, in our selection of directors:

●	economic, technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business;

●	integrity, demonstrated sound business judgment and high moral and ethical character;

●	range of viewpoints, backgrounds, educational and professional experiences and other demographics;

●	business or other relevant professional experience;

●	capacity and desire to represent the balanced, best interests of Qorvo and its stockholders as a whole and not primarily a special interest group or constituency;

2025 Proxy Statement

Executive Compensation

Corporate Governance

●	ability and willingness to devote time to the affairs and success of Qorvo and to fulfill the responsibilities of a director; and

●

the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of Qorvo.

The Governance and Nominating Committee is authorized to develop and review policies regarding Board size, composition, and member qualification. The Governance and Nominating Committee evaluates recommendations concerning possible candidates for election to the Board submitted to Qorvo, including those submitted by Board members, stockholders and third parties. On occasion, the Governance and Nominating Committee will utilize a third-party search firm to assist in identifying possible candidates for election to the Board. All candidates, including those submitted by stockholders, will be similarly evaluated by the Governance and Nominating Committee using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Governance and Nominating Committee will determine whether such candidates meet the qualifications for director nominees established in the Corporate Governance Guidelines. The Board, taking into consideration the recommendations of the Governance and Nominating Committee, is responsible for selecting the nominees for directors and for appointing directors to fill vacancies, with primary emphasis on the criteria set forth in the Corporate Governance Guidelines. Notwithstanding the foregoing, stockholders and third parties who submit nominations for directors must comply with the applicable provisions of our bylaws.

Stockholder Nominees for Director

Under our bylaws, nominations of persons for election to the Board may be made at an Annual Meeting of stockholders: (1) in compliance with our advance notice provisions in our bylaws by any Qorvo stockholder who (a) was a stockholder of record at the time of giving of the notice provided for in our bylaws and at the time of the Annual Meeting; (b) is entitled to vote at the meeting; and (c) provides timely notice and otherwise complies with the procedures set forth in our bylaws; or (2) in compliance with our proxy access provisions in our bylaws as provided therein. Any stockholder desiring to present a nomination for consideration by the Governance and Nominating Committee must do so in accordance with our bylaws. See “Proposals for the 2026 Annual Meeting” below.

Advance Notice Provisions

To be timely, a stockholder’s notice pursuant to the advance notice provisions of our bylaws must be delivered to our Secretary at our principal executive offices not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 150th day prior to the date of such Annual Meeting and not later than the close of business on the later of the 120th day prior to the date of such Annual Meeting or the 10th day following the notice date for such meeting.

To be in proper form, a stockholder’s notice pursuant to the advance notice provisions of our bylaws must comply with the information and documentation requirements set forth in our bylaws (which includes information required under Rule 14a-19). The chairman of the meeting may refuse to acknowledge or introduce, and may disregard, any business proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the bylaws.

The foregoing summary of the advance notice provisions does not purport to be complete and is qualified in its entirety by the actual provisions in our bylaws.

Proxy Access Provisions

Pursuant to our bylaws, a stockholder, or a group of up to 20 stockholders, that has owned at least 3% of our outstanding voting shares continuously for at least three years can nominate and include in our proxy materials up to the greater of two directors or 20% of the number of directors then in office, provided that the stockholder(s) and the stockholder nominee(s) satisfy the requirements specified in the bylaws. Such requirements include the timely delivery of a stockholder’s notice to our Secretary.

To be timely, a stockholder’s notice pursuant to the proxy access provisions must be delivered to our Secretary at our principal executive offices not later than the close of business on the 120th day before the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s Annual Meeting and not earlier than the close of business on the 150th day before such anniversary. To be in proper form, a stockholder’s notice pursuant to the proxy access provisions of our bylaws must satisfy the specific information required by our bylaws.

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Corporate Governance

In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s Annual Meeting, then notice by the stockholder must be delivered not earlier than the close of business on the 150th day prior to such Annual Meeting and not later than the close of business on the later of the 120th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The foregoing summary of the proxy access provisions does not purport to be complete and is qualified in its entirety by the actual provisions in our bylaws.

Special Meetings

Our Board understands that it is important for stockholders to have the right to call a special meeting, a right that Qorvo recently expanded as part of our regular ongoing review of corporate governance. On May 16, 2025, based on the recommendation of the Governance and Nominating Committee, our Board approved an amendment and restatement of our Bylaws that permits stockholders collectively owning 25% or more of the voting power of our common stock to call a special meeting of stockholders.

Stockholder Communications with Directors

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to our Board of Directors or any individual director c/o Secretary, Qorvo, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) determine whether such communication should be conveyed to the Board (through the Chair or Lead Independent Director), or as appropriate, to the member(s) of the Board named in the communication.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during some or all of fiscal year 2025 were: Mr. David H.Y. Ho, Mr. Nelson, Dr. Rhines, and Ms. Spradley. None of these individuals has served as an officer or employee of Qorvo or had any relationship during the year ended March 29, 2025 that would be required to be disclosed pursuant to SEC regulations. During fiscal year 2025, none of our executive officers served on the board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board or the Compensation Committee.

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Executive Officers

EXECUTIVE OFFICERS

Qorvo’s current executive officers are as follows:

Name	Age	Title

Robert A. Bruggeworth	64	President and Chief Executive Officer

Grant A. Brown	48	Senior Vice President and Chief Financial Officer

Philip J. Chesley	54	Senior Vice President and President of High Performance Analog

Steven E. Creviston	61	Senior Vice President and President of Connectivity & Sensors

Paul J. Fego	68	Senior Vice President of Global Operations

Gina B. Harrison	57	Vice President and Corporate Controller

Frank P. Stewart	51	Senior Vice President and President of Advanced Cellular

Additional information with respect to our executive officers is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Mr. Bruggeworth is included in the director profiles set forth above and incorporated by reference herein.

Grant A. Brown has served as Senior Vice President and Chief Financial Officer since August 2022, after having served as Qorvo’s interim Chief Financial Officer since April 2022. He is responsible for finance, investor relations, regulatory reporting, corporate development, mergers and acquisitions and information technology at Qorvo. Previously, Mr. Brown served as the Qorvo’s Vice President of Treasury from October 2018. Before that, he served as Qorvo’s Director of Corporate Financial Planning & Analysis. Mr. Brown has also served as Business Unit Controller and Director of Strategic Marketing at Qorvo. Prior to the formation of Qorvo, he served as Director, Investor Relations, and Manager, Financial Planning & Analysis, at TriQuint, one of Qorvo’s predecessor entities. He began his career working in the capital markets after receiving a Bachelor of Science degree in Industrial Engineering (now Management Science and Engineering) from Stanford University. Mr. Brown is currently a CFA charter holder.

Philip J. Chesley has served as Senior Vice President and President of High Performance Analog since July 2022, prior to which he served as Corporate Vice President and President of Qorvo’s Infrastructure and Defense Products (IDP) since joining Qorvo in November 2021. From February 2017 through October 2021, Mr. Chesley served as Vice President and General Manager, Industrial and Communications Business Unit at Renesas Electronics, a leading supplier of advanced semiconductor solutions, where he managed over 500 engineers across Asia and the United States in businesses developing RF, optical, industrial power / motor control, and military and radiation-hardened analog products into 5G RF wireless infrastructure, optical communications, industrial power management, and radiation-hardened satellite markets. From January 2004 to February 2017, Mr. Chesley served in several positions of increasing responsibility at Intersil Corporation, a leader in analog, mixed-signal and power management semiconductors prior to its acquisition by Renesas Electronics, most recently as Senior Vice President and General Manager of the Automotive, Mil/Aero and Analog Product Group. Mr. Chesley earned an MBA from Duke University’s Fuqua School of Management and a Bachelor of Science degree from Brigham Young University.

Steven E. Creviston has served as Senior Vice President and President of Connectivity & Sensors since July 2022, prior to which he served as Corporate Vice President and President of Mobile Products since January 2015. Mr. Creviston served as Corporate Vice President and President of Cellular Products Group, or CPG, for RFMD, one of Qorvo’s predecessor entities from August 2007 to January 2015. From May 2002 to August 2007, he served as Corporate Vice President of CPG, which was known as Wireless Products until 2004, for RFMD. Prior to 2002, he held various positions of increasing responsibilities at RFMD. Mr. Creviston has served as a director of LightPath Technologies, Inc., a publicly traded designer, developer, manufacturer and distributor of optical components and assemblies, since March 2021.

Paul J. Fego has served as Senior Vice President and President of Global Operations since July 2022, prior to which he served as Corporate Vice President of Global Operations since July 2018. From January 2005 through August 2017, he served as Vice President and Manager, Worldwide Manufacturing Technology & Manufacturing Group of Texas Instruments, a leading global semiconductor and technology company, where he managed all of its wafer fabrication, assembly and test operations in nine countries. Previously, Mr. Fego served in several positions of increasing responsibility at Photronics, Inc., a global leader in photomask solutions for companies that manufacture semiconductors, flat panel displays and other electronic components, most recently as President and Chief Operating Officer from March 2002 to January 2005. Prior to joining Photronics to become its Chief

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Operating Officer in 1996, Mr. Fego served as Operations Director at ST Microelectronics Inc. from September 1989 to November 1996. Prior to joining ST Microelectronics, Mr. Fego served in various positions with Texas Instruments from 1980 to 1989.

Gina B. Harrison has served as Vice President and Corporate Controller since November 2015. She is a certified public accountant with over 30 years of progressive leadership experience in corporate and public accounting. She joined RFMD one of Qorvo’s predecessor entities, in 2000 and held roles of increasing responsibility in financial reporting through March 2005. She served as RFMD’s Director of Financial Reporting and Sarbanes-Oxley Compliance from April 2005 to December 2014 and served in that same role at Qorvo from January 2015 to October 2015. Prior to joining RFMD, Ms. Harrison held financial and accounting positions at Sara Lee Hosiery from 1992 to 2000 and at Price Waterhouse from 1990 to 1992.

Frank P. Stewart has served as Senior Vice President and President of Advanced Cellular since July 2022. He is responsible for Advanced Cellular product marketing, R&D, design centers, pricing, sales and specialized sales support. Mr. Stewart was previously general manager of the RF Solutions Business Unit within Qorvo’s Mobile Products. Prior to the merger to form Qorvo in January 2015, Mr. Stewart was director of Marketing for Cellular Products and prior to this was senior Product Line manager for GPS Products at RFMD, one of Qorvo’s predecessor entities. Mr. Stewart joined RFMD in 2001 and served as RFMD’s account manager for the Nokia Product Line, and previously as manager of Strategic Marketing. He earned a BSEE from Grove City College and an MBA from Duke University’s Fuqua School of Management.

 2025 Proxy Statement 23

Proposal 2 – Approval of the Compensation of our Named Executive Officers

PROPOSAL 2 – APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement that follows pursuant to Item 402 of Regulation S-K. This proposal, commonly known as a “say-on-pay” proposal, which is being provided pursuant to Section 14A of the Securities Exchange Act, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole.

The vote on Proposal 2 is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement. The Company is providing this vote as required pursuant to Section 14A of the Exchange Act. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when setting executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided within the “Compensation Discussion and Analysis” section of this proxy statement demonstrates that our executive compensation program is appropriately designed in order to align management’s interests with those of our stockholders’ in order to support long-term value creation.

Accordingly, we are asking our stockholders to support our executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides information with respect to the following persons who, pursuant to SEC rules, constitute our Named Executive Officers, or NEOs for fiscal 2025:

●	Robert A. Bruggeworth, President and Chief Executive Officer (“CEO”)

●	Grant A. Brown, Senior Vice President and Chief Financial Officer (“CFO”)

●	Steven E. Creviston, Senior Vice President and President of Connectivity & Sensors

●	Philip J. Chesley, Senior Vice President and President of High Performance Analog

●	Paul J. Fego, Senior Vice President of Global Operations

This Compensation Discussion and Analysis highlights the key components and structure of the compensation paid to our NEOs and discusses the objectives and philosophy underlying our compensation program.

Fiscal 2025 Financial Performance Highlights

●

Gross margin for fiscal 2025 was 41.3%, compared to 39.5% in fiscal 2024, driven by improved factory utilization and favorable business mix, while average selling-price erosion negatively impacted gross margin. Charges related to a long-term capacity reservation agreement negatively impacted gross margin by 1.0% in fiscal 2024.

●	Operating income was $95.5 million in fiscal 2025, compared to $91.7 million in fiscal 2024.

●	Net income per diluted share was $0.58 for fiscal 2025, compared to net loss per share of $0.72 for fiscal 2024.

●	Operating activities in fiscal 2025 generated cash of $622.2 million, compared to $833.2 million in fiscal 2024.

Fiscal 2025 Executive Compensation Highlights

Base Salary

Base salaries for our NEOs were increased approximately four percent, on average, from fiscal 2025. These adjustments reflected the Compensation Committee’s consideration of competitive market data as well as the individual performance and the roles and responsibilities of each NEO.

Short-Term Incentive Awards

Our NEOs were able to earn short-term incentive awards based on our level of achievement of revenue and non-GAAP operating income goals, as described below, during two six-month performance periods during the fiscal year. As a result of our financial performance in the first half and second half of fiscal 2025, as described under “Fiscal 2025 Short-Term Incentive Award Opportunities,” the NEOs received short-term incentive awards in amounts equal to approximately 108.1% and 40.4%, respectively, of their target short-term incentive award opportunities (determined as a percentage of their base salary paid during the applicable six-month performance period).

Long-Term Equity-Based Incentive Awards

Our Compensation Committee reviewed the Company’s compensation plans in the context of market practices, our compensation philosophy and with input from our compensation consultant, Compensia. Following that review, the Compensation Committee determined to incorporate a new component into its long-term equity-based awards for fiscal 2025 in the form of PBRSUs that are earned based on the achievement of non-GAAP gross margin targets and comprise 25% of the overall target grant date value of the fiscal 2025 PBRSUs (“Gross margin PBRSUs”). The new Gross margin PBRSUs are eligible to be earned over three one-year performance periods, with the performance targets for each performance period established at the grant date. These changes were approved to provide a longer-term performance target for which our NEOs can be evaluated on and one that the Compensation Committee identified as an important driver of long-term shareholder value creation. For additional information regarding these awards, please see the discussion under “Compensation Elements – Performance-Based Restricted Stock Unit Awards” below.

For the PBRSUs granted in 2024 for which payout is based on the achievement of specific corporate performance objectives (“Objectives-based PBRSUs”), the Compensation Committee determined, with assistance from a detailed independent internal

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Executive Compensation

audit, whether each of the pre-established Company performance objectives were fully, partially or not achieved, based on measurable performance at the time of the Committee’s assessment. Based on this assessment, in May 2025, the Committee determined that performance on the fiscal 2025 performance objectives was achieved at 173% for the concluded performance periods of the maximum 200% which could have been earned. 13% of the performance objectives not yet earned remain eligible to be achieved during the performance period ending no later than June 2025.

For the Gross margin PBRSUs granted in fiscal 2025 for which payout is based on the achievement of the non-GAAP gross margin targets (as described below) for fiscal year 2025, the Compensation Committee determined, with assistance from a detailed independent internal audit, that the fiscal 2025 non-GAAP gross margin objectives were achieved at 113.3% of target performance.

Executive Compensation Program

Executive Compensation Program Objectives and Philosophy

The objectives of Qorvo’s executive compensation program include supporting our ability to recruit and retain qualified management, motivating our executive officers and other employees, and creating a strong alignment between the financial interests of our executive officers and our stockholders. We believe the competition in our industry for qualified executives, including our NEOs, is extremely strong. To attract and retain highly qualified employees, we must maintain an overall compensation package that is competitive with the compensation offered by the companies in our peer group and other competitors within our industry. Our independent compensation consultant, Compensia, advises the Compensation Committee with respect to the compensation package paid to our NEOs.

The Compensation Committee bases short-term incentive awards and long-term performance-based equity awards on the achievement of corporate financial and operational goals established by the Committee. While this structure places emphasis on the performance of the executive management team as a group and overall Company performance, the operational goals established are often assigned to specific members of management. The Compensation Committee considers these operational goals and other factors in evaluating individual performance in its compensation decisions.

We also believe that substantial equity ownership provides important medium-term and long-term incentives and encourages our NEOs to take actions favorable to the long-term interests of Qorvo and our stockholders. Accordingly, long-term equity-based incentive compensation makes up a significant portion of the overall target total direct compensation of our NEOs. Additionally, our NEOs and other executive officers are required to own shares of our common stock in accordance with our stock ownership guidelines, as described in more detail under “Compensation Decision-Making Processes – Stock Ownership Guidelines” below.

Executive Compensation Program — Governance

Our executive compensation program incorporates strong governance practices that support sound risk management. The table below highlights key governance practices in our executive compensation program:

	Practices We Employ		Practices We Do Not Employ

✓	Majority of NEO compensation tied to long-term performance.	×	We prohibit any hedging or pledging of our securities by our directors, executive officers and other employees.

✓	We have established robust stock ownership guidelines for our directors and our Section 16 officers.	×	No guaranteed bonuses or incentive payouts for our executive officers.

✓	CEO compensation reflects both qualitative and quantitative factors and is reviewed and approved by our independent directors.	×	We prohibit the backdating or spring-loading of equity awards.

✓	Change-in-control agreements with “double trigger” acceleration of equity awards following a change in control.	×	We prohibit the repricing of equity awards, including stock options and stock appreciation rights, without stockholder approval.

✓	We impose “clawback” restrictions in our senior officer equity awards and have also adopted a Compensation Recoupment Policy in accordance with SEC and Nasdaq rules that, when triggered, requires reimbursement of certain compensation received by our NEOs.	×	We do not provide excessive perquisites, such as personal club memberships or automobile allowances.

✓	Engagement of an independent compensation consultant.	×	No excessive risk taking in incentive plan design.

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Executive Compensation

Fiscal 2025 Executive Compensation Program Design

The key components of compensation received by our NEOs are described below:

Base salary	Base salary accounts for approximately 8% and 16% of the target total direct compensation for our CEO and our NEOs (on average), respectively, and is designed to reflect the scope of an NEOs leadership responsibilities, experience and skills, while considering the market competitiveness for such services.
Short-term incentive awards

Short-term incentive award opportunities account for approximately 12% and 15% of the target total direct compensation for our CEO and our NEOs (on average), respectively. Short-term incentive award opportunities are based on corporate performance relative to financial goals established by the Compensation Committee on a semi- annual basis and may be paid, at the Committee’s discretion, in cash or in equity.

Long-term equity-based incentive awards	Long-term equity-based incentive award opportunities accounted for approximately 80% and 68% of the target total direct compensation for our CEO and our NEOs (on average), respectively. Our long-term equity-based incentive awards consist of the following elements:
Performance-based RSU awards

PBRSUs are granted in May of each fiscal year and generally account for approximately 60% of the target total equity compensation of our NEOs. Beginning in fiscal year 2025, our PBRSUs consist of two components:

1) Objectives-based PBRSUs. Approximately 75% of our PBRSUs were awarded as Objectives-based PBRSUs that are earned based on the achievement of annual business goals approved by the Compensation Committee that drive long-term stockholder value. To support retention and reinforce long-term performance objectives, half of the award vests upon certification of achievement by the Committee, and the remaining 50% vests in equal annual installments over each of the following two years. These awards comprise 75% overall target value of the of the PBRSUs.

2) Gross margin PBRSUs. This component of our long-term equity-based incentive awards was introduced in fiscal year 2025 and links a portion of our Performance-based RSU awards to achievement of non-GAAP gross margin performance targets established by the Compensation Committee over three, one-year performance periods. These awards comprise approximately 25% of the overall target grant date value of the Performance-based RSU awards.

Service-based RSU awards	Service-based RSUs are granted in August of each fiscal year and generally account for 40% of the target total equity compensation of our NEOs. These awards provide important retention and medium-term and long-term incentives for our NEOs as they vest over a four-year period.

Other Employee Benefits	NEOs are eligible to participate in the following: health & disability insurance, executive physicals, 401(k) plan, employee stock purchase plan & nonqualified deferred compensation plan.

The following charts show the components of our NEOs’ average target total direct compensation mix and average target long-term equity-based incentive awards for fiscal 2025:

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Executive Compensation

The compensation packages of our CEO and our other NEOs are closely aligned with performance. A substantial majority of the target total direct compensation mix is at-risk and performance-based, with 60% of our CEO’s and 56% of our other NEOs’ target total direct compensation being tied to performance, as illustrated below:

The Compensation Committee believes that Qorvo’s executive compensation program provides a strong foundation for achieving the Company’s intended objectives, while seeking increased value for our stockholders. Our compensation philosophy emphasizes team effort, which we believe fosters quick adjustment and adaptation to the rapidly changing market conditions we routinely face in our industry. The focus on company, rather than individual, performance measures in our incentive compensation programs not only helps us achieve our short-term and long-term goals, but also further aligns the interests of our executive officers with those of the Company and our stockholders. The Compensation Committee considers comparative industry data and other factors to establish each NEO’s base salary, short-term incentive award opportunities and long-term equity-based incentive award opportunities.

Fiscal 2024 Say-on-Pay Vote

At Qorvo’s 2024 annual meeting, our stockholders approved an advisory vote on the compensation of our NEOs for fiscal 2024 with 94.2% of the votes cast in favor of the advisory proposal. The Compensation Committee considered the results of these votes and the strong approval level expressed by our stockholders in reviewing the elements and objectives of our executive compensation program, including the introduction for fiscal 2025 of Gross margin PBRSUs. As a result, the Compensation Committee made no further material changes to our executive compensation program for fiscal 2025.

Compensation Decision-Making Processes

Role of the Compensation Committee

The Compensation Committee is appointed by the Board to exercise the Board’s authority in setting the compensation of our officers (including our NEOs), to make recommendations to the Board regarding compensation of our non-employee directors and to administer our incentive compensation plans. The Committee holds several regularly scheduled meetings each year, in addition to special meetings as needed to fulfill its obligations. Meeting agendas are established by the Chair of the Compensation Committee after consultation with our Chief Human Resources Officer, other members of the Committee and our CEO.

Role of the Compensation Consultant

The Compensation Committee has retained the independent compensation consulting firm, Compensia, to assist it with executive, equity and non-employee director compensation matters. The Committee selected Compensia based primarily on its principals’ depth of experience in the technology industry and its prior performance as the Committee’s compensation consultant. The Committee worked with Compensia to help develop compensation practices appropriate for our industry. Compensia supported the Committee in reviewing and finalizing the fiscal 2025 compensation of our NEOs, including establishing the Company’s executive compensation performance metrics for fiscal 2025. In addition, Compensia also provided an analysis of non-employee director compensation and provided input on executive officer base salary and our short-term and long-term incentive plans. Compensia’s recommendations to the Committee generally included suggested ranges for compensation or descriptions of policies that Compensia currently considers best practices in

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Executive Compensation

our industry. The Committee also worked with Compensia in updating the components of our long-term performance-based awards for fiscal 2025, including the design and incorporation of the Gross margin PBRSUs.

During fiscal 2025, Compensia worked only for the Compensation Committee and performed no additional services for Qorvo or any of our NEOs. The Committee approved the engagement of Compensia, including the scope of work to be performed and the proposed budget. During fiscal 2025, neither the Committee nor our management used the services of any other compensation consultant other than Compensia. All the work performed by Compensia is performed at the direction of the Committee. In connection with its engagement of Compensia, the Committee considered the factors set forth in the listing standards of Nasdaq and the relevant SEC rules on advisor independence and determined that Compensia was independent and that its engagement did not present any conflicts of interest.

Role of Executives in Establishing Compensation

During fiscal 2025, our CEO, our Chief Human Resources Officer, certain members of executive management, Compensia and the Compensation Committee met numerous times regarding compensation considerations. Each of these parties are encouraged to propose ideas or matters for the Committee to consider and evaluate with respect to our compensation structure and philosophy.

The Compensation Committee, following consultation with Compensia, establishes the annual base salary, short-term incentive award opportunities and long-term equity-based incentive award opportunities for Mr. Bruggeworth, our CEO. Mr. Bruggeworth recommends to the Compensation Committee the annual base salary, short-term incentive award opportunities and long-term equity-based incentive award opportunities for the other members of the executive leadership team, including the other NEOs, for the Compensation Committee’s review, modification, and approval.

To assist the Compensation Committee in overseeing compensation practices, the Compensation Committee periodically requests that personnel from the human resources, finance and legal departments present information on compensation-related topics. Therefore, certain members of the executive management team or other employees attended portions of some Committee meetings during fiscal 2025 to fulfill these requests. Our CEO attended all of the Compensation Committee’s meetings during fiscal 2025 but did not attend any portion of any meeting where his own compensation was being determined. The Committee held a portion of certain meetings during fiscal 2025 in executive session with only Compensation Committee members and, in some cases, Compensation Committee advisors present.

Use of Industry Comparative Data

We operate in a highly competitive industry in which retention of qualified personnel is a critical factor in operating a successful business. As such, we try to understand as much as possible about the total compensation levels and practices at other companies in our industry. In consultation with Compensia, our CEO and our Chief Human Resources Officer, the Compensation Committee develops a peer group of companies to better understand the competitive market for executive talent that it reviews at least annually and, when appropriate, adjusts periodically. The Committee made small changes to the peer group from fiscal 2024, removing two companies that were well above the target ranges for revenue and market capitalization, and adding three companies that were comparable to the remainder of our peers based on median revenue, market capitalization and better reflected our Company’s operations. The companies included in this peer group generally have revenue ranging from one-half to two times our annual revenue, market capitalizations ranging from one-third to three times our market capitalization and are in the semiconductor, semiconductor equipment, electrical equipment and instrument, and communications equipment business sectors. The peer group is constructed such that the median revenue and market capitalization are at or close to our financial profile. At the time the peer group was determined, Qorvo was at the 28th percentile of revenue and the 40th percentile of market capitalization of these companies.

The peer group used in fiscal 2025 consisted of the following companies:

● Advanced Energy Industries, Inc. (AEIS) ● Allegro MicroSystems, Inc. (ALGM) ● Ciena Corporation (CIEN) ● Cirrus Logic, Inc. (CRUS) ● Coherent Corp. (COHR) ● Diodes Incorporated (DIOD)	● Entegris, Inc. (ENTG) ● Keysight Technologies, Inc. (KEYS) ● Marvell Technology, Inc. (MRVL) ● Microchip Technology Inc. (MCHP) ● MKS Instruments, Inc. (MKSI) ● ON Semiconductor Corp. (ON)	● Seagate Technology Holdings plc (STX) ● Skyworks Solutions, Inc. (SWKS) ● Teradyne, Inc. (TER) ● Trimble, Inc. (TRMB) ● Zebra Technologies Corporation (ZBRA)

The Compensation Committee utilizes peer group data to help establish base salaries and target short-term incentive award opportunities for each NEO. When reviewing peer group data in setting compensation, the Compensation Committee also considers each NEO’s performance, level of responsibility in comparison to the other NEOs, and internal equity and other considerations and adjusts compensation as it deems appropriate.

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Executive Compensation

Other Equity Award Grant Practices

We also employ the following practices with respect to equity awards:

●

As part of the Compensation Committee’s regular process for determining whether performance-based compensation goals have been met, our Internal Audit Department reviews our performance against the applicable metrics for short-term incentive award opportunities and long-term performance-based equity compensation, confirms the level of achievement of the applicable metrics and issues a report to the Compensation Committee certifying the applicable calculations.

●

To encourage our executive officers to maintain a longer-term perspective of the Company’s business as they approach retirement, subject to certain conditions referenced below, both PBRSUs and Service-based RSUs will remain outstanding and capable of being earned and/or vest in accordance with their terms following an executive officer’s termination of employment unless such employment is terminated for cause, in which case any unearned or unvested portion of the award will be forfeited. Continuation of the award is conditioned on the departing executive officer’s agreement to refrain from working for another company during the remaining vesting period and compliance with specified non-disclosure, confidentiality and other covenants. If the individual fails to satisfy these obligations, the remaining unearned or unvested portion of the award will be forfeited and any underlying shares of common stock that were earned and vested following termination and any gain from the sale of such shares will be subject to recoupment, or “clawback.”

●

In order to support the surviving family of an executive officer in the event of his or her death, both performance-based and service-based long-term equity awards will be treated as earned (at target levels, if applicable) and fully vested in the event of the death of the executive officer prior to the end of the applicable performance or vesting period. In the event of the death of the executive officer on or after the end of a performance period, long-term performance-based equity awards will be eligible to be fully earned, based on actual performance and the extent to which performance goals are met, with such earned awards being deemed fully vested as of the date of termination.

●	We generally grant Service-based RSUs and PBRSUs annually to eligible executives. We prohibit the backdating or spring-loading of equity awards.

●	We prohibit the repricing of stock options or stock appreciation rights without stockholder approval.

●

We account for stock-based payments, including grants under each of our equity compensation programs, in accordance with the requirements of FASB ASC Topic 718. Our equity award accounting complies with GAAP in the United States and is transparently disclosed in our SEC filings.

The Committee also has responsibilities with respect to our compensation policies and practices, which are set forth in its charter and described in more detail under “Corporate Governance – Committees and Meetings – Compensation Committee,” above.

Compensation Elements

Compensation arrangements for our NEOs under our fiscal 2025 executive compensation program are composed of the following elements: (1) base salary; (2) performance-based short-term incentive awards; and (3) equity incentive awards in the form of PBRSUs and Service-based RSUs. We also provide our NEOs other compensation and employee benefits generally available to our eligible employees, such as health insurance, group life and disability insurance and participation in our 401(k) plan, our nonqualified deferred compensation plan and our employee stock purchase plan, or ESPP. We believe our overall and individual incentive award grant practices contain performance-based elements that are designed to reward performance and support our strategic objectives.

30   2025 Proxy Statement

Executive Compensation

Base Salaries

The Committee reviews base salaries with our compensation consultant and establishes individual base salaries for our NEOs annually. In determining individual base salaries, the Committee considers peer group data, overall responsibilities and anticipated performance, past accomplishments and performance, labor market conditions, our overall annual budget guidelines for merit and performance increases, and advice from our compensation consultant based on market practices. The base salaries for our NEOs are as shown in the table below:

	Base Salary
Name	2025 (1)	2024	% change

Robert A. Bruggeworth	$1,035,248	$995,431	4.0%

Grant A. Brown	$635,250	$605,000	5.0%

Philip J. Chesley	$518,032	$498,108	4.0%

Steven E. Creviston	$600,760	$583,262	3.0%

Paul J. Fego	$538,463	$517,753	4.0%

(1)	Effective on the first day of fiscal 2025 (March 31, 2024).

Fiscal 2025 Short-Term Incentive Award Opportunities

A significant portion of each NEO’s annual target total direct compensation is designed to be at-risk and linked to our operating performance. Short-term incentives for our NEOs are awarded pursuant to our short-term incentive program only when earned and are not guaranteed.

The target short-term incentive award opportunity for each NEO is expressed as a percentage of the base salary that is paid during the applicable performance period. The short-term incentive program is structured so that as an NEO’s responsibility at Qorvo increases, the target short-term incentive award opportunity as a percentage of base salary will also increase. The short-term incentive award opportunities reflect the Compensation Committee’s view that Mr. Bruggeworth, as our CEO, bears overall management responsibility for Qorvo, while our other NEOs have more narrow responsibilities tied to a particular business unit or function. In March 2024, the Committee approved a target short-term incentive award opportunity for fiscal 2025 for Mr. Bruggeworth at 160% of his base salary, and for each of Messrs. Brown, Chesley, Creviston, and Fego at 90% of their respective base salary (each unchanged from fiscal 2024).

For fiscal 2025, the short-term incentive award opportunities were based on two separate six-month financial performance periods. The metrics used to measure performance were (1) revenue and (2) non-GAAP operating income. The Compensation Committee chose these metrics because it believes that these are important factors driving stockholder value.

For purposes of the fiscal 2025 short-term incentive awards, “non-GAAP operating income” was calculated by excluding stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, gain or loss on disposal of business and assets, goodwill impairments, start-up costs, restructuring related charges, net adjustments associated with a long-term capacity reservation agreement and certain other expenses or income.

The revenue and non-GAAP operating income metrics had pre-established threshold, target and maximum levels, and each constituted 50% of the total short-term incentive award opportunity during each six-month performance period. Each NEO had the opportunity to earn a short-term incentive award in an amount between 30% and 200% of the target short-term incentive award opportunity, depending on our actual level of revenue and non-GAAP operating income during the performance period. No minimum bonus was guaranteed. Our short-term incentive compensation targets are intended to reward actual performance measured against our Board-approved operating plan.

 2025 Proxy Statement 31

Executive Compensation

The short-term incentive award earned for each metric was determined on a linear basis for performance between the threshold and maximum levels for such metric. For the first six months of fiscal 2025, the target levels for revenue and non-GAAP operating income approximated the corresponding amounts in our annual operating plan as approved by the Board. As a result of our performance in the first six months of fiscal 2025, our NEOs earned short-term incentive awards equal to 108.1% of their target short-term incentive award opportunity for this semi-annual performance period. The following table sets forth the short-term incentive metrics and the results achieved for the first six-month performance period:

First Half of Fiscal 2025 Short-Term Incentive Components, Performance Range and Results Achieved

Performance Metric	Threshold (30% Payout)	Target (100% Payout)	Max (200% Payout)	Achieved Results	Short Term % Achieved	Weighting	Payout % Factor

Revenue	$1,593.3M	$1,874.4M	$2,155.6M	$1,933.2M	120.9%	50%	60.5%

Non-GAAP Operating Income	$221.2M	$316.0M	$410.7M	$309.6M	95.3%	50%	47.6%

							108.1%

We set our short-term incentive award targets for the second half of fiscal 2025 based on our forecast for that period provided in October 2024, as approved by the Board. Based on our performance in the second six months of fiscal 2025, our NEOs earned short-term incentive awards equal to 40.4% of their target short-term incentive award opportunity for this semi-annual performance period. The following table sets forth the short-term incentive metrics and the results achieved for the second six-month performance period:

Second Half of Fiscal 2025 Short-Term Incentive Components, Performance Range and Results Achieved

Performance Metric	Threshold (30% Payout)	Target (100% Payout)	Max (200% Payout)	Achieved Results	Short Term % Achieved	Weighting	Payout % Factor

Revenue	$1,856.3M	$2,183.8M	$2,511.4M	$1,785.8M	0%	50%	0%

Non-GAAP Operating Income	$250.4M	$357.7M	$465.0M	$328.3M	80.8%	50%	40.4%

							40.4%

Fiscal 2025 Long-Term Equity-Based Incentives

For fiscal 2025, the Compensation Committee granted a mix of PBRSUs and Service-based RSUs to our executive officers, including our NEOs. The amount of each award was determined by the Committee upon consideration of (1) peer group data, (2) each executive officer’s base salary, short-term incentive award opportunities and PBRSU opportunities, (3) overall responsibilities and anticipated performance required for the upcoming fiscal year, (4) past accomplishments and performance and (5) internal equity and other considerations.

PBRSUs are eligible to be earned based on the achievement of (i) certain pre-established Company performance objectives and (ii) certain non-GAAP gross margin performance targets established by the Compensation Committee. No minimum level of equity award was guaranteed, and the Compensation Committee did not alter the objectives based on market or performance conditions. PBRSUs are designed so that approximately 60% of the total target value of each NEO’s annual long-term equity-based incentive opportunity is linked to project milestones or key initiatives that the Compensation Committee believed had a strong potential to impact long-term stockholder value creation. Service-based RSUs generally approximate 40% of the total target value of all annual long-term equity-based incentive opportunities.

Performance-Based Restricted Stock Unit Awards

As discussed above, in fiscal 2025, our PBRSU awards consisted of two components: (1) Objectives-based PBRSUs, where the payout is based on the achievement of Company performance objectives established by the Compensation Committee, and (2) Gross margin PBRSUs, where the payout is linked to achievement of non-GAAP gross margin targets established in advance by the Compensation Committee.

32   2025 Proxy Statement

Executive Compensation

The Objectives-based PBRSUs are eligible to be earned based on our actual performance as measured against performance objectives approved by the Compensation Committee at the beginning of the applicable performance period. The number of PBRSUs earned is determined based on the achievement of the objectives and the specific payout percentage that was assigned to each of those objectives. Depending on the achievement of the objectives, each NEO could earn up to 200% of the target number of Objectives-based PBRSUs.

Our fiscal 2025 long-term Objectives-based PBRSUs were linked to achievement during the year of key Company projects or initiatives that the Compensation Committee believed had a strong potential to impact long-term stockholder value creation. The use of one-year periods for these performance awards is important in establishing specific, measurable goals to incentivize our NEOs in a manner that aligns with the Company’s long-term objectives. We believe the Objectives-based PBRSUs provide appropriate long-term incentives for our NEOs, advance our achievement of long-term financial and operational goals and help support our continued performance as an industry leader. These goals were Company-based, and the performance achieved applied to the executive management team as a group.

For fiscal 2025, there were ten categories of performance goals, each with sub-goals that allow for partial achievement, which are tied to the Objectives-based PBRSUs granted to our NEOs. Goals are proposed by our senior leadership team and approved by our Compensation Committee following an internal review of strategic and financial priorities deemed critical to support long-term stockholder value creation. Each goal incorporates specific, measurable milestones for the evaluation of achievement during the performance period. At each quarterly meeting of our Compensation Committee, our CEO provides an assessment of our progress against goals. The Committee believes that one of the most important benefits to Qorvo from the use of the Objectives-based PBRSUs is the focused emphasis by all participating employees on attaining the objectives as a team.

In determining the level of performance required to satisfy the performance objectives, the Compensation Committee believes that the performance goals should be challenging enough to motivate achievements and further the strategic goals of the Company. The Committee believes that earning any awards equal to or greater than the target level of 100% should be difficult, but still possible, to achieve. Several of the goals set forth below have quantified numerical or specified design targets that must be achieved in order for the award to be earned by our NEOs. Examples include specific water and waste reduction targets and quantifiable energy savings during the fiscal year; specific target market share achievements for certain products and customers; and measurable operating improvements for certain technology. In assigning a weight to any performance objective, the Committee believes that the amount of weighting reflected in any award should be appropriate for the performance. No minimum level of award is guaranteed. In addition, the Committee believes it is inherently difficult to predict whether these performance objectives will be met. In determining whether an objective was achieved, the Compensation Committee reviewed an independent internal audit assessment of the level of achievement reached for each objective, and determined based on the assessment whether the goal was fully, partially or not achieved.

 2025 Proxy Statement 33

Executive Compensation

The following table describes the categories of performance objectives for the Objectives-based PBRSUs granted in fiscal 2025, along with the rationale, weighting, performance assessment and payout for each:

Description of Performance Objective (1)	Rationale for Selection of Objective	Weighting % (2)	Performance Assessment	Payout %

Reach specific quantifiable design win and revenue goals in new markets	Increase revenue, expand market demand for company products, and develop key technologies	20%	Achieved	20%

Exploration and deployment of AI tools to enhance organizational productivity	Enhance operational efficiencies and reduce costs	20%	Achieved	20%

Meet specific quantifiable design and R&D milestones in key technologies and/or products to increase performance capabilities	Increase revenues and develop key technologies	53%	Partial	46%

Utilizing machine learning to acheive measurable performance improvements of specific Company products	Enhance operational efficiencies and improve product performance	14%	Achieved	14%

Achieve specific measurable content design wins at key customers	Increase revenue, expand margins, address customer requirements and develop key technologies	59%	Partial (3)	39%

Meet specific percentage reductions in waste and emissions and achieve quantifiable reductions in water usage and energy consumption	Drive sustainability and reduce operational impact on environment	13%	Achieved	13%

Achieve measurable productivity improvements in specific teams and facilities	Enhance operational efficiencies and shorten delivery cycle times	21%	Achieved	21%

	Total for Concluded Performance Periods:	187% (3)		173%

(1)	Several of the objectives contained related sub-objectives that carried separate weightings and could be individually met.

(2)	Weightings are assigned based on the perceived strategic importance of each objective.

(3)

The performance for each goal was to be achieved no later than our fiscal year ended March 29, 2025, except for designated objectives/sub-objectives representing 13% of the target Objectives-based PBRSUs that had performance periods ending between fiscal year end and June 30, 2025, which may still be earned. Factoring for those remaining performance objectives, the total weight for the performance goals measured by the Committee was 187%.

34   2025 Proxy Statement

Executive Compensation

Based on our actual performance against the pre-established performance objectives that the Compensation Committee was able to measure at the time of its assessment, our NEOs earned 173% for the concluded performance periods of the maximum 200% which could have been earned, as shown in the following table:

Name	Target Number of Objectives- based PBRSUs Granted	Maximum Number of Objectives- based PBRSUs Eligible to be Earned (200%)	Number of Objectives- based PBRUSs Earned (1)

Robert A. Bruggeworth	49,066	98,132	84,884

Grant A. Brown	13,175	26,350	22,792

Philip J. Chesley	9,086	18,172	15,718

Steven E. Creviston	10,449	20,898	18,076

Paul J. Fego	11,812	23,624	20,434

(1)

Due to rounding, the actual number of PBRSUs earned may vary slightly from the calculated payout multiplied by the target number of PBRSUs. The number of PBRSUs earned by our NEOs listed above vest in the following manner: 50% vest upon certification of the level of achievement of the awards, and the remaining 50% vest in equal annual installments over each of the following two years.

NEOs were also granted Gross margin PBRSUs in fiscal 2025. These awards pay out based on the achievement of certain non-GAAP gross margin performance objectives established in advance by the Compensation Committee over three, one-year performance periods. By providing a three-year horizon for non-GAAP gross margin targets, Company management is provided clear expectations and long-term incentives to improve performance.

For Gross margin PBRSUs awarded in fiscal 2025, the Compensation Committee set non-GAAP gross margin targets for fiscal 2025, fiscal 2026 and fiscal 2027. Performance is then measured for each year individually and, if earned, awards vest after each year is completed and the performance results have been certified by the Compensation Committee. One-third of the shares subject to the award shall be eligible to be earned with respect to each annual performance period. Based on the non-GAAP gross margin performance achieved, each NEO may earn up to 200% of the target.

For purposes of the fiscal 2025 Gross margin PBRSUs, “non-GAAP gross margin” was calculated excluding amortization of intangible assets, stock-based compensation expense, restructuring-related charges, acquisition and integration-related costs, and certain other expenses (income). The Committee believes that non-GAAP gross margin is an important financial measure for the Company in assessing corporate profitability and is often used by investors and analysts to assess business performance. By providing a three-year horizon for non-GAAP gross margin targets, Company management has clear expectations and long-term incentives to improve performance.

The following shows the non-GAAP gross margin metrics established by the Compensation Committee for fiscal 2025 and the performance levels achieved by the Company:

FY 2025	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Payout %

Non-GAAP Gross Margin	43.5%	45.0%	46.5%	45.2%	113.3%

 2025 Proxy Statement 35

Executive Compensation

Based on our actual performance against the pre-established non-GAAP gross margin performance objectives, the Compensation Committee approved a 113.3% payout based on the Company’s non-GAAP gross margin for fiscal 2025. The number of Gross margin PBRSUs awarded to each NEO is shown in the following table:

Name	Target Number of Gross Margin PBRSUs Granted	Maximum Number of Gross Margin PBRSUs Eligible to be Earned (200%)	Number of FY 2025 Gross Margin PBRSUs Earned (1)

Robert A. Bruggeworth	5,451	10,902	6,177

Grant A. Brown	1,464	2,928	1,659

Philip J. Chesley	1,009	2,018	1,143

Steven E. Creviston	1,161	2,322	1,315

Paul J. Fego	1,312	2,624	1,486

(1)	Due to rounding, the actual number of RSUs earned may vary slightly from the calculated payout multiplied by the target number of RSUs.

Fiscal 2024 Objectives-based PBRSUs Earned in Fiscal 2025

As discussed in Qorvo’s 2024 Proxy Statement, one of our performance objectives for the Objectives-based PBRSUs granted for fiscal 2024 had a performance period that ended between our fiscal year end and September 30, 2024. Performance for this objective was not determined by the Compensation Committee prior to the filing of the 2024 Proxy Statement. Following the performance period, the Compensation Committee was able to assess the performance as follows:

Performance Objective	Rationale for Selection of Objective	Weighting %	Performance Assessment	Final Payout %

Achievement of measurable product development milestones (including validation and testing) designed for specific growth markets	Increase revenues, expand market opportunities and develop key technologies	10%	Achieved	10%

Based on our actual performance against the pre-established performance objectives that the Compensation Committee was able to measure, the NEOs named below earned the following number of RSUs for fiscal 2024 related to achievement of the above objectives (in addition to those previously disclosed in our 2024 Proxy Statement): Mr. Bruggeworth: 6,774, Mr. Brown: 1,676, Mr. Chesley:1,290, Mr. Creviston: 1,484. and Mr. Fego: 1,548.

Service-Based Restricted Stock Unit Awards

For fiscal 2025, the Compensation Committee granted Service-based RSUs to our executive officers. Service-based RSUs generally approximate 40% of the total target value of all annual long-term equity-based incentive opportunities. The Service-based RSUs vest over a four-year period, with 25% vesting on each anniversary of the grant date.

The following table sets forth the number of Service-based RSUs granted to each NEO, with additional detail regarding the awards set forth in the “2025 Grants of Plan-Based Awards Table.”

Name	Service- Based RSUs

Robert A. Bruggeworth	40,268

Grant A. Brown	10,813

Philip J. Chesley	7,457

Steven E. Creviston	8,576

Paul J. Fego	9,694

36   2025 Proxy Statement

Executive Compensation

Other Compensation Policies and Practices

Other Employee Benefits

Our NEOs are eligible to participate in the same employee benefit plans generally available to all our employees, including health insurance, group life and disability insurance, 401(k) and our ESPP. We also maintain a non-qualified deferred compensation plan under which eligible employees, including our NEOs, may elect to defer the receipt of a portion of their base salary and some of their short-term incentive compensation, to the extent paid in cash. None of our NEOs currently elect to defer compensation under this plan. We do not provide matching contributions under our deferred compensation plan, nor do we guarantee a minimum rate of return.

Perquisites

Our named executive officers are provided only limited perquisites or other personal benefits. During the last fiscal year, our Compensation Committee approved providing our executive leadership with access to an annual executive physical. In addition, when applicable, the Company also considers relocation assistance to certain executives in connection with business-related relocation. Last year, the Company paid for executive security services for our CEO for a limited period of time, which the Board of Directors considered necessary for his personal safety and security and not a personal benefit to our CEO, notwithstanding that related costs are reported in the Summary Compensation Table in accordance with SEC rules. Other than as described above, our named executive officers do not receive perquisites or other personal benefits.

Stock Ownership Guidelines

Under our Corporate Governance Guidelines, we have established stock ownership guidelines for our non-employee directors, CEO and other executive officers, which provide that within five years of first becoming a director or Section 16 officer, as applicable, they must own shares of our common stock with a specified value in the following amounts: for directors, 5x their annual cash retainers; for the CEO, 5x his or her base salary; and for other Section 16 officers, 1x their base salaries. Pursuant to our Corporate Governance Guidelines, only common stock, time-vested restricted stock, and time-vested restricted stock units owned directly by a director or Section 16 officer, held indirectly by a trust or owned by an immediate family member residing in the same household count toward the ownership requirements. The Compensation Committee believes these ownership requirements help ensure that our directors and officers have meaningful equity stakes that help align their economic interests with those of our stockholders.

Employment Agreement

Mr. Bruggeworth currently has an employment agreement with Qorvo. The terms of Mr. Bruggeworth’ s employment agreement are described in more detail below in the section entitled “Potential Payments upon Termination or Change-in-Control.”

Change in Control Agreements

We have entered into change-in-control agreements with each of our NEOs and certain other members of our executive management team. We entered into these arrangements to acknowledge the respective employee’s importance to us and our stockholders and to attempt to avoid the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate organizational changes. As more fully described in the section entitled “Potential Payments Upon Termination or Change-in-Control” below, these agreements entitle each of our NEOs to payments and benefits only if his or her employment is terminated without “cause,” or by him or her for “good reason,” within the two-year period following the change in control (which will include the 90 days prior to the date of the change in control in the case of a termination without cause). The Compensation Committee believes that this “double-trigger” structure provides an appropriate balance between the corporate objectives described above and the potential compensation payable upon a qualifying termination following a change of control.

Forfeiture and Clawback Provisions

In accordance with SEC rules and Nasdaq listing standards, in 2023 the Company adopted a compensation recoupment policy, or clawback policy, applicable to its executive officers covered by the policy. The clawback policy empowers the Company to recover certain incentive compensation erroneously awarded to such covered officers in the event of an accounting restatement.

In addition, the Compensation Committee can seek forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and require that a participant be subject to any compensation recovery policy, or similar policies that may apply to the participant or be imposed under applicable laws. Further, our senior officer equity award agreements impose “clawback” restrictions in the event of certain prohibited conduct, including violation of restrictive covenants following termination of employment and misconduct to the extent required under applicable law. Our employment agreement with Mr. Bruggeworth and our change in control agreements with our NEOs also provide forfeiture and clawback rights related to certain benefits in the event that the covered person engages in certain types of prohibited conduct.

 2025 Proxy Statement 37

Prohibition Against Hedging and Pledging
Our securities trading policy prohibits any hedging or pledging of our securities by directors or employees, including our executive officers. This includes engaging in any type of short sale or purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange traded funds) or engaging in any transaction that, in either case, hedges or offsets, or is designed to hedge or offset any risk of decrease in the market value of our common stock. Accordingly, none of our directors or executive officers has engaged in any hedging or pledging transactions with respect to our common stock.
Policies and Practices Regarding the Grant of Certain Equity Awards
Item 402(x) of Regulation
S-K
requires the Company to discuss its policies and practices on timing of awards of options in relation to the disclosure by the Company of material non-public
information. Equity awards are discretionary and are generally granted to our NEOs in May and August of each year. In certain circumstances, including the hiring, promotion or in connection with achievement of an exceptional performance of an officer, the Compensation Committee may approve grants at other times throughout the year. The Company does not currently grant stock options, stock appreciation rights, or similar option-like instruments. Eligible employees, including our NEOs, may voluntarily enroll in the ESPP and may purchase shares at a discount using payroll deductions accumulated during the applicable offering period. Purchase dates under the ESPP are generally the day preceding May 1 and November 1 each year. The Compensation Committee does not take material non-public
information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material non-public
information for the purpose of affecting the value of executive compensation.
Tax Considerations
Under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Committee believes that due to the continued importance to the Company and our stockholders of awarding compensation that is structured to properly incentivize our executive officers, it will continue to consider all relevant factors that attract, retain and reward talent. Therefore, the Committee believes it is in the best interest of the Company to maintain flexibility in awarding compensation, even if some portion of such compensation may not be tax deductible.
Conclusion
The Compensation Committee believes that Qorvo’s executive compensation program provides a balanced and stable foundation for rewarding our NEOs and providing them incentives to achieve corporate objectives that align with the interests of our stockholders. Based on our financial performance in fiscal 2025, our NEOs received short-term incentive awards at 108.1% of their fiscal 2025 target percentage of base salary paid in the first six months of fiscal 2025 and earned approximately 40.4% of their fiscal 2025 target percentage of base salary based on Company performance for the second six months of fiscal 2025. These incentive awards are based on operating performance by the Company for each of the six-month
peri
ods measured. For our Objectives-based PBRSUs, based on the performance objectives measurable at the time of the Compensation Committee’s assessment in May 2025, our NEOs earned their PBRSUs at 173% of the maximum 200% which could have been earned. The Compensation Committee also approved a payout of Gross margin PBRSUs to our NEOs at 113.3% of target, based on the Company’s non-GAAP gross margin for fiscal 2025.
Our executive compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast- changing market conditions. We believe that our combination of short-term incentive awards and long-term performance- and service-based RSUs helps us achieve our long-term goals and will continue to align the interests of our executive officers, including our NEOs, with those of Qorvo and our stockholders.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that accompanies this report with our management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form
10-K
for the year ended March 29, 2025.
The Compensation Committee
Walden C. Rhines (Chair)
Richard L. Clemmer
Alan S. Lowe
Susan L. Spradley

2025 Proxy Statement

Executive Compensation

Compensation of Executive Officers

Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal years ended March 29, 2025, March 30, 2024 and April 1, 2023. We use a 52- or 53-week fiscal year ending on the Saturday closest to March 31 of each year.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total Compensation ($)
Robert A. Bruggeworth President and Chief Executive Officer	2025	1,034,482	–		10,799,901	1,228,550	44,029	(5)	13,106,962
	2024	994,695	–		10,500,004	1,308,459	13,251		12,816,409
	2023	956,437	–		9,999,943	726,354	11,022		11,693,756
Grant A. Brown Senior Vice President and Chief Financial Officer	2025	634,668	–		2,900,031	423,940	14,126		3,972,765
	2024	603,942	–		2,599,987	446,988	260,612	(6)	3,911,529
	2023	451,344	219,231	(4)	2,550,000	150,774	12,972		3,384,321
Philip Chesley Senior Vice President and President of High Performance Analog)	2025	517,649	–		1,999,978	345,802	14,015		2,877,444
	2024	497,740	–		1,999,991	368,294	12,401		2,878,426
	2023	478,682	–		1,699,953	204,522	10,806		2,393,963
Steven E. Creviston Senior Vice President and President of Connectivity and Sensors	2025	600,423	–		2,299,998	401,130	13,988		3,315,539
	2024	582,831	–		2,300,087	431,256	12,547		3,326,721
	2023	560,414	–		2,300,001	239,400	10,878		3,110,693
Paul J. Fego Senior Vice President of Global Operations	2025	538,065	–		2,599,911	359,441	14,023		3,511,440
	2024	517,416	–		2,400,019	382,846	12,412		3,312,693
	2023	500,055	–		2,300,001	213,693	10,767		3,024,516

(1)

Represents the aggregate grant date fair value of PBRSUs and Service-based RSUs granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or ASC Topic 718, rather than an amount paid to or realized by the NEO, disregarding the estimate of forfeitures related to performance-based and service-based, as applicable, vesting conditions. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See “Stock-Based Compensation” in Note 15 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 29, 2025 (the “10-K”) for the assumptions used to calculate grant date fair value. The actual amounts, if any, ultimately realized may differ from the ASC Topic 718 grant date fair value amounts. See the “2025 Grants of Plan-Based Awards Table” below for information on grants awarded in fiscal 2025.

(2)	Represents amounts earned under our Short-Term Incentive Plan in the years referenced.

(3)	Represents company matching contributions to the accounts of the NEOs under our 401(k) plan, plus additional amounts as described in footnotes (4), (5) and (6) below.

(4)

Mr. Brown received $219,231 as additional cash payments due to his expanded responsibilities following his appointment to interim CFO in April 2022. Such payments were designed to provide increased total cash opportunities to Mr. Brown as interim CFO and were discontinued when he was named as CFO in August 2022.

(5)	The amount includes $29,000 for the cost of executive security services provided to Mr. Bruggeworth, which the Board considered as a necessary security measure, and not a personal benefit.

(6)

The amount includes $247,729 for relocation expenses at the Company’s request related to Mr. Brown’s move from Oregon to the Company headquarters in North Carolina, which includes $109,110 in tax gross-up payments made on behalf of Mr. Brown in connection with this relocation.

 2025 Proxy Statement 39

Executive Compensation

2025 Grants of Plan-Based Awards Table

The following table provides information on restricted stock unit awards and plan-based short-term incentive awards granted to each of our NEOs with respect to fiscal 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert A. Bruggeworth	N/A	496,919	1,656,397	3,312,794
	5/15/2024				1,308	65,421	130,842		6,479,950
	8/13/2024							40,268	4,319,951
Grant A. Brown	N/A	171,518	571,725	1,143,450
	5/15/2024				351	17,567	35,134		1,740,012
	8/13/2024							10,813	1,160,019
Philip Chesley	N/A	139,869	466,229	923,457
	5/15/2024				242	12,115	24,230		1,199,991
	8/13/2024							7,457	799,987
Steven E. Creviston	N/A	162,205	540,684	1,081,368
	5/15/2024				279	13,932	27,864		1,379,965
	8/13/2024							8,576	920,033
Paul J. Fego	N/A	145,385	484,617	969,233
	5/15/2024				315	15,749	31,498		1,559,939
	8/13/2024							9,694	1,039,972

(1)

Equity awards granted to the NEOs were made pursuant to our 2022 Stock Incentive Plan (the “2022 Plan”). See “Equity Compensation Plans” below for more information. The grant date above is determined in accordance with ASC Topic 718.

(2)

Each NEO participates in our Short-Term Incentive Plan. The short-term incentive award earned by each NEO is shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” Short-term incentive awards are earned based on attainment of Company operating performance goals based on two six-month performance periods. The short-term incentive opportunities available under the Short-Term Incentive Plan are described in greater detail under “Compensation Discussion and Analysis – Compensation Elements – Short-term Incentive Opportunities.”

(3)

Information in these columns reflect the PBRSUs granted in fiscal 2025. PBRSUs are earned, if at all, at the end of a specified performance period based on achievement of pre-established performance goals. In the event of termination of employment other than for cause, these PBRSUs granted to an NEO will continue to be capable of being earned and vest over the original vesting term as if the NEO had remained an employee of Qorvo subject to the NEO’s compliance with certain restrictive covenants and other conditions. For a detailed discussion of the PBRSUs, see “Compensation Discussion and Analysis – Compensation Elements – Performance-Based Restricted Stock Unit Awards,” above.

(4)

These Service-based RSU awards vest in increments of 25% per year over a period of four years. In the event of termination of employment other than for cause, the Service-based RSUs granted to an NEO generally will continue to vest over the original vesting term as if the NEO had remained an employee of Qorvo subject to the NEO’s compliance with certain restrictive covenants and other conditions. For a detailed discussion of the service- based RSU awards, see “Compensation Discussion and Analysis – Compensation Elements – Service-Based Restricted Stock Unit Awards.”

(5)

These amounts do not reflect compensation actually received by the NEO. Amounts presented represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 of our common stock awards granted during the fiscal year. See “Stock-Based Compensation” in Note 15 of the Notes to the Consolidated Financial Statements set forth in our Form 10-K for the assumptions used to calculate the grant date fair value of the awards. The actual amount of the stock award ultimately realized upon vesting may differ from the aggregate grant date fair value.

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Equity Compensation Plans

The discussion that follows describes the material terms of our principal equity compensation plans in which the NEOs participate. The material terms of Mr. Bruggeworth’s employment agreement and the change in control arrangements applicable to our NEOs are described under “Potential Payments Upon Termination or Change-in-Control” below.

2022 Stock Incentive Plan

The Company currently grants equity-based awards to eligible employees, directors and independent contractors under the 2022 Plan, which our stockholders approved on August 9, 2022. Under the 2022 Plan, the Company is permitted to grant awards, such as restricted stock units, restricted stock awards, performance shares, performance units, stock options, stock appreciation rights and phantom stock awards, to eligible participants. The maximum number of shares issuable under the 2022 Plan may not exceed 4,454,000 shares (subject to adjustment for anti-dilution purposes). As of March 29, 2025, approximately 1.66 million shares were available for issuance under the 2022 Plan. Awards under the 2022 Plan may be granted through August 14, 2032.

For a discussion of the fiscal 2025 grants of PBRSUs, which are capable of being earned based on objective performance goals, see “Compensation Discussion and Analysis – Compensation Elements – Performance-Based Restricted Stock Unit Awards.” For a discussion of the methodology with respect to the grants of Service-based RSUs, see “Compensation Discussion and Analysis – Compensation Elements – Service-Based Restricted Stock Unit Awards.” For a discussion of our NEOs’ equity award compensation in proportion to their total compensation, see “Compensation Discussion and Analysis – Executive Compensation Program – Fiscal 2025 Executive Compensation Program Design.”

2012 Stock Incentive Plan

Prior to adoption of the 2022 Plan, the Company’s principal stock incentive plan was the 2012 Plan. The 2012 Plan provided for the grant of equity awards to eligible employees, directors and independent contractors. The 2012 Plan was approved by RFMD’s stockholders on August 16, 2012. Under the 2012 Plan, the Company was permitted to grant equity-based awards such as restricted stock units, restricted stock awards, stock options, stock appreciation rights, performance shares and performance units. No further awards will be granted under the 2012 Plan.

2013 Incentive Plan

The Company assumed the TriQuint Semiconductor, Inc. 2013 Incentive Plan (the “2013 Incentive Plan”), originally adopted by TriQuint, allowing Qorvo to issue awards under this plan to eligible participants. The 2013 Incentive Plan provided for the grant of stock options, restricted stock units, stock appreciation rights and other stock or cash awards to employees, officers, directors, consultants, agents, advisors and independent contractors of TriQuint and its subsidiaries and affiliates. No further awards will be granted under the 2013 Incentive Plan.

Employee Stock Purchase Plan

The Company assumed the TriQuint Employee Stock Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. All regular full-time employees of the Company (including officers) and all other employees who meet the eligibility requirements of the plan may participate in the ESPP. The ESPP provides eligible employees an opportunity to acquire the Company’s common stock at 85% of the lower of the closing price per share of the Company’s common stock on the first or last day of each six-month purchase period. As of March 29, 2025, approximately 1.66 million shares were available for future issuance under this plan. The Company makes no cash contributions to the ESPP but bears the expenses of its administration.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares of our common stock covered by outstanding PBRSUs and RSUs held by our NEOs on March 29, 2025. No outstanding option awards are held by our NEOs.

			Stock Awards
Name	Grant Date (1)		Number of Shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Robert A. Bruggeworth	8/13/2024	(3)	40,268	2,879,162
	5/15/2024	(4)	51,328	3,669,952	14,093	1,007,650
	8/15/2023	(3)	30,527	2,182,681
	5/15/2023	(4)	42,670	3,050,905
	8/9/2022	(3)	18,792	1,343,628
	5/16/2022	(4)	17,858	1,276,847
	8/10/2021	(3)	3,951	282,497
Grant A. Brown	8/13/2024	(3)	10,813	773,130
	5/15/2024	(4)	13,782	985,413	3,785	270,628
	8/15/2023	(3)	7,559	540,469
	5/15/2023	(4)	10,568	755,612
	9/5/2022	(5)	11,094	793,221
	8/9/2022	(3)	846	60,489
	5/16/2022	(4)	364	26,026
	8/10/2021	(3)	233	16,660
Philip J. Chesley	8/13/2024	(3)	7,457	533,176
	5/15/2024	(4)	9,504	679,536	2,611	186,687
	8/15/2023	(3)	5,815	415,773
	5/15/2023	(4)	8,128	581,152
	8/9/2022	(3)	3,195	228,443
	5/16/2022	(4)	3,040	217,360
Steven E. Creviston	8/13/2024	(3)	8,576	613,184
	5/15/2024	(4)	10,930	781,495	3,002	214,643
	8/15/2023	(3)	6,687	478,121
	5/15/2023	(4)	9,348	668,382
	8/9/2022	(3)	4,322	309,023
	5/16/2022	(4)	4,107	293,651
	8/10/2021	(3)	1,188	84,942
Paul J. Fego	8/13/2024	(3)	9,694	693,121
	5/15/2024	(4)	12,356	883,454	3,393	242,600
	8/15/2023	(3)	6,978	498,927
	5/15/2023	(4)	9,754	697,411
	8/9/2022	(3)	4,322	309,023
	5/16/2022	(4)	4,107	293,651
	8/10/2021	(3)	1,188	84,942

(1)	The grant date is determined in accordance with ASC Topic 718.

(2)

Based upon $71.50 per share, which was the closing price of our common stock as reported by Nasdaq on March 28, 2025, the last trading day of fiscal 2025, multiplied by the number of shares subject to the award that had not yet vested.

(3)	Service-based RSUs generally vest in increments of 25% per year over a period of four years.

(4)

Objectives-based PBRSUs, if earned, generally vest over a period of three years, with 50% vesting upon certification of achievement by the Committee and the remaining 50% vesting based on continued service in equal annual installments over the following two years. Gross margin PBRSUs, if earned, generally vest upon certification of the performance goal by the Compensation Committee. Where applicable, PBRSUs with performance objectives not yet certified by the Compensation Committee as of March 29, 2025 are shown at target.

(5)	Reflects a grant made to Mr. Brown in connection with his appointment as Chief Financial Officer, which vests approximately three years from the grant date.

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2025 Option Exercises and Stock Vested Table

The table below shows the number of shares of our common stock acquired by the NEOs during fiscal 2025 upon the vesting of restricted stock unit awards. None of our NEOs hold any stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Robert A. Bruggeworth	95,517	$9,612,462

Grant A. Brown	14,556	1,444,261

Philip J. Chesley	21,362	1,931,934

Steven E. Creviston	22,460	2,266,284

Paul J. Fego	22,659	2,282,987

(1)	Share amounts are represented on a pre-tax basis. Our stock plans permit withholding of shares upon vesting to satisfy applicable withholding taxes.

(2)	Values represent the market value of our common stock on the vesting date multiplied by the number of shares vested, rounded to the nearest dollar.

Potential Payments upon Termination or Change-In-Control

As described above under “Compensation Discussion and Analysis – Compensation Elements – Employment Agreement,” Mr. Bruggeworth has an employment agreement with Qorvo which is discussed below under the heading “Employment Agreement with Mr. Bruggeworth.”

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if our NEOs’ employment had terminated on March 29, 2025 and the price per share of our common stock on the date of termination was $71.50, which was the closing price of our common stock on March 28, 2025 (the last trading day of fiscal 2025). These benefits are in addition to benefits available generally to employees, such as distributions under our 401(k) plan and deferred compensation plan and disability benefits. In fiscal 2024, we modified the manner in which we administer paid time off to our employees and initiated a flexible time off system. As a result, vacation days are no longer accrued.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Equity Awards

Under our equity incentive plans, unvested restricted stock unit awards are generally forfeited upon termination. However, restricted stock unit awards granted to the NEOs under the 2022 Plan and 2012 Plan generally will continue to vest pursuant to the same vesting schedule in the event of termination of employment, other than death or for cause, as if such individual had remained an employee of Qorvo through the applicable vesting date, subject to certain restrictive covenants, clawback provisions and other conditions.

401(k) Savings Plan; Deferred Compensation Plan

The Company maintains a 401(k) plan and a deferred compensation plan for certain eligible U.S. employees, including each of our NEOs. We match 100% of the first 2%, and 50% of the next 4% of each employee’s eligible earnings contributed to the 401(k) plan, and employees immediately vest in our contributions. Under the deferred compensation plan, employees who are eligible to participate may elect to defer a specified percentage of their base salary and short-term incentive awards paid in cash, which the Company will be obligated to deliver on a future date.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in a participant’s ESPP account are not used for purchases and instead are returned to the participant.

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Medical Benefits

All medical insurance benefits terminate effective at midnight on the last day of the month in which employment is terminated. Health care continuation coverage rules, commonly referred to as COBRA, require us to provide employees enrolled in our health, dental and vision plans with an opportunity to purchase continued health care coverage at their own expense upon the occurrence of a qualifying event, such as termination of employment for reasons other than gross misconduct, reduction in hours worked, divorce, death or loss of dependency status.

Employment Agreement with Mr. Bruggeworth

Pursuant to this employment agreement, the term of the employment agreement continues until the earliest of (a) November 11, 2010 (as extended as described in the following sentence); (b) Mr. Bruggeworth’s death; (c) termination by Qorvo for “Cause,” as defined in the employment agreement or otherwise upon 30 days’ notice; (d) termination by Mr. Bruggeworth for “Good Reason,” as defined in the employment agreement or otherwise on 30 days’ notice; or (e) the end of any 180-day Disability Period, as defined in the employment agreement. The employment agreement is subject to automatic daily extension of the two-year term until notice of non-extension is given in accordance with the terms of the employment agreement.

Under the employment agreement, Mr. Bruggeworth is entitled to a specified annual base salary, which amount is reviewed annually by the Compensation Committee and may be increased or reduced by the Compensation Committee if part of a salary reduction plan for similarly situated officers. Mr. Bruggeworth also is eligible to receive the following compensatory benefits:

●

A bonus opportunity under the Short-Term Incentive Plan for each performance period during the term of the employment agreement. The target annual bonus opportunity in each performance period cannot be less than 100% of Mr. Bruggeworth’s base salary.

●

The opportunity to receive periodic grants of equity compensation under the Company’s equity plans, in the Compensation Committee’s discretion, so long as he is treated similarly to other senior executive officers.

●

The right to participate in other bonus or incentive plans, paid time off and other retirement plans and welfare benefits in which other senior executive officers may participate in accordance with our policies as in effect from time to time.

If the employment agreement is terminated, Mr. Bruggeworth would be entitled to be compensated in the following manner:

●

Termination for any reason: Mr. Bruggeworth would be entitled to receive (a) base salary through the date of termination; (b) any previously earned but unpaid bonus under the Short-Term Incentive Plan for a completed performance period; (c) rights under equity plans, retirement plans and welfare benefit plans, which would be determined based on respective plan terms; and (d) unpaid paid time off per our policy.

●

Termination due to death or total disability: Mr. Bruggeworth, or, in the case of his death, his beneficiary, would be entitled to receive the benefits described above under “Termination for any reason” plus the greater of Mr. Bruggeworth’s accrued annual bonus or accrued target bonus for the performance period in which the termination date occurs, in each case pro-rated based on the termination date.

●

Termination by Qorvo without cause or by Mr. Bruggeworth with good reason: Mr. Bruggeworth would be entitled to receive the benefits described above under “Termination for any reason” plus (a) salary continuation equal to two times base salary; (b) his accrued annual bonus (payable after end of performance period), pro-rated based on the termination date; (c) a special bonus equal to two times his target annual bonus; (d) continuation coverage of health care benefits (or substantially identical individual coverage, plus special health care benefit) for two years; (e) equity awards (other than performance-based equity awards), which will be governed by terms of the respective equity plan and individual equity award agreement (including the right of the Compensation Committee to determine if post-termination vesting and/or exercise rights apply); (f) performance- based equity awards and any previously earned equity-based awards, which will be deemed earned, if at all, on a pro rata basis only if performance goals are met during the performance period, with such earned awards being deemed fully vested at grant or as of the date of termination in the case of previously earned awards; and (g) eligibility to participate in other welfare benefit plans on the same terms and conditions as available to active employees.

●	Termination by Qorvo for cause or by Mr. Bruggeworth without good reason: Mr. Bruggeworth would be entitled to receive the benefits described above under “Termination for any reason.”

●

Change of Control: Benefits (if any) paid under Mr. Bruggeworth’s existing change in control agreement would offset benefits (if any) paid under the employment agreement following Mr. Bruggeworth’s termination.

The employment agreement also establishes certain employment and post-termination obligations for Mr. Bruggeworth. He is required to assist in any Qorvo litigation and also is required to comply with certain confidentiality, nondisparagement, noncompetition and nonsolicitation covenants contained in the employment agreement.

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Further, the employment agreement provides that if independent accountants determine that part or all of the payments and benefits to be paid to Mr. Bruggeworth under the employment agreement and all other plans or arrangements of Qorvo (a) constitute “parachute payments” under Code Section 280G, and (b) will more likely than not cause Mr. Bruggeworth to incur an excise tax under Code Section 4999 as a result of such payments or other benefits, Qorvo will pay a gross-up payment so that the net amount Mr. Bruggeworth will receive after payment of any excise tax equals the amount that he would have received if the excise tax had not been imposed. If the excise tax would not apply if the total payments to Mr. Bruggeworth were reduced by an amount less than 5%, then the amounts payable will be so reduced and gross-up payments would not be made to Mr. Bruggeworth.

The employment agreement also contains certain forfeiture and recoupment rights. Generally, during the term of the employment agreement and the 24-month period following the expiration thereof, if Mr. Bruggeworth engages in a “Prohibited Activity,” then (a) any equity awards granted or subject to vesting during the Prohibited Activity Term would be forfeited; (b) any and all shares issued to Mr. Bruggeworth under an equity award granted during the Prohibited Activity Term would be forfeited (without payment of consideration); (c) any gain realized by Mr. Bruggeworth with respect to any shares issued pursuant to an equity award granted during the Prohibited Activity Term would be required to be immediately paid to Qorvo; (d) any cash/incentive payments made during the Prohibited Activity Term would be required to be returned to Qorvo; and (e) any rights to future cash/incentive payments granted during the Prohibited Activity Term would be forfeited. Qorvo also has an offset right to recover such amounts against amounts otherwise due to Mr. Bruggeworth. For purposes of the employment agreement, “Prohibited Activity” includes (a) violation of certain restrictive covenants; (b) Mr. Bruggeworth’s engaging in willful conduct that results in an obligation to reimburse Qorvo under Section 304 of the Sarbanes-Oxley Act of 2002; or (c) Mr. Bruggeworth’s engaging in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of Qorvo. “Prohibited Activity Term” means the period starting when he would have first engaged in Prohibited Activity conduct and without time limitation.

Change in Control Agreements

We have entered into change in control agreements with each of our NEOs. The change in control agreements with our NEOs will end on the earliest of: (a) the first anniversary of the effective date, subject to automatic renewal for additional one-year periods unless we give notice to the officer that we do not wish to extend it; (b) the termination of the officer’s employment with us for any reason during the period from the effective date until the date that is ninety (90) days prior to a change in control; (c) the termination of the officer’s employment with us by the officer without good reason or by us with cause; or (d) the end of a two-year period following a change in control and the fulfillment by us and the officer of all obligations under the agreement.

Under these agreements, if a change in control occurs while the officer is our employee, and a qualifying termination of his or her employment with us occurs within the two-year period following the change in control (which will include the ninety (90) days prior to the date of the change in control in the case of a termination by us without cause), then he or she (or his or her legal representative) is entitled to certain compensation payments and benefits provided he or she has executed a general release of claims. A “qualifying termination” means: (a) our termination of the officer’s employment for a reason other than death, disability or cause; (b) the officer’s termination of his or her employment for good reason; or (c) the termination of the officer’s employment due to death following delivery of a notice of good reason by the officer, which condition constituting good reason remains uncured by us.

A “change in control” is deemed to have occurred under the change in control agreements on the earliest of the following dates:(a) the acquisition by a person or entity of voting control over more than forty percent (40%) of the total voting power of our then outstanding voting stock; (b) a merger, consolidation or reorganization of us, in which holders of our common stock immediately prior to the transaction have voting control over less than sixty percent (60%) of the voting securities of the surviving corporation immediately after the transaction; (c) the sale or disposition of all or substantially all of our assets; or (d) a change in a majority of the Board within a 12-month period unless the nomination for election by our stockholders of each new director was approved by the vote of two-thirds of the members of the Board then still in office who were in office at the beginning of the 12-month period.

The agreements provide that, upon a qualifying termination after a change in control, we will pay a severance benefit to the officer. The severance benefit is equal to the sum of: (a) one times the highest annual rate of the officer’s base salary during the 12-month period before termination (two times in the case of Messrs. Bruggeworth and Brown) plus (b) one times the officer’s target annual bonus opportunity based on the officer’s target bonus opportunity for the period in which the termination occurs (two times in the case of Messrs. Bruggeworth and Brown).

In addition, the agreements provide that upon a qualifying termination after a change in control, all of our stock options, stock appreciation rights or similar stock-based awards held by the officer will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by us will be removed and such awards will be fully vested. If the officer receives any payments or benefits under the agreement or under any other arrangement with us that may

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separately or in the aggregate constitute “parachute payments” within the meaning of Section 280G of the Code and it is determined that any of such payments will be subject to any excise tax pursuant to applicable provisions of the Code, we will pay to the officer either: (i) the full amount of such payments; or (ii) an amount equal to such payments reduced by the minimum amount necessary to prevent any portion of such payments from being an “excess parachute payment” (within the meaning of the Code), whichever amount results in the officer’s receipt, on an after-tax basis, of the greatest amount of payments notwithstanding that all or some portion of the payments may be subject to the excise tax (that is, there is no gross up provision). The agreements also provide that if the officer elects continuation coverage through our health plan, we will reimburse the officer for the difference between the monthly COBRA premium paid by the officer and the monthly premium amount required to be paid by our active employees for the same level of coverage under our health plan for a one-year period following termination (a two-year period in the case of Messrs. Bruggeworth and Brown). We will also provide an annual payment equal to the amount necessary to pay any taxes imposed on the officer as a result of the officer’s receipt of health care reimbursements from us.

The agreements also provide that the officer is subject to certain confidentiality, nonsolicitation and noncompetition provisions. In the event the officer fails to comply with any of these provisions, he or she will not be entitled to receive any payment or benefits under the agreement. These payments also are subject to “clawback” restrictions in the event of certain prohibited conduct. The following table sets forth information about potential payments to our current NEOs, assuming that their employment was terminated following a change in control of Qorvo as of March 29, 2025, using the closing price per share of our common stock on March 28, 2025 (the last trading day of fiscal 2025) of $71.50. The table also assumes prior payment of any remaining accrued annual bonus in accordance with the terms of our Short-Term Incentive Plan and any portion of base salary that would have been accrued but not yet paid as of March 29, 2025.

Potential Payments Upon a Qualifying Termination following a Change in Control

Name		Robert A. Bruggeworth	Grant A. Brown	Philip J. Chesley	Steven E. Creviston	Paul J. Fego

Base Salary	(1)	$ 2,070,496	$1,270,500	$518,032	$600,760	$538,463

Bonus	(2)	3,312,794	1,143,450	466,229	540,684	484,617

Stock Awards	(3)	15,693,321	4,221,646	2,842,125	3,443,440	3,703,128

Benefits Continuation	(4)	4,244	6,547	2,028	2,552	2,028

Total		$21,080,855	$6,642,143	$3,828,414	$4,587,436	$4,728,236

(1)

For Messrs. Bruggeworth and Brown, the amount represents two times the highest annual rate of base salary during the twelve-month period before termination within the fiscal 2025 year. For the other NEOs, the amount represents one times the highest annual rate of base salary during the twelve-month period before termination within the fiscal 2025 year. A portion of these amounts would be payable in a lump sum within 30 days following the date of termination, with the remainder to be paid in periodic installments, in accordance with our normal payroll practices, over a two-year period for Messrs. Bruggeworth and Brown, and over a one-year period for the other NEOs.

(2)

For Messrs. Bruggeworth and Brown, the amount represents two times the target annual bonus opportunity as defined in our Short-Term Incentive Plan for the year of termination. For the other NEOs, the amount represents one times the target annual bonus opportunity as defined in our Short-Term Incentive Plan for the year of termination. The bonus amounts shown are calculated using the fiscal 2025 base salary rates. A portion of these amounts would be payable in a lump sum within 30 days following the date of termination, with the remainder to be paid in periodic installments, in accordance with our normal payroll practices, over a two-year period for Messrs. Bruggeworth and Brown, and over a one-year period for the other NEOs.

(3)	Represents the intrinsic value of unvested PBRSUs and Service-based RSUs as of March 29, 2025.

(4)

Represents the value of continuing health and welfare based on the monthly premiums paid by Qorvo at March 29, 2025 (for two years with respect to Messrs. Bruggeworth and Brown, and one year with respect to the other NEOs).

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Other Potential Payments Upon Resignation, Termination for Cause, Termination without Cause, Retirement or Constructive Termination

Other than potential receipt of a cash payment worth up to 26 weeks of base salary under our general severance program following an involuntary termination, Messrs. Brown, Chesley, Creviston and Fego are not entitled to any cash payments from Qorvo in the event of their resignation, termination with or without cause, retirement or constructive termination without a change in control. However, their unvested restricted stock units listed below may be subject to acceleration or may continue to vest if and as provided in individual agreements.

Name	Grant A. Brown	Philip J. Chesley	Steven E. Creviston	Paul J. Fego

Stock Awards (1)	$4,221,646	$2,842,125	$3,443,440	$3,703,128

(1)	Represents the intrinsic value of Service-based RSUs for these NEOs at March 29, 2025.

In accordance with the terms of his employment agreement, Mr. Bruggeworth would have been entitled to the following payments from Qorvo upon the occurrence of any of the termination events described in the table below as of March 29, 2025. The table below assumes prior payment of any portion of base salary that would have been accrued but not yet paid as of March 29, 2025. Although Mr. Bruggeworth is also entitled to change of control benefits under his employment agreement, pursuant to the terms of his employment agreement, any benefits payable under his change in control agreement with Qorvo offset any benefits paid under his employment agreement following his termination. As of March 29, 2025, the benefits payable under his change in control agreement, as set forth in the above table, would have been equal to the change in control benefits payable under his employment agreement.

Robert A. Bruggeworth		Termination of Executive for Any Reason	Termination Due to Death or Total Disability	Termination without Cause or Good Reason	Termination for Cause	Termination by Executive Without Good Reason

Base Salary	(1)	$–	$–	$2,070,496	$–	$–

Accrued Annual Bonus	(2)	–	–	–	–	–

Special Bonus	(3)	–	–	3,312,794	–	–

Stock Awards	(4)	15,693,321	15,693,321	15,693,321	–	15,693,321

Benefits Continuation	(5)	–	–	4,244	–	–

Total		$15,693,321	$15,693,321	$21,080,855	–	$15,693,321

(1)

With respect to the “Termination without Cause or Good Reason” column, the amount shown represents two times base salary and would be payable in equal periodic installments, in accordance with the payroll schedule for our salaried personnel, over a two-year period. The base salary amount shown is calculated using the fiscal 2025 base salary rate.

(2)

Represents previously earned but unpaid bonus under our Short-Term Incentive Plan for a completed performance period, which would be payable in a lump sum within 30 days of the termination date. With respect to the “Termination Due to Death or Total Disability” column, the amount payable is the greater of the accrued annual bonus or the accrued target bonus, in each case for the performance period in which the termination date occurs, which would be payable in a lump sum within 45 days following the end of the performance period in which the termination date occurs. With respect to the “Termination without Cause or Good Reason” column, the amount shown represents the accrued annual bonus, which would be payable within 45 days following the end of the performance period in which the termination date occurs. Under these severance scenarios, all or a portion of the accrued annual bonus may have already been paid or would nevertheless be payable without regard to the nature of Mr. Bruggeworth’s termination.

(3)

With respect to the “Termination without Cause or Good Reason” column, the Special Bonus amount shown represents two times the target annual bonus opportunity as defined in our Short-Term Incentive Plan for the year in which the termination occurs, which would be payable in equal periodic installments, in accordance with the payroll schedule for our salaried personnel, over a two-year period. The bonus amount shown is calculated using the fiscal 2025 base salary rate. Mr. Bruggeworth is not entitled to a Special Bonus under the other severance scenarios set forth in the above table.

(4)

Represents the intrinsic value of unvested PBRSUs and Service-based RSUs as of March 29, 2025. With respect to the “Termination of Executive for Any Reason,” “Termination Due to Death or Total Disability,” “Termination Without Cause or

 2025 Proxy Statement 47

Executive Compensation

Good Reason” and “Termination by Executive Without Good Reason” columns, the amount shown: (a) reflects the value of unvested Service-based RSUs which shall continue to vest if and as provided in an individual award agreement and (b) reflects that if and to the extent performance goals are deemed met, Mr. Bruggeworth shall be deemed to have earned a pro-rata number of PBRSUs for the relevant performance period. With respect to the “Termination for Cause” column, the amount shown: (a) reflects that Mr. Bruggeworth’s unvested Service-based RSUs will be forfeited unless the Compensation Committee determines otherwise and (b) reflects that Mr. Bruggeworth’s unvested PBRSUs will be forfeited unless the Compensation Committee determines otherwise.

(5)	Represents the value of continuing health, welfare and other benefits through March 29, 2025, based on the monthly premiums paid by Qorvo at March 29, 2025.

CEO Pay Ratio Disclosure

As required by SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. In calculating the pay ratio, SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employment and compensation practices, and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For purposes of identifying our median employee, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on January 31, 2025, whether employed on a full-time, part-time, seasonal or temporary basis. We determined that, as of January 31, 2025, our global employee population consisted of 6,230 employees, with 4,466 located in the U.S. and 1,764 located outside the U.S. For purposes of applying the de minimis exemption under Item 402(u) of Regulation S-K, in identifying our median employee, we excluded 220 employees in the following jurisdictions (number of employees excluded in parentheses): Denmark (33), Finland (2), France (144), India (2), Israel (1), Spain (37), and Sweden (1), which represent in the aggregate 3.5% of our global employee population.

We used total cash compensation, consisting of base pay, annual incentive compensation and Company contributions to retirement plans for the 12-month period from February 1, 2024 through January 31, 2025, as our consistently applied compensation measure, and annualized compensation for all permanent employees who did not work for the entire measurement period. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on January 31, 2025, and we did not make any cost-of-living adjustment.

Using the methodology described above, we identified our median employee from our 6,010 employees (excluding the non-U.S. employees under the de minimis exemption, and our CEO). We then calculated this individual’s annual total compensation for fiscal 2025, which was $103,487, in accordance with the same requirements for calculation of the annual total compensation of our Named Executive Officers for the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported for our CEO in the “Total” column for fiscal 2025 in the Summary Compensation Table, which was $13,106,962.

Based on this information, for fiscal 2025, our CEO’s annual total compensation was 127 times that of the annual total compensation of our median employee.

Our compensation philosophy is to pay our workforce competitively and equitably. We offer competitive pay packages across all geographies based on industry-specific compensation information in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, with a higher percentage of at-risk pay provided to our executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

48   2025 Proxy Statement

Executive Compensation

Pay versus Performance
As required by SEC rules, we are providing the following disclosure regarding executive “compensation actually paid” and certain Company performance measures for the fiscal years listed below. As indicated below, calculation of the “compensation actually paid” differs significantly from the calculation of total compensation as presented in the Summary Compensation Table. Please refer to the Compensation Discussion and Analysis and related tables and narrative disclosures for more information regarding the Company’s executive compensation philosophy and programs and the Compensation Committee’s decision-making process related to executive compensation matters.
Pay vs Performance Table

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 1,2	Average Summary Compensation Table Total for Non-PEO NEOs 1	Average Compensation Actually Paid to Non-PEO NEOs 1,2	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions) 5	Non-GAAP Operating Income (CSM) ($ millions) 6
					TSR 3	Peer Group TSR 4

2025	$13,106,962	$5,599,243	$3,419,297	$1,672,197	$88.61	$495.89	$55.6	$637.9

2024	$12,816,409	$16,793,614	$3,357,342	$4,150,475	$142.31	$463.10	$(70.3)	$713.5

2023	$11,693,756	$8,982,429	$2,399,493	$1,075,592	$125.88	$218.29	$103.2	$753.7

2022	$10,072,684	$4,215,605	$3,484,705	$2,286,139	$150.59	$225.03	$1,033.3	$1,551.7

2021	$9,778,617	$28,827,381	$3,049,183	$8,704,621	$239.06	$176.49	$733.6	$1,289.9

(1)
The principal executive officer (“PEO”) in each covered year is Mr. Bruggeworth. The
Non-PEO
NEOs for whom the average compensation is presented in this table are for fiscal 2025 and 2024, Messrs. Brown, Chesley, Creviston and Fego; for fiscal 2023, Messrs. Brown, Chesley, Creviston, Fego, and Mark Murphy; for fiscal 2022, Messrs. Chesley, Creviston, Fego and Murphy; and for fiscal 2021, Messrs. Creviston, Fego, Murphy and James L. Klein. Mr. Murphy resigned as the Company’s CFO effective April 18, 2022, received total compensation of $83,974 in fiscal 2023 and forfeited all unvested equity awards.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO and our non-PEO
NEOs in fiscal 2025, and reflect adjustments from total compensation reported in the Summary Compensation Table as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of
Regulation S-K,
the adjustments made to total compensation reported in
the
Summary Compensation Table include the following:

	2025
Adjustments to Reported Summary Compensation Table Total for PEO and Non-PEO Named Executive Officers	PEO	Non-PEO Named Executive Officers (Average)
Summary Compensation Table Total	$13,106,962	$3,419,297
Subtract the amounts reported for fiscal 2025 under the Stock Awards and Option Awards columns in the Summary Compensation Table	$(10,799,901)	$(2,449,980)
Add year-end fair value of equity awards granted during fiscal 2025 that are unvested as of fiscal year end	$7,556,764	$1,714,266
Add (subtract) year-over-year change in fair value of equity awards granted prior to fiscal 2025 that are unvested as of year-end	$(3,919,675)	$(890,100)
Add (subtract) year-over-year change in fair value of equity awards granted prior to fiscal 2025 that vested during fiscal 2025 (from prior year-end to vesting date)	$(344,907)	$(121,286)
Add for incremental cost associated with modification of outstanding vested stock options in fiscal 2025	–	–
Total Adjustments	$7,507,719	$(1,747,100)
Compensation Actually Paid	$5,599,243	$1,672,197

2025 Proxy Statement

Executive Compensation

(3)
Total Shareholder Return, or “TSR”, is calculated by dividing the difference between the Company’s share price at the end of the measurement period by the Company’s share price at the beginning of the measurement period, assuming that $100 was invested beginning March 28, 2020.

(4)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, assuming that $100 was invested beginning March 28, 2020. The peer group used for this purpose is the S&P 500 Semiconductors Index.

(5)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated and combined financial statements for the applicable year.

(6)
Non-GAAP
operating income, the Company-Selected Measure (or CSM), was calculated excluding stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, gain or loss on disposal of business and assets, goodwill impairments, start-up
costs, restructuring related charges, net adjustments associated with a long-term capacity reservation agreement and certain other expenses or income. The calculation of non-GAAP
operating income may also exclude revenue or operating income from acquisitions made during the period that were not part of Qorvo at the time the metrics were established.

For equity values included in the above tables, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
Financial Performance Measures
As described in greater detail in our Compensation Discussion and Analysis, the Company’s executive compensation program utilizes a variety of metrics for the purposes of evaluating performance and enhancing stockholder
value. While a variety of metrics are used to align management’s interests with those of our stockholders, the Company’s short-term incentive plan for fiscal 2025 used two financial performance measures (disclosed below) to determine awards under this plan. In addition, a portion of the equity awards for fiscal year 2025 as part of the Company’s long-term incentive program were determined based on achievement of non-GAAP
gross margin performance targets.
In accordance with SEC rules, the three “most important” financial performance measures identified by the Company to link “compensation actually paid” to the Company’s NEOs for the most recently completed fiscal year, to the Company’s performance are:

●	Revenue

●	Non-GAAP Operating Income

●	Non-GAAP Gross Margin

2025 Proxy Statement

Executive Compensation

Analysis of the Information Presented in the Pay versus Performance Table
While the Company utilizes several performance measures (both financial and non-financial
in nature) to align executive compensation with Company performance, not all of these measures are presented in the Pay versus Performance table above. Moreover, a substantial majority of the NEOs’ target total direct compensation mix is at-risk
and performance-based and therefore does not specifically align the Company’s performance measures with “compensation actually paid” for a particular year, as computed in accordance with SEC rules. The following charts illustrate the relationships between “compensation actually paid,” as presented in the table above, and our Company’s financial performance as measured by our net income, non-GAAP
operating income, our TSR and the TSR of our peer group.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid to our PEO
Average Compensation Actually Paid to our Non-PEO NEOs
Net Income
Compensation Actually Paid ($ thousands)
Net Income ($ millions)
$40,000
$30,000
$20,000
$10,000
$0
$1,500
$1,000
$500
$0
-$500
$28,827
$734
$8,705
$1,033
$4,216
$2,286
$8,982
$103
$1,076
$16,794
($70.3)
$4,150
$5,599
$55.6
$1,672
2021
2022
2023
2024
2025

Compensation Actually Paid vs. Non-GAAP Operating Income
Compensation Actually Paid to our PEO
Average Compensation Actually Paid to our Non-PEO NEOs
Non-GAAP Operating Income
Compensation Actually Paid ($ thousands)
Non-GAAP Operating Income ($ millions)
$40,000
$30,000
$20,000
$10,000
$0
$2,000
$1,500
$1,000
$500
$0
$28,827
$8,705
$1,290
$4,216
$2,286
$1,552
$8,982
$1,076
$754
$16,794
$4,150
$713.5
$5,599
$1,672
$637.9
2021
2022
2023
2024
2025

2025 Proxy Statement

Execut
ive Co
mpensation

Compensation Actually Paid vs. Total Shareholder Return (TSR)
Compensation Actually Paid to our PEO
Average Compensation Actually Paid to our Non-PEO NEOs
Qorvo, Inc. — TSR
S&P 500 Semiconductors — TSR
Compensation Actually Paid ($ thousands)
$40,000
$30,000
$20,000
$10,000
$0
Value of Initial $100 Invested on March 28, 2020 (TSR)
$500
$400
$300
$200
$100
$0
$28,827
$8,705
$239.1
$176.5
$4,216
$2,286
$150.6
$225.0
$8,982
$1,076
$125.9
$218.3
$16,794
$4,150
$142.3
$463.1
$5,599
$1,672
$88.6
$495.9
2021
2022
2023
2024
2025

2025 Proxy Statement

Compensation of Directors

Compensation of Directors

Director Compensation Philosophy

Our philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of our non-employee directors’ compensation should consist of equity-based compensation to further align directors’ interests with the interests of our stockholders. The Compensation Committee periodically reviews our director compensation program and makes recommendations to the Board for changes to our program. The following table summarizes the annual compensation paid to our non-employee directors who served on our Board for the year ended March 29, 2025.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($) (2)

Judy Bruner	123,819	224,966	348,785

John R. Harding	103,819	224,966	328,785

David H. Y. Ho (3)	85,375	224,966	310,341

Alan Lowe (4)	36,916	169,544	206,460

Roderick D. Nelson	89,771	224,966	314,737

Ralph G. Quinsey (5)	33,927	–	33,927

Walden C. Rhines	215,004	224,966	439,970

Susan L. Spradley	83,982	224,966	308,948

(1)

Mr. Bruggeworth is not included in this table because during fiscal 2025 he is identified as a named executive officer and received compensation only in his role as CEO during this time, which is reflected in the Summary Compensation Table.

(2)

These amounts represent the aggregate grant date fair value for restricted stock unit awards granted to the indicated director in fiscal 2025 computed in accordance with ASC Topic 718, excluding the effect of any estimated forfeitures. A summary of the assumptions we apply in calculating these amounts is set forth in Note 15 of the Notes to the Consolidated Financial Statements included in the 10-K. The aggregate number of shares that were outstanding and granted during the fiscal year ended March 29, 2025 for each of the directors were as follows:

Name	Aggregate Number of Restricted Stock Unit Awards Outstanding at March 29, 2025 (#)	Number of Restricted Stock Unit Awards Granted in FY25 (#)	Aggregate Number of Option Awards Outstanding at March 29, 2025 (#)

Judy Bruner	2,097	2,097	–

John R. Harding	2,097	2,097	–

David H. Y. Ho	2,097	2,097	–

Alan Lowe	2,410	2,410	–

Roderick D. Nelson	2,097	2,097	–

Ralph G. Quinsey	–	2,097	–

Walden C. Rhines	2,097	2,097	–

Susan L. Spradley	2,097	2,097	–

 2025 Proxy Statement 53

Compensation of Directors

Outstanding restricted stock unit awards vest on the earlier of (a) one year following the grant date or (b) the day before the Company’s first Annual Meeting of stockholders occurring after the grant date, in each case subject to continued service as of such date, or as otherwise provided under the terms of the relevant plan and award agreement.

(3)	Mr. Ho resigned from the Board, effective April 12, 2025.

(4)	Mr. Lowe was elected to the Board, effective November 11, 2024.

(5)	Mr. Quinsey retired as a director in August 2024.

Schedule of Director Fees for Fiscal Year Ended March 29, 2025

Compensation Item	Amount ($)

Annual Retainers

Chair of the Board	110,000

Board Service (all directors, including Chair)	95,000

Audit Committee Chair	30,000

Compensation Committee Chair	20,000

Governance and Nominating Committee Chair	15,000

Equity Compensation

In fiscal 2025, each participating non-employee director of the Company who was re-elected received an annual restricted stock unit award, which we refer to as the annual RSU, with a value of approximately $225,000 on the grant date. These annual RSUs vest on the earlier of (a) the first anniversary of the grant date or (b) the day before the Company’s first Annual Meeting of stockholders occurring after the grant date, in each case subject to continued service as of such date or as otherwise provided under the terms of the relevant plan and award agreement. See “Equity Compensation Plans – 2022 Stock Incentive Plan,” above for more information. Non-employee directors of the Company are also eligible to receive discretionary stock-based awards, which may be granted under the 2022 Plan. No discretionary equity awards were granted to non-employee directors in fiscal 2025.

Other Compensation

We reimburse all non-employee directors for expenses incurred in their capacity as non-employee directors. Directors may defer all or a portion of their cash retainers by participating in our nonqualified deferred compensation plan. Directors may also elect to defer receipt of shares of our common stock upon vesting. In addition, we offer participation in our group medical insurance program to any non-employee director who agrees to pay the full amount of the premium.

54   2025 Proxy Statement

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of March 29, 2025, relating to our equity compensation plans, under which grants of stock options, restricted stock and other rights to acquire shares of our common stock may be made from time to time.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity plans (excluding securities reflected in column (a) (3)

Equity compensation plans approved by security holders	2,820,478	–	3,322,428

TOTAL	2,820,478		3,322,428

(1)

Includes shares subject to issuance pursuant to outstanding stock options and restricted stock unit awards if certain performance-based and service-based conditions are met. For more detailed information, see “Performance-Based Restricted Stock Unit Awards” and “Service-Based Restricted Stock Unit Awards” under “Compensation Discussion and Analysis – Compensation Elements,” above.

(2)	The weighted-average exercise price does not take into account restricted stock unit awards because such awards do not have an exercise price.

(3)

The total shares available for future issuance in column (c) may be the subject of awards other than options, warrants or rights granted under our 2022 Plan. For a more detailed discussion of these and other equity plans that have been approved by our stockholders, see “Equity Compensation Plans,” above. The number of securities remaining available for future issuance also includes securities that may be issued pursuant to the ESPP.

 2025 Proxy Statement 55

Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

PROPOSAL 3 – APPROVAL OF THE QORVO, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

Summary of the Proposal

The Board of Directors, upon a recommendation from the Compensation Committee, has unanimously approved the adoption of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan (the “Amended and Restated 2022 Plan”), subject to stockholder approval. We are asking our stockholders to approve the Amended and Restated 2022 Plan to increase the number of shares of common stock that may be issued in connection with awards granted thereunder by 3,240,000 shares. Our stockholders previously approved the Qorvo, Inc. 2022 Stock Incentive Plan (the “Existing 2022 Plan”) at our 2022 Annual Meeting of stockholders held on August 15, 2022.

Other than the addition of shares described above, there are no material changes being made to the Existing 2022 Plan.

The following summary discussion describes the principal features of the Amended and Restated 2022 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Amended and Restated 2022 Plan. It is qualified in its entirety by reference to the full text and terms of the Amended and Restated 2022 Plan, a copy of which is attached hereto as Appendix A.

Background and Purpose of the Amended and Restated 2022 Plan

The Board believes that our equity compensation program is critical to our continued ability to attract, motivate and retain employees, directors and independent contractors capable of achieving consistently superior business results. The grant of equity incentive awards is a key element of our compensation programs that helps ensure a continued strong link between the interests of our employees, directors and independent contractors with those of our stockholders.

As of March 29, 2025, 1,661,721 shares of common stock remained available for issuance pursuant to awards under the Existing 2022 Plan, representing 1.8% of our issued and outstanding common stock as of such date. If approved by stockholders, the Amended and Restated 2022 Plan would increase the number of shares available for issuance pursuant to awards thereunder by 3,240,000 shares. The increase in share reserve represents an incremental dilution of approximately 3.5% of our issued and outstanding common stock as of March 29, 2025, and is intended to provide sufficient share capacity for grants made over approximately 3 years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates. The Board believes that the availability of additional shares of common stock for awards under the Amended and Restated 2022 Plan is necessary to enable the Company to meet its anticipated equity compensation needs and believes that the share increase represents a reasonable amount of potential additional equity dilution. The Board is committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.

In fiscal 2025, long-term equity-based incentive award opportunities accounted for approximately 80% of our Chief Executive Officer’s target total direct compensation and approximately 69% of each of our other NEO’s target total direct compensation. Approval of the Amended and Restated 2022 Plan will promote a closer alignment of the interests of our employees, directors and independent contractors with those of Qorvo and our stockholders and provide Qorvo the necessary flexibility to compete for their services. The Board also believes that the Amended and Restated 2022 Plan effectively aligns the interests of plan participants with those of our stockholders by linking a portion of the participants’ compensation directly to increases in stockholder value. We have a long history of linking pay to our long-term stock performance for a broad group of employees. The Board believes that approval of the Amended and Restated 2022 Plan is essential to continue to motivate and attract employees, directors and other service providers.

If the Amended and Restated 2022 Plan is not approved by the stockholders, the Company will not have sufficient share capacity under the Existing 2022 Plan to achieve our recruiting and retention objectives, which are essential to our continued success.

Eligibility

Awards under the Amended and Restated 2022 Plan may be granted to selected employees, directors and independent contractors of Qorvo or its affiliates in the discretion of the Administrator (as defined below under “Administration”). As of March 29, 2025, approximately 5,698 employees, 8 non-employee directors, and 0 independent contractors were eligible to be selected to participate in the Amended and Restated 2022 Plan. The basis for participation in the Amended and Restated 2022 Plan is the Compensation Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the plan’s purposes as described above. In exercising its discretion, the Compensation Committee (or its delegate, in each case, the “Committee”) will consider the recommendations of management and the purposes of the plan.

56   2025 Proxy Statement

Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

Responsible Plan Practices and Historical Share Usage

Historical Annual Share Usage. The following table provides information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards certified, over each of the last three fiscal years. Burn rate provides a measure of the potential dilutive impact of our annual equity award program. As shown in the table, our burn rate for fiscal 2025 was 1.8%, while our three-year average burn rate was 1.4%.

	2025	2024	2023	Three Year Average

Stock Options/SARs Granted	–	–	–	–

Restricted Shares/RSUs Granted	1,501,000	1,189,000	1,039,000	1,243,000

Performance-Based Awards/PSUs Granted	202,000	151,000	86,000	146,333

Weighted-Average Basic Common Shares Outstanding	94,586,000	97,557,000	102,206,000	98,116,333

Share Usage Rate	1.8%	1.4%	1.1%	1.4%

Overhang. The following table sets forth certain information as of March 29, 2025, unless otherwise noted, with respect to the Company’s outstanding equity awards.

Shares Available for Grant under the Existing 2022 Plan (a)	1,661,721

Additional Shares Requested for Approval under the Amended and Restated 2022 Plan (b)	3,240,000

Shares Subject to Outstanding Stock Options/SARs	–

Weighted-average Exercise Price of Outstanding Stock Options/SARs	–

Weighted-average Remaining Term of Outstanding Stock Options/SARs	–

Shares Subject to Outstanding Full-value Stock Awards (at target)	2,820,478

Total Outstanding Stock Options/SARs and Full-Value Stock Awards (c)	2,820,478

Shares of Common Stock Outstanding as of March 29, 2025 (d)	92,919,534

Fully-diluted Overhang (a+b+c) Divided by (a+b+c+d)	7.7%

On March 28, 2025, the closing sales price of the common stock as reported on Nasdaq was $71.50 per share.

Summary of Key Provisions of the Amended and Restated 2022 Plan and Other Compensation Practices

Qorvo’s compensation practices include a number of features that the Board believes reflect responsible compensation and governance practices and promote the interests of stockholders. Approval of the Amended and Restated 2022 Plan will position us to continue and expand these “best practices,” including the following:

●

Prudent Share Request and Efficient Use of Equity. Under the terms of the Amended and Restated 2022 Plan, an additional 3,240,000 shares of common stock will be authorized for issuance under the plan (subject to adjustment for anti-dilution purposes). We are committed to the efficient use of equity awards and are mindful to ensure that our equity compensation program does not overly dilute our existing stockholders. To that end, the Committee considers potential stockholder dilution, including burn rate and overhang, in the design and administration of equity awards, as shown above.

●

No Discounted Stock Options or SARs and Limit on Option and SAR Terms. Stock options and stock appreciation rights, or SARs, must have an exercise price or base price, as applicable, equal to or greater than the fair market value (which is generally defined to be the closing sale price on the trading day immediately preceding the date of grant) of Qorvo common stock on the date of grant, consistent with current practices. In addition, the term of an option or SAR cannot exceed 10 years.

●

No Annual “Evergreen” Provision. The Amended and Restated 2022 Plan requires stockholder approval of any additional authorization of shares (other than adjustments for anti-dilution purposes) and does not permit an annual replenishment of shares under a plan “evergreen” provision.

 2025 Proxy Statement 57

Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

●

No Stock Option or SAR Repricings Without Stockholder Approval. The Amended and Restated 2022 Plan prohibits the repricing of stock options or SARs without the approval of stockholders. This provision applies to (i) direct repricings (lowering the exercise price of an option or the base price of an SAR), (ii) indirect repricings (exchanging an outstanding option or SAR that is underwater in exchange for cash, for options or SARs with an option price or base price less than that applicable to the original option or SAR, or for another equity award), and (iii) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

●

Vesting and Award Practices. Historically, employee equity awards under our equity compensation programs have consisted of (i) performance- and service-based RSUs and (ii) service-based RSUs. For the fiscal year ended March 29, 2025, performance- and service-based RSUs and service-based RSUs represented 60% and 40%, respectively, of our NEOs’ long-term incentive award opportunities, which is consistent with recent prior year grant practices. Although the Committee retains discretion to determine the vesting periods for awards and the types of awards that Qorvo may grant, typically, our performance- and service-based RSUs are earned and vested over a three-year period and our service-based RSUs vest over a four-year period. We believe that our vesting and award practices are responsible and further Qorvo’s incentive and retention objectives, and we currently intend to carry forward such vesting terms with respect to additional awards under the Amended and Restated 2022 Plan.

●

Automatic Exercise of Expiring “In-the-Money” Options and SARs. The Amended and Restated 2022 Plan provides for the automatic exercise of any portion of expiring options or SARs for which the exercise price is less than fair market value, and the participant will receive the net number of shares or compensation payable, as applicable, resulting from the net settlement of the exercise price and any applicable withholding taxes due.

●

Prudent Change of Control Provisions. The Amended and Restated 2022 Plan includes prudent “change of control” triggers such as requiring a change in beneficial ownership of more than 50% of our voting stock or consummation (rather than stockholder approval) of a significant merger or other transaction in order for a “change of control” to be deemed to have occurred. In addition, the Amended and Restated 2022 Plan generally provides that awards will vest upon a change of control only if (i) awards are not assumed, substituted or continued, or (ii) even if such awards are assumed, substituted or continued, a participant’s employment is terminated without cause or for good reason within specified time periods related to the change of control, unless an employment agreement, change in control agreement, award agreement or similar arrangement provides otherwise.

●

Forfeiture and Clawback. The Amended and Restated 2022 Plan authorizes the Administrator to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

●	Stock Ownership Guidelines. Qorvo’s directors and executive officers are subject to minimum stock ownership guidelines.

●

Independent Committee. The Amended and Restated 2022 Plan will be administered by the Committee. All members of the Committee qualify as “independent” under Nasdaq listing standards and as “non-employee directors” under Rule 16b-3 adopted under the Exchange Act.

●

No Dividends or Dividend Equivalents on Unearned Awards. Dividends and dividend equivalents on awards issued under the Amended and Restated 2022 Plan may only be paid if and to the extent the award has vested or been earned.

●	Limits on Transferability of Awards. The Amended and Restated 2022 Plan does not permit options or other awards to be transferred for value or other consideration.

●

Conservative Share Counting Provisions for Options and SARs. The Amended and Restated 2022 Plan imposes conservative counting and share recycling provisions for options and SARs. For instance, shares subject to options and SARs that are tendered or withheld to satisfy tax withholding requirements, or payment of an option or SAR exercise price or in connection with net settlement of an SAR will not be added back for reuse under the Amended and Restated 2022 Plan, nor will any shares repurchased on the open market with the proceeds of an option price.

●

Limitation on Non-Employee Director Awards. The Amended and Restated 2022 Plan provides that the maximum number of shares subject to awards during any 12-month period to a non-employee director, together with any cash fees paid during the 12-month period for service as a non-employee director may not exceed $750,000 in total value (calculating the value of awards based on the fair market value per share on the grant date).

●

Prohibition Against Hedging and Pledging. Qorvo’s employees, directors and independent contractors are prohibited under our insider trading policy from engaging in pledging or hedging transactions involving Qorvo securities (other than broker-assisted “cashless” exercise or settlement of awards granted under our equity incentive plans).

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Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

Shares Reserved for Issuance Under the Amended and Restated 2022 Plan

The maximum aggregate number of shares that we may issue pursuant to awards granted under the Amended and Restated 2022 Plan may not exceed 7,721,000 shares, which includes (i) the existing reserve of 4,454,000 shares under the Existing 2022 Plan and (ii) an increase of 3,240,000 shares, as approved by the Board, subject to approval by the Company’s stockholders (subject to adjustment for anti-dilution purposes as described below). Of the amount described in the preceding sentence, no more than 7,721,000 shares may be issued under the Amended and Restated 2022 Plan pursuant to the grant of incentive stock options (subject to adjustment for anti-dilution purposes as described below).

In addition, under the Amended and Restated 2022 Plan, in any 12-month period, the maximum number of shares of common stock subject to awards granted to any non-employee director will not exceed $750,000 in total value (taken together with any cash fees paid during such 12-month period to such non-employee director).

If an award is canceled, terminates, expires, is forfeited or lapses for any reason, any such unissued or forfeited shares subject to the award will again be available for issuance pursuant to awards granted under the Amended and Restated 2022 Plan. The following also are not included in calculating the Amended and Restated 2022 Plan share limitations described above: (a) awards which are settled in cash, (b) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, and (c) any shares withheld or used to satisfy any tax withholding requirements in connection with the vesting or earning of an award other than an option or SAR in accordance with plan terms. If the full number of shares subject to an award other than an option or SAR is not issued for any reason, only the number of shares issued and delivered will be considered for purposes of determining the number of shares remaining available for issuance pursuant to awards granted under the Amended and Restated 2022 Plan.

The following shares may not again be made available for issuance as awards under the Amended and Restated 2022 Plan: any shares (a) withheld or delivered to satisfy the tax withholding requirements for or pay the exercise price related to an option or SAR, (b) not issued or delivered as a result of the net settlement of an option or SAR, or (c) repurchased on the open market with proceeds of an option price of an option. In addition, (i) shares issued under the Amended and Restated 2022 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving Qorvo acquiring another entity will not reduce the maximum number of shares available for delivery under the Amended and Restated 2022 Plan, and (ii) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Amended and Restated 2022 Plan and will not reduce the maximum number of shares available under the Amended and Restated 2022 Plan, subject, in the case of both (i) and (ii), to applicable stock exchange listing requirements.

The number of shares reserved for issuance under the Amended and Restated 2022 Plan, the participant award limitations and the terms of outstanding awards may be adjusted in the event of an adjustment in the capital structure of Qorvo (such as adjustments due to a merger, stock split, stock dividend or similar event), as provided in the Amended and Restated 2022 Plan.

Administration

The Amended and Restated 2022 Plan will be administered by the Committee unless the Board elects to administer the Amended and Restated 2022 Plan in whole or in part. As a matter of practice, the Committee will administer the Amended and Restated 2022 Plan, subject to Board oversight. Each member of the Committee is independent under applicable SEC Rule 16b-3 and Nasdaq listing standards. The Board and the Committee are also referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the Amended and Restated 2022 Plan, the Administrator’s authority includes but is not limited to the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and the terms, conditions, restrictions and limitations of an award; (b) prescribe the form or forms of agreements evidencing awards granted under the Amended and Restated 2022 Plan; (c) establish, amend and rescind rules and regulations for the administration of the Amended and Restated 2022 Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated 2022 Plan or in any award or award agreement; and (e) construe and interpret the Amended and Restated 2022 Plan, awards and award agreements made under the Amended and Restated 2022 Plan, interpret rules and regulations for administering the Amended and Restated 2022 Plan and make all other determinations deemed necessary or advisable for administering the Amended and Restated 2022 Plan. The Administrator also has the authority to adjust or modify performance factors, criteria, terms or conditions of awards in response to or in anticipation of extraordinary items, transactions, events or developments impacting Qorvo or its financial statements, or changes in applicable law. In certain circumstances, the Administrator may delegate to one or more officers of Qorvo or a special committee consisting of one or more directors who are also officers of the Company the authority to grant awards, and to make other determinations under the Amended and Restated 2022 Plan with respect to such awards.

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Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

Amendment and Termination

The Amended and Restated 2022 Plan and awards may be amended or terminated at any time by the Board, subject to the following: (a) stockholder approval is required of any amendment to the Amended and Restated 2022 Plan if approval is required by applicable law, rule or regulation; and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent (except as otherwise provided in the Amended and Restated 2022 Plan). In addition, except for anti-dilution adjustments or in connection with a change in control, stockholder approval is required to amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or SARs; exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator may adjust awards upon the occurrence of certain events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated 2022 Plan, if necessary or appropriate to comply with applicable laws, rules or regulations or as otherwise provided in the Amended and Restated 2022 Plan.

Term

No award shall be granted under the Amended and Restated 2022 Plan after granted after August 14, 2032, which is the day before the ten-year anniversary of the effective date of the Existing 2022 Plan.

Awards

The types of awards authorized under the Amended and Restated 2022 Plan are described below and include: restricted awards in the form of restricted stock awards and RSUs; options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding SARs and/or related SARs; performance awards in the form of performance shares and performance units; phantom stock awards; other stock-based awards; and dividend equivalent awards. Subject to the terms of the Amended and Restated 2022 Plan, the Administrator has broad authority to determine the terms and conditions of awards.

Restricted Awards. Under the terms of the Amended and Restated 2022 Plan, the Administrator may grant restricted awards to participants in such numbers, upon such terms and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards or RSUs that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. RSUs may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the Amended and Restated 2022 Plan and the discretion of the Administrator.

Performance Awards. Under the terms of the Amended and Restated 2022 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value (as determined in accordance with the Amended and Restated 2022 Plan) of a share of common stock. An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and that has an initial value established by the Administrator at the time of grant.

Options. The Amended and Restated 2022 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations).

The Administrator will determine the term and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed 10 years, or five years with respect to an employee who possesses more than 10% of the total combined voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

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Stock Appreciation Rights. Under the terms of the Amended and Restated 2022 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of an SAR is entitled to receive from us, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of related SARs. SARs generally are subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.

Phantom Stock Awards. Under the terms of the Amended and Restated 2022 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock. Payment in settlement of a phantom stock award may be made in cash, shares of common stock, or a combination of cash and stock, as determined by the Administrator.

Other Stock-Based Awards. The Administrator may grant other stock-based awards to one or more eligible individuals, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions, and awards granted without being subject to vesting or performance conditions. Other stock-based awards may be settled in cash or shares of common stock (or a combination of both), as determined by the Administrator.

Dividends and Dividend Equivalent Rights. The Administrator may provide that awards granted under the Amended and Restated 2022 Plan (other than options and SARs) earn dividends or dividend equivalent rights (“dividend equivalents”); however, dividends and dividend equivalents (whether paid in cash or shares of common stock), if any, on unearned or unvested awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested or been earned.

Change of Control

Under the terms of the Amended and Restated 2022 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A or provided in an award agreement):

●

To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which Qorvo is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the Amended and Restated 2022 Plan (as determined by the Administrator), (a) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (b) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will be deemed vested and earned at target.

●

In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable), and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will be deemed vested and earned at target, if the employment or service of the participant is terminated within six months before (in which case vesting will not occur until the effective date of the change of control) or one year (or such other period of time as may be stated in a change in control or similar agreement or arrangement) after the effective date of a change of control if such termination of employment or service (a) is by Qorvo not for cause or (b) is by the participant for good reason.

●

Notwithstanding the above, and unless an award agreement provides otherwise, in the event that a participant has entered into a change in control agreement, employment agreement or similar agreement or arrangement with Qorvo, the participant will be entitled to the greater of the benefits provided upon a change in control of Qorvo under the Amended and Restated 2022 Plan or the respective change in control agreement, employment agreement or similar agreement, and such agreement or arrangement will not be construed to reduce the benefits provided to a participant under the Amended and Restated 2022 Plan.

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Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, transfers (for no consideration) as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options are not transferable other than by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended. Restricted awards, SARs, performance awards, phantom stock awards and other stock-based awards generally are not transferable other than transfers for no consideration by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to an award until the award has vested and all other conditions established by the Administrator have been met.

Forfeiture and Recoupment

As noted above, the Amended and Restated 2022 Plan authorizes the Administrator to require forfeiture and recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

Certain United States Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Amended and Restated 2022 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to Qorvo. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances. Tax laws are subject to change. Generally, all amounts taxable as ordinary income to participants under the Amended and Restated 2022 Plan in respect of awards are deductible by Qorvo as compensation income at the same time the participant recognizes the ordinary income for tax purposes, subject to the provisions of the Code, including the limitations of Section 162(m) of the Code.

Incentive Options. Incentive options granted under the Amended and Restated 2022 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain.

Pursuant to the Code and the terms of the Amended and Restated 2022 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by Qorvo with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Amended and Restated 2022 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Qorvo, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options. The grant of a nonqualified option should not result in taxable income to a participant or a tax deduction to Qorvo. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The participant’s basis in shares of common stock acquired

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Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant or a tax deduction to Qorvo. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to Qorvo for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents. The grant of an RSU, performance award, phantom stock award, other stock-based awards or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to Qorvo for federal income tax purposes. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any common stock that is received in settlement of the award.

Code Section 409A. Awards granted under the Amended and Restated 2022 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the Amended and Restated 2022 Plan or any award, and the Amended and Restated 2022 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Registration with the SEC

If our stockholders approve the Amended and Restated 2022 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the Amended and Restated 2022 Plan.

Required Vote

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company common stock present in person or represented by proxy at the Annual Meeting of stockholders and entitled to vote thereon is required to approve Proposal No. 3.

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Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan

Existing Plan Benefits

The following table sets forth with respect to each of our NEOs listed in the Summary Compensation Table on page 39 and each group listed below the number of shares of common stock subject to RSUs and performance awards granted under the Amended and Restated 2022 Plan, in each case since the approval of the Existing 2022 Plan by our stockholders on August 15, 2022 through March 29, 2025 (without regard to whether any grants were subsequently forfeited, terminated or cancelled or shares were subsequently withheld). During this same time period, the Company has not made any grants of stock options under the Amended and Restated 2022 Plan and has not made any grants of any awards under any other equity incentive plans (not including the Company’s 2007 Employee Stock Purchase Plan).

	RSUs granted (#)	Performance Awards granted (#)

Robert A. Bruggeworth, President and Chief Executive Officer	80,970	190,488

Grant A. Brown, Senior Vice President and Chief Financial Officer	31,985	49,365

Philip J. Chesley, Senior Vice President and President of High Performance Analog	15,210	35,726

Steven F. Creviston, Senior Vice President and President of Connectivity & Sensors	17,492	41,085

Paul J. Fego, Senior Vice President of Global Operations	18,997	44,819

All current executive officers as a group (7 persons)	180,382	396,556

All directors who are not executive officers, as a group (6 persons)	23,555	–

All current employees, including officers who are not executive officers, as a group (approximately 6,092 persons)	2,235,168	159,593

The Board believes that approval of the Amended and Restated 2022 Plan is in the best interests of Qorvo in order to continue the purposes of our equity compensation program and provide competitive incentives for eligible participants. The Board believes that substantial equity ownership encourages management to take actions favorable to the long-term interests of Qorvo and its stockholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of executive officers. In addition, we grant unvested equity-based awards to most of our newly hired, full-time employees, as well as to our directors, and many employees are periodically eligible thereafter for additional equity awards. The Board believes that the Amended and Restated 2022 Plan will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

Equity Compensation Plan Information

See our “Equity Compensation Plan Information” table on page 55 for a summary of our equity compensation plan information as of March 29, 2025.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE QORVO, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN.

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Proposal 4 – Approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

PROPOSAL 4 – APPROVAL OF THE QORVO, INC. AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

Summary of the Proposal

The Board of Directors, upon a recommendation from the Compensation Committee, has unanimously approved the adoption of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Amended and Restated ESPP”), subject to stockholder approval. The Amended and Restated ESPP is designed to provide employees of the Company and its designated companies with an opportunity to purchase shares of our common stock at a discount to fair market value using their accumulated payroll deductions during specified offering periods.

We are asking our stockholders to approve the Amended and Restated ESPP to increase the number of shares of common stock that may be made available for sale thereunder by 4,000,000 shares. No other material changes are being made.

The following summary discussion describes the principal features of the Amended and Restated ESPP. This summary, however, does not purport to be a complete description of all of the provisions of the Amended and Restated ESPP. It is qualified in its entirety by reference to the full text and terms of the Amended and Restated ESPP, a copy of which is attached hereto as Appendix B.

Background and Purpose of the Amended and Restated ESPP

The Board believes that the adoption of the Amended and Restated ESPP will continue to serve as a powerful and effective tool in our total reward strategy for Qorvo employees. The Amended and Restated ESPP will provide employees with a continued opportunity to become stakeholders in our Company at favorable prices, thereby aligning employees’ interests with those of our stockholders.

Currently, we maintain the Qorvo, Inc. 2007 Employee Stock Purchase Plan (as amended, the “Existing ESPP”), which was formerly the TriQuint Semiconductor, Inc. 2007 Employee Stock Purchase Plan and which Qorvo assumed and amended and restated effective January 1, 2015 and further amended effective February 8, 2017, October 30, 2019 and February 10, 2021.

As of March 29, 2025, the number of shares of common stock remaining available under the Existing ESPP was 1,660,707, which represented approximately 1.8% of our shares of common stock outstanding as of such date. If approved by our stockholders, the Amended and Restated ESPP would increase the number of shares available under the Amended and Restated ESPP by 4,000,000 shares. The increase in share reserve represents an incremental dilution of approximately 4.3% of our issued and outstanding common stock as of March 29, 2025. The Board believes that this share reserve represents an appropriate amount of potential equity dilution in light of the purposes of the Amended and Restated ESPP, which are further described below.

Summary of the Amended and Restated ESPP

Purpose

The purpose of the Amended and Restated ESPP is to provide Qorvo employees with an opportunity to purchase shares of our common stock at a discount. The Amended and Restated ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and, accordingly, will be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code (the “423(b) Component”). The Amended and Restated ESPP also authorizes the purchase of shares of our common stock under a “Non-423(b) Component”, pursuant to rules, procedures or sub-plans that are designed to achieve tax, securities law or other objectives for participants who reside or are employed outside the U.S.

Shares

The maximum number of shares of our common stock that will be made available for sale under the Amended and Restated ESPP will be 10,242,871 shares, which includes (i) the existing reserve of 6,242,871 shares under the Existing ESPP and (ii) an increase of 4,000,000 shares, as approved by the Board, subject to approval by the stockholders (subject to adjustment as described below). The maximum number of shares that may be purchased during any single offering period under the Amended and Restated ESPP may not exceed 400,000 shares (subject to adjustment as described below).

Eligibility

Any employee of Qorvo or its designated companies who is customarily employed for at least 20 hours per week and more than five months in any calendar year (or such lesser periods for employees of any designated company to the extent required by

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Proposal 4 – Approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

applicable laws and subject to Section 423(b) of the Code) will be eligible to participate in the Amended and Restated ESPP. Notwithstanding the foregoing, no eligible employee will be granted an option under the Amended and Restated ESPP if (i) immediately after the grant, such employee would own (or be deemed to own) 5% or more of the total combined voting power or value of all classes of our capital stock or (ii) such grant would permit the employee to accrue rights to purchase shares of common stock in excess of $25,000 (determined at the fair market value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of March 29, 2025, approximately 5,286 employees would be eligible to participate in the Amended and Restated ESPP. For illustrative purposes, approximately 59% of eligible employees were enrolled in the offering period in effect as of March 29, 2025 under the Existing ESPP.

Administration

The Amended and Restated ESPP will be administered by the Board or a committee designated by the Board (the “Administrator”). As a matter of practice, the Compensation Committee will administer the Amended and Restated ESPP. The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the Amended and Restated ESPP, to determine eligibility and to adjudicate all disputed claims filed under the Amended and Restated ESPP. The Administrator may delegate its authority under the Amended and Restated ESPP to any specified officer of the Company in accordance with applicable law.

Offering Periods

The Amended and Restated ESPP will be implemented by consecutive offering periods, with a new offering period commencing on May 1 and November 1 each year, or on such other date or duration as determined by the Administrator. No offering period may last more than 27 months.

Participation; Employee Contributions

Each eligible employee may participate in an offering period under the Amended and Restated ESPP by submitting enrollment materials in the manner prescribed by the Administrator. At the time of enrollment, the participant will elect to have payroll deductions made on each pay day during the offering period authorizing contributions in an amount not exceeding 15% of the employee’s eligible compensation received on each pay day during the offering period. Subject to applicable law, the Administrator may allow for other means of contributing to the Amended and Restated ESPP. A participant’s contribution elections will remain in effect for successive offering periods unless the participant makes new elections in accordance with the procedures prescribed by the Administrator. A participant may not change his or her rate of contributions during an offering period.

Grant of Options

On the first day of each offering period (the “Offering Date”), each participant will receive an option to purchase, on the last day preceding the start of the next offering period (the “Exercise Date”), up to a number of shares of common stock determined by dividing such participant’s accumulated contributions prior to such Exercise Date and retained in the participant’s account as of such Exercise Date by the applicable purchase price (as described below). In no event will a participant be permitted to purchase more than 3,000 shares of common stock during each offering period (subject to adjustment as described below).

Exercise of Options and Purchase of Shares

Unless a participant has withdrawn from the Amended and Restated ESPP or terminated employment, on the Exercise Date, the participant’s option will be automatically exercised, and the maximum number of full shares subject to the option will be purchased with the accumulated contributions in his or her account at a price equal to 85% of the fair market value of a share of our common stock on the Offering Date or the Exercise Date, whichever is lower. No fractional shares may be purchased and any remaining contributions not sufficient to purchase a full share will be returned to the participant (without interest thereon, except as otherwise required under applicable laws) as soon as administratively practicable.

If the Administrator determines that, on a given Exercise Date, the number of shares of common stock with respect to which options are to be exercised may exceed (i) the number of shares of common stock that were available for sale under the Amended and Restated ESPP on the Offering Date or (ii) the number of shares of common stock available for sale under the Amended and Restated ESPP on such Exercise Date, subject in each case to the 400,000 share limitation per offering period, then the Administrator may provide for a pro rata allocation of the shares available for purchase in as uniform a manner as will be practicable and equitable among all participants, and either continue or terminate any offering periods then in effect.

Withdrawal

A participant may withdraw all but not less than all the contributions credited to his or her account and not yet used to exercise his or her option at any time pursuant to the procedures prescribed by the Administrator. All of the participant’s contributions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and

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Proposal 4 – Approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

such participant’s option for the offering period will be automatically terminated, and no further payroll deductions or other contributions for the purchase of shares will be made for such offering period. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in any similar plan or succeeding offering periods under the plan.

Termination of Employment

If a participant ceases to be an eligible employee for any reason, he or she will be deemed to have withdrawn from the Amended and Restated ESPP and the contributions credited to such participant’s account during the offering period but not yet used to purchase shares of common stock under the Amended and Restated ESPP will be returned to the participant or, in the case of his or her death, to the participant’s designated beneficiaries, and the participant’s option will be automatically terminated.

Transferability

Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of common stock under the Amended and Restated ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or to the participant’s beneficiaries) by the participant.

Adjustments and Change in Control

In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the common stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated ESPP, will, in such manner as it may deem equitable, adjust the number and class of shares of common stock which may be delivered under the Amended and Restated ESPP, the purchase price per share and the number of shares of common stock covered by each option under the Amended and Restated ESPP which has not yet been exercised, and the numerical limits under the Amended and Restated ESPP.

In the event of the proposed dissolution or liquidation of our Company, any offering period then in progress will be shortened by setting a new exercise date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. In the event of a merger or change in control (as defined in the Amended and Restated ESPP), unless the Administrator determines otherwise, each outstanding option will be assumed or an equivalent option substituted by the successor corporation (or its parent or subsidiary), and if such successor refuses to assume or substitute the option, the offering period will be shortened by setting a new date on which outstanding options will be exercised and such offering period will end on such new date.

Amendment and Termination

The Administrator, in its sole discretion, may amend, suspend, or terminate the Amended and Restated ESPP, or any part thereof, at any time and for any reason. If the Amended and Restated ESPP is terminated, the Administrator, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares of common stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit offering periods to expire in accordance with their terms (and subject to any adjustment pursuant to the Amended and Restated ESPP). If the offering periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of common stock will be returned to the participants (without interest thereon, except as otherwise required under applicable laws) as soon as administratively practicable.

Term of Plan

The Amended and Restated ESPP will become effective upon its approval by our stockholders and will continue effect until terminated pursuant to terms of the Amended and Restated ESPP.

Governing Law

The Amended and Restated ESPP will be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

Certain United States Federal Income Tax Consequences

The following is a general summary under current law of the U.S. federal income tax consequences associated with the Amended and Restated ESPP. The summary does not purport to be complete and does not discuss the tax consequences for participation outside the U.S., or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

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Proposal 4 – Approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

Under the 423(b) Component of the Amended and Restated ESPP, the Amended and Restated ESPP will be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under Section 423 of the Code, participants will not realize taxable income for U.S. federal income tax purposes when they complete enrollment materials and procedures or when they complete their payment for and receive delivery of the shares which they are eligible to purchase as long as such purchase occurs while they are employed by Qorvo or any designated company or within three months after termination of employment. If a participant does not dispose of shares acquired pursuant to the exercise of an option under the Amended and Restated ESPP until more than (i) two years after the applicable grant date and (ii) one year after the applicable exercise date, any profit realized upon disposition will be treated as a long-term capital gain and no tax deduction will be allowed to Qorvo.

If a participant disposes of the shares prior to satisfaction of the holding periods described in the preceding paragraph, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, less the exercise price will be taxable as ordinary income to the participant at the time of disposition, and a corresponding tax deduction will be allowable to Qorvo.

Under the Non-423(b) Component of the Amended and Restated ESPP, the Amended and Restated ESPP will not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participants will not realize taxable income for U.S. federal income tax purposes when they complete enrollment materials and procedures. Upon the purchase of shares pursuant to an option under the Amended and Restated ESPP, the excess of the fair market value of the underlying shares on the exercise date less the applicable purchase price will be taxable as ordinary income to the participant and will be subject to applicable withholding taxes. Qorvo is generally entitled to a tax deduction at the same time in the same amount.

The participant’s tax basis for shares acquired pursuant to the exercise of an option under the Amended and Restated ESPP will equal the sum of the income recognized and the applicable purchase price. Gain or loss upon a subsequent sale of any shares received upon the exercise of options will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. To the extent required by applicable law, a participant must make arrangements satisfactory to Qorvo for the payment of any withholding or similar tax obligations that arise in connection with the Amended and Restated ESPP.

Registration with the SEC

If our stockholders approve the Amended and Restated ESPP, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares to be made available for sale under the Amended and Restated ESPP.

Required Vote

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company common stock present in person or represented by proxy at the Annual Meeting of stockholders and entitled to vote thereon is required to approve Proposal No. 4.

Existing Plan Benefits

The actual number of shares that may be purchased by any individual under the Amended and Restated ESPP is not determinable in advance since the number is determined, in part, on the contributed amount and the purchase price. The following table sets forth the aggregate number of shares of Company common stock that was purchased under the Existing ESPP by the listed persons and groups from January 1, 2015 through March 29, 2025.

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Proposal 4 – Approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

Name and Position	Aggregate Number of Shares Purchased in All Completed Offering Periods

Robert A. Bruggeworth President and Chief Executive Officer	–

Grant A. Brown Senior Vice President and Chief Financial Officer	2,743

Philip J. Chesley Senior Vice President and President of High Performance Analog	–

Steven F. Creviston Senior Vice President and President of Connectivity & Sensors	–

Paul J. Fego Senior Vice President of Global Operations	–

All current executive officers as a group (7 persons)	2,743

All directors who are not executive officers, as a group (6 persons)(1)	–

All current employees, including officers who are not executive officers, as a group (approximately 3,495 persons)	3,434,617

(1)	Non-employee directors are not eligible to participate in the Amended and Restated 2007 ESPP or the Existing ESPP.

Equity Compensation Plan Information

See our “Equity Compensation Plan Information” table on page 55 for a summary of our equity compensation plan information as of March 29, 2025.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE QORVO, INC. AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN.

 2025 Proxy Statement 69

Proposal 5 – Ratification of Appointment of Qorvo’s Independent Registered Public Accounting Firm

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF QORVO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, and evaluates the independent auditor’s qualifications, performance and independence, including that of the lead audit partner.

The Audit Committee has appointed Ernst & Young LLP (“EY”) to audit the consolidated financial statements of Qorvo for fiscal 2026. EY, an independent registered public accounting firm, has served as Qorvo’s independent auditor since fiscal 2019. Prior to its appointment, the Audit Committee engaged in an annual evaluation of the independent registered public accounting firm. In its evaluation, it considers, in part, whether the retention of the firm is in the best interests of our company and our stockholders, taking into account the firm’s quality of service and experience, the firm’s institutional knowledge, the firm’s global capabilities, the sufficiency of the firm’s resources, the quality of the communication with the firm, its length of service to the Company and the firm’s independence and objectivity. After assessing the qualifications, performance, and independence of EY, the Audit Committee believes that retaining EY is in the best interests of our Company.

Although stockholder ratification of the appointment is not required by law, we seek to solicit ratification as a matter of good governance. A representative from EY is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders. If the appointment of EY is not approved by a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2026.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 28, 2026.

Independent Registered Public Accounting Firm Fee Information

The following table shows the aggregate fees that were paid or accrued for the audit and other services provided by EY for fiscal years 2025 and 2024.

	2025 ($)	2024 ($)

Audit Fees	2,816,000	2,945,000

Audit-Related Fees	–	–

Tax Fees	113,000	132,000

All Other Fees	–	–

Total	2,929,000	3,077,000

Audit Fees. This category includes fees for: (a) the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q; (b) the audit of our internal control over financial reporting; and (c) services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Tax Fees. This category consists of professional services rendered by our independent registered public accounting firm for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, tax planning, research and technical tax advice.

The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to EY in fiscal years 2025 and 2024, and the proposed non-audit related services and proposed fees for fiscal year 2025 and has determined that such services and fees are compatible with the independence of EY. All services were approved by the Audit Committee prior to such services being rendered.

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Proposal 5 – Ratification of Appointment of Qorvo’s Independent Registered Public Accounting Firm

Pre-Approval Policies and Procedures

The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount, for each identified service that may be provided by the independent registered public accounting firm. The pre-approval fee levels for all services to be provided by the independent registered public accounting firm are reviewed annually by the Audit Committee. The Audit Committee has authorized management to engage accounting firms other than EY to perform certain audit- related, tax and other non-audit services, as set forth in the policy. The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve, in between meetings of the Audit Committee, certain audit, audit-related, tax and other permissible non-audit services to be provided by EY in an amount not to exceed $50,000.

Report of the Audit Committee

Each member of the Audit Committee is an independent director under existing Nasdaq listing standards and SEC requirements. In addition, the Board of Directors has determined that each of Ms. Bruner and Mr. Harding is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and maintaining effective internal control over financial reporting. The independent registered public accounting firm is responsible for performing an audit of the Company’s annual financial statements and of the effectiveness of its internal control over financial reporting and expressing opinions on both in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of the financial statements and the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements, enterprise risk management, privacy and information security, performance of our internal audit function and the independent registered public accounting firm qualifications, by meeting regularly with the independent registered public accounting firm, our senior management and our internal audit, financial, and legal personnel. The Audit Committee is also involved in the selection of the lead engagement partner in conjunction with the mandated regular rotation of the lead audit partner in accordance with SEC rules.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also has reviewed and discussed with management and the independent registered public accounting firm management’s assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s evaluation of our internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 29, 2025 for filing with the SEC. This report has been prepared by members of the Audit Committee:

Judy Bruner (Chair)

John R. Harding

Christopher R. Koopmans

Roderick D. Nelson

 2025 Proxy Statement 71

Proposal 6 – Shareholder Proposal Regarding Special Shareholder Meetings

PROPOSAL 6 – SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who represents that he owns no less than

30 shares of Qorvo common stock, has notified Qorvo that he will present the following proposal at the Annual Meeting. Other than minor formatting changes, we are reprinting the proposal as it was submitted, and we have not endeavored to correct any erroneous statements or typographical errors contained therein:

The Stockholder’s Resolution

Proposal 6 – Support for Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.

A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that Qorvo (QRVO) Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

To guard against the QRVO Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.

This proposal topic is now more important than ever because there has been a mad rush of Board exculpation proposals to limit the financial viability of directors when they violate their fiduciary duty. This is disincentive for improved director performance. Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.

Companies often claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.

With widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important issues and QRVO bylaws thus need to be updated accordingly.

Please vote yes:

Support for Shareholder Ability to Call for a Special Shareholder Meeting – Proposal 6

The Board of Directors’ Statement in Opposition to Proposal 6:

The Board recognizes the importance as a corporate governance practice of giving stockholders the right to call special meetings of stockholders in appropriate circumstances. On May 16, 2025, the Board amended and restated the Company’s bylaws to provide our stockholders a meaningful right to call special meetings of stockholders. The Board believes that the Company’s bylaw provision permitting stockholders collectively owning at least 25% of the voting power of the Company’s common stock to call special meetings of stockholders strikes the appropriate balance between this stockholder right and our stockholders’ interest in avoiding the disruption and substantial administrative and financial burdens associated with a special meeting of stockholders in which a small group of stockholders may seek to advance a narrowly supported interest.

The Board has carefully reviewed and considered the proponent’s proposal and has concluded that providing for a special meeting ownership threshold of 10% would not be in the best interests of the Company’s stockholders. The Board recommends a vote AGAINST the proposal for the following reasons:

Our existing stockholder special meeting right strikes the appropriate balance between enhancing the rights of all stockholders and preventing the waste of corporate resources and associated disruptions

Organizing and preparing for a special meeting of stockholders results in significant costs to the Company in legal, administrative, printing, distribution, and other fees. It also requires considerable attention from our senior executives, diverting their focus from performing their primary functions of overseeing and operating our business in the best interests of all stockholders. Consequently, the Board believes that special meetings should be called only to consider matters deemed by a significant portion of our stockholders to warrant immediate attention and that cannot be deferred for consideration until the next annual meeting. A

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Proposal 6 – Shareholder Proposal Regarding Special Shareholder Meetings

low ownership threshold could allow small groups of stockholders to misuse the special meeting right to advance narrow or short-term interests that might not be shared by our broader stockholder base. The Board believes that our Company’s bylaw provision, with its current ownership threshold that permits stockholders collectively owning at least 25% of the voting power of our common stock to call special meetings and provisions designed to avoid duplicative meetings, is in the Company’s and our stockholders’ best interest because it appropriately balances the interests of all of our stockholders and avoids the risk of unnecessary and burdensome stockholder meetings called by a relatively small group of stockholders.

In line with our commitment to strong corporate governance practices, our existing stockholder special meeting right is consistent with public company best practices

The Board is committed to sound principles of corporate governance, as described throughout this proxy statement. Our corporate governance practices and policies, including our stockholder special meeting right, annual election of all directors, majority voting for director elections in uncontested elections, and eligible stockholders being able to nominate their own director nominees to be included in the Company’s proxy statement, promote accountability to protect the interests of our stockholders and are aligned with mainstream governance practices. Our existing 25% ownership threshold reflects prevailing public company trends. Among S&P 600 companies, based on DealPointData as of May 16, 2025, 48.17% do not allow stockholders to call special meetings at all, 32.16% maintain a stockholder special meeting right with a threshold of 25% or higher, 4.00% have adopted a threshold of 20%, and 1.17% have adopted a threshold of 15%, while only 14.5% have adopted a threshold of 10% or lower. Furthermore, our Company’s governing documents allow our Board to call special meetings of stockholders when it is in the best interests of our stockholders. Those governing documents, along with Delaware corporate law and applicable Nasdaq requirements, already require that certain significant matters be presented for a stockholder vote, such as mergers, large acquisitions, and share issuances, providing additional protection for our stockholders. Our existing corporate governance framework makes the proponent’s proposal unnecessary.

Stockholder engagement remains an important source of feedback that informs our corporate decisions and is significantly more cost effective than a special meeting

We meet with stockholders throughout the year and solicit their perspectives on corporate governance, among other topics. In addition to regular formal engagement with our institutional stockholders, we maintain open lines of communication by which all stockholders are permitted to communicate directly with members of our Board. We value the views of our stockholders, and the input we receive is important in informing our corporate governance practices. We have taken a number of actions in part on feedback we have received to increase stockholder rights and enhance the Board’s structure and other corporate governance practices. For example, the Board has recommended that our stockholders vote on executive compensation each year (an annual say on pay vote) so that stockholders can promptly provide their views on the compensation of our Company’s named executives and all of our Company’s directors are elected annually with majority voting for director elections in uncontested elections.

For these reasons, the Board considers the proponent’s proposal not to be in the best interests of the Company’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

 2025 Proxy Statement 73

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Qorvo’s common stock as of May 30, 2025 (unless otherwise indicated) by (a) each person known by Qorvo to own beneficially more than five percent of the outstanding shares of our common stock, (b) each director and nominee for director, (c) the NEOs, and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of May 30, 2025, and shares of restricted stock or restricted stock units that have vested or that will vest within 60 days of May 30 2025, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each stockholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of all listed stockholders is c/o Qorvo, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. None of our directors or executive officers has pledged our common stock. The percentage of our common stock beneficially owned is based on 93,006,671 shares outstanding as of May 30, 2025.

Name of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc. (1)	12,948,106	13.92%
The Vanguard Group (2)	11,662,641	12.54%
Entities affiliated with Starboard Value LP (3)	8,270,655	8.9%
Robert A. Bruggeworth (4)	131,749	*
Walden C. Rhines (5)	97,033	*
Steven E. Creviston	62,313	*
Paul J. Fego	20,423	*
Grant A. Brown	11,626	*
Susan L. Spradley	7,431	*
Judy Bruner	5,606	*
Roderick D. Nelson	5,595	*
Jack R. Harding	5,500	*
Rick Clemmer	250	*
Philip Chesley	164	*
Christopher R. Koopmans	–	*
Alan Lowe	–	*
Peter A. Feld (6)	8,270,655	8.9%
All current directors and executive officers as a group	381,118	*

*	Indicates less than one percent

(1)

Based upon information set forth in a Schedule 13G/A filed with the SEC on April 24, 2025 by BlackRock, Inc. (“BlackRock”) reporting the sole power to vote or direct the vote of 12,607,823 shares and the sole power to dispose and to direct the disposition of 12,948,106 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(2)

Based upon information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”) reporting the sole power to dispose or direct the disposition of 11,246,046 shares, shared power to vote or direct the vote of 122,515 shares and shared power to dispose or direct the disposition of 416,595 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based on information set forth in a Schedule 13D/A filed on May 19, 2025 by Starboard Value LP. Based on such filing, Starboard Value LP has sole voting and dispositive power with respect to 8,270,655 of the reported shares. Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”) has sole voting and dispositive power with respect to 3,730,607 of the reported shares. Starboard Value and Opportunity S LLC (“Starboard S LLC”) has sole voting and dispositive power with respect to 507,252 of the reported shares. Starboard Value and Opportunity C LP (“Starboard C LP”) has sole voting and dispositive power with respect to 397,133 of the reported shares. Starboard Value R LP (“Starboard R LP”) has sole voting and dispositive power with respect to 397,133 of the reported shares. Starboard

74   2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Value and Opportunity Master Fund L LP (“Starboard L Master”) has sole voting and dispositive power with respect to 196,840 of the reported shares. Starboard Value L LP (“Starboard L LP”) has sole voting and dispositive power with respect to 186,840 of the reported shares. Starboard Value R GP (“Starboard R GP”) has sole voting and dispositive power with respect to 593,973 of the reported shares. Starboard X Master Fund Ltd (“Starboard X Master”) has sole voting and dispositive power with respect to 1,332,439 of the reported shares. Starboard G Fund, L.P. (“Starboard G LP”) has sole voting and dispositive power with respect to 1,248,472 of the reported shares. Starboard Value G GP, LLC (“Starboard G GP”) has sole voting and dispositive power with respect to 1,248,472 of the reported shares. Starboard Value A LP (“Starboard A LP”) has sole voting and dispositive power with respect to 1,248,472 of the reported shares. Starboard Value A GP LLC (“Starboard A GP”) has sole voting and dispositive power with respect to 1,248,472 of the reported shares. Starboard Value GP LLC LP (“Starboard GP LLC”) has sole voting and dispositive power with respect to 8,270,655 of the reported shares. Starboard Principal Co LP (“Principal Co”) has sole voting and dispositive power with respect to 8,270,655 of the reported shares. Starboard Principal Co GP LLC (“Principal GP”) has sole voting and dispositive power with respect to 8,270,655 of the reported shares. Starboard Value L LP (“Starboard L GP”) is the general partner of Starboard L Master. Starboard R LP is the general partner of Starboard C LP. Starboard R GP is the general partner of Starboard R LP and Starboard L GP. Starboard G GP is the general partner of Starboard G LP. Starboard A LP is the managing member of Starboard G GP. Starboard A GP is the general partner of Starboard A LP. Starboard Value LP is the investment manager of the Starboard V&O Fund, Starboard C LP, Starboard L Master, Starboard G LP, Starboard X Master and of a certain managed account (the “Starboard Value LP Account”) and the manager of Starboard S LLC. Starboard Value GP LLC (“Starboard Value GP”) is the general partner of Starboard Value LP. Principal Co, as a member of Starboard Value GP. Principal GP is the general partner of Principal Co. Jeffrey C. Smith and Peter A. Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 3,730,607 shares owned by Starboard V&O Fund, (ii) 507,252 shares owned by Starboard S LLC, (iii) 397,133 shares owned by Starboard C LP, (iv) 196,840 shares owned by Starboard L Master, (v) 1,248,472 shares owned by Starboard G LP, (vi) 1,332,439 shares owned by Starboard X Master and (vii) 857,912 shares held in the Starboard Value LP Account. Messrs. Smith and Feld share voting and dispositive power with respect to the 8,270,655 of the reported shares beneficially owned in the aggregate by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard G LP, Starboard X Master and held in the Starboard Value LP Account. The address of the principal office of Starboard Value LP and Messrs. Smith and Feld is 777 Third Avenue, 18th Floor, New York, New York 10017.

(4)	Includes 11,707 shares of common stock held in a trust for which Mr. Bruggeworth has sole voting and dispositive power.

(5)	Includes 29,888 shares of common stock held in a trust for which Dr. Rhines has sole dispositive power. Dr. Rhines disclaims beneficial ownership of these 29,888 shares.

(6)

Includes 8,270,655 shares of common stock held by certain managed accounts and private investment funds (collectively, the “Starboard Accounts”) to which Starboard Value LP (“Starboard”) serves as the investment manager or manager and may be deemed to beneficially own such securities, as described in footnote 3 above. Mr. Feld is a Managing Member, Portfolio Manager and Head of Research of Starboard and may be deemed to share voting and dispositive power over the securities held in the Starboard Accounts. Starboard’s principal business address is 777 Third Avenue, New York, New York 10017.

 2025 Proxy Statement 75

Related Person Transactions

RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Board maintains a written policy regarding transactions that involve Qorvo and any of our executive officers, directors, director nominees or five percent or greater stockholders or their affiliates, which are referred to generally as “related persons.” The Governance and Nominating Committee will analyze and consider any such transaction in accordance with this written policy in order to determine whether the terms and conditions of the transaction are substantially the same as, or more favorable to Qorvo than, transactions that would be available from unaffiliated parties.

The policy governs the procedures for review and consideration of all “related person transactions,” as that term is defined in the policy, in order for such transactions to be timely identified and given appropriate consideration. Generally, any current or proposed financial transaction, arrangement or relationship in which a “related person” had or will have a direct or indirect material interest, in an amount exceeding $120,000 and in which Qorvo was or will be a participant, requires the approval of the Governance and Nominating Committee or a majority of the disinterested members of the Board. Before granting such approval, the Governance and Nominating Committee will consider all of the relevant facts and circumstances to determine whether the proposed transaction is in the best interest of Qorvo and its stockholders. The term “related person” is defined by the policy and by Item 404 of Regulation S-K.

In conducting its review of any proposed related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available to the Governance and Nominating Committee, including but not limited to (a) the benefits to Qorvo; (b) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the proposed related person transaction; and (e) the terms available to unrelated third parties or to employees generally in an arms-length negotiation. No member of the Governance and Nominating Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Governance and Nominating Committee may, from time to time as it determines in its discretion to be appropriate, review periodically any previously approved or ratified related person transaction to determine if it is in the best interests of Qorvo and our stockholders to continue, modify or terminate such related person transaction.

There were no related-person transactions that would require disclosure under Item 404 of Regulation S-K since March 30, 2024.

76   2025 Proxy Statement

Proposals for the 2026 Annual Meeting

PROPOSALS FOR THE 2026 ANNUAL MEETING

Proposals for Inclusion in our Proxy Statement

Pursuant to SEC Rule 14a-8, under certain conditions, stockholders may request that we include a proposal in our proxy materials for the 2026 annual meeting of Qorvo stockholders. Any stockholder desiring to include a proposal in our proxy materials pursuant to Rule 14a-8 must ensure that our Secretary receives the proposal at our principal executive offices (located at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421) not later than February 26, 2026 in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to our 2026 annual meeting.

Director Nominations for Inclusion in our Proxy Statement

If a stockholder desires to propose a director candidate for nomination to the Board of Directors pursuant to our proxy access bylaw provisions, our bylaws provide that the stockholder must deliver timely advance written notice of such nomination to our Secretary at our principal executive offices. Under our bylaws, to be timely, such stockholder’s notice generally must be delivered to our Secretary not later than the close of business on February 26, 2026 and not earlier than the close of business on January 27, 2026.

Other Shareholder Proposals and Director Nominations

If a stockholder desires to propose any business at the meeting (other than pursuant to Rule 14a-8 or our proxy access bylaw provisions), our bylaws provide that the stockholder must deliver timely advance written notice of such business to our Secretary at our principal executive offices. Under our bylaws, to be timely, such stockholder’s notice generally must be delivered to our Secretary not later than the close of business on April 15, 2026 and not earlier than the close of business on March 16, 2026.

Each item of business proposed by a stockholder, including director nominations, must be made in accordance with our bylaws and any other applicable law, rule or regulation. In addition, any notice of a proposed director candidate must also comply with our bylaws, including the criteria set forth under “Procedures for Director Nominations” on page 19 of this proxy statement. If written notice is not given in accordance with these requirements, the proposal or nomination will be considered deficient or untimely, as applicable, and Qorvo may exclude such business, including director nominations, from consideration at the meeting.

 2025 Proxy Statement 77

Questions and Answers about the Annual Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. WHY AM I RECEIVING THESE PROXY MATERIALS?

We sent you this proxy statement and the enclosed proxy card or voting instruction form because the Board is soliciting your proxy to vote your shares at the Annual Meeting, or any adjournment or postponement thereof. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or voting instruction form or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card or voting instruction form. If you are a beneficial owner of our shares, the availability of telephone and Internet voting will depend on the voting process of the brokerage firm, bank or nominee.

2. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of 2025 Annual Meeting of Stockholders, which are:

1.	To elect the 10 director nominees named in this proxy statement to serve a one-year term and until her/his successor has been duly elected and qualified, or her/his earlier resignation or removal.

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, or “NEOs.”

3.	To approve the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan.

4.	To approve the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan.

5.	To ratify the appointment of Ernst & Young LLP as Qorvo’s independent registered public accounting firm for fiscal year 2026.

6.

If properly presented at the meeting, to vote on a proposal submitted by a stockholder to consider and conduct an advisory (non-binding) vote on a proposal submitted by a stockholder to amend the Company’s bylaws to provide that stockholders holding a combined 10% of the outstanding common stock may call a special meeting of stockholders.

7.	To transact such other business that may properly come before the meeting in accordance with our bylaws.

The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

The Board recommends voting “FOR” all of the Board’s nominees on Proposal 1, “FOR” Proposals 2, 3, 4, and 5 and “AGAINST” Proposal 6 using the enclosed proxy card or voting instruction form.

3. WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

The Annual Meeting is scheduled to be held on August 13, 2025, at 8:00 am Central Daylight Time at the Renaissance Dallas at Plano Legacy West Hotel, 6007 Legacy Drive, Plano, TX 75024.

Attendance at the Annual Meeting will be limited to stockholders as of the close of business on June 20, 2025 (the “Record Date”), their authorized representatives and guests of the Company. Access to the Annual Meeting may be granted to others at the discretion of the Company and the chairman of the Annual Meeting.

If you decide to attend the meeting in person, you will need to present government-issued photo identification. After confirmation that you are a registered holder of Qorvo common stock as of the record date, you will be allowed to attend our Annual Meeting. If you are not a registered holder, please be sure that you bring your government-issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of Qorvo common stock as of the record date (and a legal proxy from your brokerage firm, bank or other nominee if you wish to vote your shares at the meeting), to present to the registration desk upon your arrival.

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by voting via the Internet or by telephone or by completing, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage pre-paid envelope provided, as soon as possible.

4. WHAT IS INCLUDED IN THE COMPANY’S PROXY MATERIALS?

The Company’s proxy materials include: (1) the Notice of Annual Meeting of Stockholders; (2) this proxy statement; (3) the 2025 Form 10-K; and (4) a proxy card or a voting instruction form for the Annual Meeting.

78   2025 Proxy Statement

Questions and Answers about the Annual Meeting and Voting

You may refer to the 2025 Form 10-K for financial and other information about our operations. The 2025 Form 10-K is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

5. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the Annual Meeting is June 20, 2025. Owners of record of our Common Stock, par value $0.0001 per share (“common stock”) at the close of business on the Record Date are entitled to:

●	receive notice of the Annual Meeting; and

●	vote at the Annual Meeting in accordance with our certificate of incorporation and bylaws.

At the close of business on June 20, 2025, there were 92,851,945 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting. There is no cumulative voting, and the holders of the common stock vote together as a single class. Stockholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.

Pursuant to Delaware law, a list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during normal business hours at our principal executive offices in Greensboro, NC for a period of ten days ending on the day before the date of the Annual Meeting.

6. WHO MAY ATTEND THE ANNUAL MEETING?

All stockholders of record who owned shares of common stock on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, as may our invited guests. Seating is limited and admission is on a first-come, first-served basis. If you decide to attend the meeting in person, you will need to present government-issued photo identification. After confirmation that you are a registered holder of Qorvo common stock as of the record date, you will be allowed to attend our annual meeting. If you are not a registered holder, please be sure that you bring your government-issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of Qorvo common stock as of the record date (and a legal proxy from your brokerage firm, bank or other nominee if you wish to vote your shares at the meeting), to present to the registration desk upon your arrival. Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of June 20, 2025.

7. WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A majority of the outstanding shares entitled to vote at the Annual Meeting must be present or represented by proxy at the Annual Meeting to hold a valid meeting. This is called a “quorum.”

You may vote “For,” “Against” or “Abstain” with respect to each Proposal. Abstentions will be counted towards the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

If you are a beneficial owner holding your shares in “street name” then only the broker, bank or other stockholder of record can vote your shares unless you obtain a valid legal proxy from the broker, bank or other stockholder of record, or are otherwise provided with a separate means to vote your shares (such as a control number provided via email or on your voting instruction form). Shares represented by “broker non-votes” will be counted in determining whether there is a quorum present.

8. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

Most stockholders hold their shares through a brokerage firm, bank or other nominee (i.e., in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.

●	Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.”

●

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in “street name.” If you are a street name stockholder, you will be forwarded proxy materials by your brokerage firm, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your brokerage firm, bank or other nominee how to vote. Your brokerage firm, bank or other nominee has provided a voting instruction form for you to use in directing the brokerage firm, bank or other nominee how to vote your shares. If you fail to provide sufficient instructions to your brokerage firm, bank or other nominee, they may be prohibited from voting your shares. See “If I am a street name stockholder, will my shares be voted if I do not provide instructions?” as described in Question 12 below.

 2025 Proxy Statement 79

Questions and Answers about the Annual Meeting and Voting

9. WHAT DIFFERENT METHODS CAN I USE TO VOTE?

Although stockholders holding shares as of the record date may vote in person at the annual meeting, we strongly encourage all stockholders to vote their shares prior to the meeting. To be valid, your vote must be received by the deadline specified on the proxy card, voting instruction form or Notice of Internet Availability.

If you vote via the Internet or by telephone, please do not return your proxy card. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m., EDT, on August 12, 2025. Stockholders who vote via the Internet or by telephone may incur costs, such as telephone and Internet access charges, for which the stockholder is responsible.

Stockholders of Record: Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:

●

By Internet. You may submit a proxy electronically on the Internet by going to www.proxyvote.com and following the instructions provided on the enclosed proxy card. Please have your proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day.

●

By Telephone. You may submit a proxy by telephone by calling 1-800-690-6903 toll-free. Please have your proxy card in hand when you call, as you will need the control number. Telephone voting facilities will be available 24 hours a day.

●

By Mail. If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed postage-paid reply envelope.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

●

By the Methods Listed on the Voting Instruction Form. Please refer to the voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

●

In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

●	If your shares are held in “street name” and you wish to revoke a proxy, you should contact your broker, bank or nominee and follow its procedures for changing your voting instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

10. WILL MY SHARES BE VOTED IF I DO NOTHING?

If your shares of our common stock are registered in your name, you must sign, date and return a proxy card or submit a proxy by telephone or by Internet in order for your shares to be voted.

If your shares of our common stock are held in “street name,” that is, held for your account by a broker, bank or other nominee, and you do not instruct your broker, bank, or other nominee how to vote your shares, then your broker, bank, or other nominee would not have discretionary authority to vote your shares on Proposals 1, 2, 3, 4 and 6. If your shares of our common stock are held in “street name,” your broker, bank or nominee has enclosed a voting instruction form with this proxy statement. We strongly encourage you to authorize your broker, bank or other nominee to vote your shares by following the instructions provided on the voting instruction form.

To return your voting instruction form to your broker, bank or other nominee, simply sign, date and return the enclosed voting instruction form in the accompanying postage pre-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions on the voting instruction form. Please contact the person responsible for your account to ensure that a proxy card or voting instruction form is voted on your behalf.

We strongly urge you to vote by proxy “FOR” all of the Board’s nominees listed in Proposal 1, “FOR” Proposals 2, 3, 4, and 5, and “AGAINST” Proposal 6 by using the enclosed proxy card or voting instruction form to vote TODAY by Internet, by telephone or by signing, dating and returning the enclosed proxy card or voting instruction form in the envelope provided. If your shares are held in “street name,” you should follow the instructions on the voting instruction form provided by your broker, bank or other nominee and provide specific instructions to your broker, bank or other nominee to vote as described above.

80   2025 Proxy Statement

Questions and Answers about the Annual Meeting and Voting

Even if you plan to attend the Annual Meeting, we recommend you also submit your proxy so that your vote will count if you are unable to attend the meeting. Submitting your proxy via Internet, telephone or mail does not affect your ability to vote in person at the Annual Meeting.

11. WHAT IF I AM A STOCKHOLDER OF RECORD AND I DON’T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?

A validly executed proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a validly executed proxy card or voting instruction form, but do not indicate how your shares should be voted and do not revoke your proxy, your shares will be voted as follows:

●

FOR the election of the 10 director nominees named in this proxy statement to serve a one-year term and until her/his successor has been duly elected and qualified, or her/his earlier resignation or removal;

●	FOR the approval, on a non-binding advisory basis, of the compensation of our NEOs;

●	FOR the approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan;

●	FOR the approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan;

●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending March 28, 2026; and

●	AGAINST the shareholder proposal regarding amending the Company’s bylaws to provide that stockholders holding a combined 10% of the outstanding common stock may call a special meeting of stockholders.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy on such matters to the extent authorized by Rule 14a-4(c). The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.

12. IF I AM A STREET NAME STOCKHOLDER, WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS?

In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms, banks, and nominees have the authority under the applicable stock exchange rules to cast votes on certain “routine” matters if they do not receive instructions from the beneficial holder. Typically, ratification of the appointment of the independent registered public accounting firm is considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a “broker discretionary vote.” When a proposal is not a routine matter and a brokerage firm, bank, or other nominee has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm, bank, or other nominee cannot vote the shares on that proposal. This is called a “broker non-vote.” Proposals 1, 2, 3, 4, and 6 are not considered routine matters. Broker non-votes, if any, will have no effect on the outcome of these proposals.

13. WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?

Election of Directors (Proposal 1). For the election of directors at this Annual Meeting, votes may be cast “FOR,” “AGAINST,” or “ABSTAIN.” Our bylaws provide that, in uncontested director elections, the director nominees receiving a majority of the votes cast will be elected as directors. This means that if a quorum is present at the Annual Meeting and the number of director nominees does not exceed the number of directors to be elected (i.e., the election is uncontested), a director nominee will be elected if the number of shares voted “for” the nominee exceeds the number of shares voted “against” the nominee. The majority voting standard does not apply, however, in a contested election, where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. In a contested election, stockholders will be given the choice to cast either “FOR” or “WITHHOLD” votes for the election of directors and will not have the ability to cast any other vote with respect to such election of directors. In the case of either an uncontested or a contested election, broker discretionary votes are not allowed. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote. Because the Company has included Peter A. Feld as one of the Company’s director nominees and Starboard Value LP (“Starboard”) withdrew its nomination notice of Mr. Feld on May 19, 2025, the election of directors at this Annual Meeting is not contested.

Advisory Vote on Executive Officer Compensation (Proposal 2). For the advisory vote on executive officer compensation, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” and will be approved by an affirmative vote of a majority of our shares represented in person or by proxy and entitled to vote at the Annual Meeting. Broker discretionary votes are not allowed. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total.

 2025 Proxy Statement 81

Questions and Answers about the Annual Meeting and Voting

Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan (Proposal 3). For the approval of certain amendments to the Qorvo, Inc. 2022 Stock Incentive Plan, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” and will be approved by an affirmative vote of a majority of our shares represented in person or by proxy and entitled to vote at the Annual Meeting. Broker discretionary votes are not allowed. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

Approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (Proposal 4). For the approval of certain amendments to the Qorvo Employee Stock Purchase Plan, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” and will be approved by an affirmative vote of a majority of our shares represented in person or by proxy and entitled to vote at the Annual Meeting. Broker discretionary votes are not allowed. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm (Proposal 5). For the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” and will be approved by an affirmative vote of a majority of our shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against the proposal. Broker discretionary votes are allowed.

Shareholder Proposal Pursuant to the Company’s Bylaws (Proposal 6) (the “Stockholder Bylaw Proposal”). For the Stockholder Bylaw Proposal, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” and will be approved by an affirmative vote of a majority of our shares represented in person or by proxy and entitled to vote at the Annual Meeting. Broker discretionary votes are not allowed. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total.

Other Items. Pursuant to our bylaws, written notice by stockholders of qualifying nominations for election to the Board, or other business proposals, must have been received by our Corporate Secretary not later than 5:00 p.m., Eastern time, on April 15, 2025. We did not receive any such notices of nominations, other than the notice of nomination from Starboard, which was subsequently withdrawn on May 19, 2025, and no other nominations for election to the Board, or other business proposals, may be made by stockholders at the Annual Meeting.

14. WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting to the extent authorized by Rule 14a-4(c). Under the provisions of our bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

15. CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

●	voting again by telephone or through the Internet;

●	requesting, completing and mailing in a new paper proxy card;

●	filing a notice of revocation to our Corporate Secretary, which must be received before the Annual Meeting; or

●	attending the Annual Meeting and voting in person (merely attending the Annual Meeting will not revoke a prior submitted proxy).

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your broker, bank or other nominee.

16. WHAT ARE THE COSTS OF THIS PROXY SOLICITATION?

This solicitation is being made by mail and may also be made in person or by telephone or Internet, by our investment relations employees, directors and certain officers and other employees on behalf of Qorvo, in the normal conduct of their duties and without additional compensation. We may also solicit proxies by e-mail from stockholders who are our employees or who previously requested to receive proxy materials electronically.

82   2025 Proxy Statement

Questions and Answers about the Annual Meeting and Voting

We will pay all expenses incurred in this solicitation, but none of our officers or employees will receive any additional or special compensation for soliciting proxies. Brokerage firms, banks, and other nominees are requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners. We have retained Broadridge Investor Communications

Solutions, Inc. to assist in the distribution of the proxy materials and we will reimburse Broadridge for its reasonable costs in the preparation and distribution of proxy materials to shareholders.

In addition, we have retained Innisfree M&A Incorporated to solicit proxies for which it will receive a fee of $25,000 plus the reimbursement of reasonable expenses.

17. HOW CAN I REACH THE COMPANY TO REQUEST MATERIALS FOR THE ANNUAL MEETING?

Some brokerage firms, banks or other nominee record holders may be participating in the practice of “householding” annual reports, proxy statements and Notices of Internet Availability of Proxy Materials. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in the same household.

We will promptly deliver, without charge, a separate copy of our Annual Report on Form 10-K, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder upon request submitted in writing to Qorvo at the following address: Qorvo, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421, Attention: Investor Relations Department, or by calling (336) 664-1233. Our 2025 Form 10-K, Notice of Annual Meeting of Stockholders and proxy statement are also available free of charge at the Company’s website at https://ir.qorvo.com/annual-reports-proxies.

Any stockholder who wants to receive separate copies of our Annual Report on Form 10-K and proxy materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her broker, bank or other nominee record holder, or contact Qorvo at the above address and telephone number.

18. WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE MEETING?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Innisfree M&A Incorporated, at

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free at (877) 456-3422

Brokers, banks, and other nominees may call collect at (212) 750-5833

 2025 Proxy Statement 83

Appendix A

APPENDIX A – QORVO, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

1. Definitions

In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

(a) Administrator means the Board and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(c) Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the General Corporation Law of the State of Delaware, the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

(d) Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Stock Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award; an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

(e) Award Agreement means an award agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

(f) Base Price means, with respect to an SAR, the initial price assigned to the SAR.

(g) Board or Board of Directors means the Board of Directors of the Company.

(h) Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment, change in control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) failure to perform his or her duties for the Company or an Affiliate; (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company; or (D) material breach of any confidentiality, non-solicitation or non-competition covenant entered into with the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(i) A Change of Control shall (except as may be otherwise provided in a change in control agreement entered into with an employee before the Original Effective Date or as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting stock;

(ii) The date of the consummation of (A) a merger, consolidation, recapitalization or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty percent (50%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company;

(iii) The date there shall have been a change in the composition of the Board within a 24-month period, such that the individuals who were in office at the beginning of the 24-month (the “Existing Board”) cease to constitute a majority of the Board; provided that each new Director whose nomination for election by the Company’s stockholders or appointment (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) was approved by the vote of

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two-thirds or more of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) shall be considered as though such individual were a member of the Existing Board; or

(iv) The date on which the stockholders of the Company approve of a complete liquidation or dissolution of the Company to the extent that stockholder approval is required by Applicable Law.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 1(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

The Administrator shall have full and final authority, in its discretion (subject to any Code Section 409A considerations), to determine whether a Change of Control of the Company has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(j) Code means the Internal Revenue Code of 1986, as amended, or any successor thereto. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(k) Committee means the Compensation Committee of the Board (or a subcommittee thereof), or other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan. For clarity, the term “Committee” includes the Board (or subcommittee of the Committee or other committee of the Board) if exercising the authority of the Committee under the Plan.

(l) Common Stock means the common stock of Qorvo, Inc., $.0001 par value, or any successor securities thereto.

(m) Company means (unless the context otherwise requires, as determined by the Administrator) Qorvo, Inc., a Delaware corporation, together with any successor thereto. In the Administrator’s discretion, the term “Company” may also refer to the Company and any or all of its Affiliates.

(n) Director means a member of the Board or of the board of directors of an Affiliate.

(o) Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, having the meaning given in any Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.

(p) Dividend Equivalent Awards shall mean a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(q) Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Original Effective Date). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

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(r) Exchange Act means the Securities Exchange Act of 1934, as amended.

(s) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on The NASDAQ Stock Market (“Nasdaq”), the New York Stock Exchange, Inc. (the “NYSE”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq, the NYSE or other principal stock exchange on which such securities are listed on the date immediately preceding the date an Award is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq, the NYSE or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date immediately preceding the valuation date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(t) Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

(u) Good Reason means, unless the Administrator determines otherwise, in the context of a Change of Control, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Good Reason” as defined under the Participant’s employment, change in control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason”), then, a Participant’s termination shall be for “Good Reason” if termination results due to any of the following without the Participant’s consent: (A) a material reduction in the Participant’s base salary as in effect immediately prior to the date of the Change of Control, (B) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control, or (C) the relocation of the Participant’s principal place of employment by more than 50 miles from the location at which the Participant was stationed immediately prior to the Change of Control. Notwithstanding the foregoing, with respect to Directors, unless the Administrator determines otherwise, a Director’s termination from service on the Board shall be for “Good Reason” if the Participant ceases to serve as a Director or, if the Company is not the surviving company in the Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board or the board of directors of the surviving entity, as the case may be. In the context other than a Change of Control, “Good Reason” shall have the meaning given in a Participant’s Award Agreement or employment, change in control, consulting or other agreement or arrangement with the Company or an Affiliate. An event or condition that would otherwise constitute “Good Reason” shall constitute Good Reason only if the Company fails to rescind or cure such event or condition within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason, and Good Reason shall cease to exist for any event or condition described herein on the 60th day following the later of the occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(v) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(w) Independent Contractor means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(x) Nonqualified Option means an Option granted under Section 7 that is not intended to qualify (or does not qualify) as an incentive stock option under Code Section 422.

(y) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

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(z) Option Period means the term of an Option, as provided in Section 7(d).

(aa) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(bb) Original Effective Date means the date of stockholder approval of the Plan, as provided in Section 4.

(cc) Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by reference to shares of Common Stock or other Awards relating to shares of Common Stock.

(dd) Parent shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e) (or any successor section thereto).

(ee) Participant means an individual who is an Employee employed by, or a Director or Independent Contractor providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(ff) Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(gg) Performance Measures mean one or more performance factors or criteria which may be established by the Administrator with respect to an Award. Performance Measures may be based on such corporate, business unit or division and/or individual performance factors or criteria, whether objective or subjective, as the Administrator in its discretion may deem appropriate, including, without limitation, the following criteria (as determined by the Administrator in its discretion): (i) revenues or sales; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) product production or shipments; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on stockholders’ equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) operating margins; (xvi) maintenance or improvement of gross margins or operating margins; (xvii) stock price or total stockholder return; (xviii) market share; (xix) profitability; (xx) costs; (xxi) cash flow or free cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created; (xxv) environmental, social, diversity, human capital or governance criteria; and/or (xxvi) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, departments, units, segments, partnerships, joint ventures or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof.

(hh) Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ii) Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(jj) Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(kk) Plan means the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan, as it may be amended and/or restated from time to time.

(ll) Prior Plan or Prior Plans means the Qorvo, Inc. 2012 Stock Incentive Plan (the “2012 Plan”), the Qorvo, Inc. 2013 Incentive Plan (the “2013 Plan”), the Qorvo, Inc. 2012 Incentive Plan (the “TriQuint 2012 Plan”), the Qorvo, Inc. 2015 Inducement Stock Plan (the “2015 Plan”) and any other stock incentive plan maintained by the Company, in each case, as amended and/or

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restated, for its or an Affiliate’s employees, directors and/or independent contractors on or prior to the Original Effective Date. (For clarity, “Prior Plan” does not include any employee stock purchase plan intended to qualify under Code Section 423 that is maintained by the Company.)

(mm) Qualifying Termination means, unless the Administrator determines otherwise or an Award Agreement provides otherwise, termination of employment or service of a Participant (i) as a result of the Participant’s Retirement, Disability or death or (ii) by the Company and/or its Affiliates without Cause.

(nn) Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(oo) Restatement Effective Date means the date of stockholder approval of the Plan, as provided in Section 4.

(pp) Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(qq) Restricted Stock Award means shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(rr) Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any terms and conditions established by the Administrator.

(ss) Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in an Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then “Retirement” shall, unless the Administrator determines otherwise, mean retirement in accordance with the retirement policies and procedures established by the Company. The Administrator shall have authority to determine if a Retirement has occurred.

(tt) SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(uu) Securities Act means the Securities Act of 1933, as amended.

(vv) Subsidiary shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f) (or any successor section thereto).

(ww) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator (taking into account any Code Section 409A considerations).

2. Purpose

The purposes of the Plan are to encourage and enable selected Employees, Directors and Independent Contractors of the Company and its Affiliates to acquire or to increase their holdings of Common Stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and its stockholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants, including the granting of: Options in the form of Incentive Stock Options and/or Nonqualified Options; SARs in the form of Freestanding SARs and/or Related SARs; Restricted Awards in the form of Restricted Stock Awards and/or Restricted Stock Units; Performance Awards in the form of Performance Shares and/or Performance Units; Phantom Stock Awards; Other Stock-Based Awards; and/or Dividend Equivalent Awards.

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3. Administration of the Plan

(a) The Plan shall be administered by the Board or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority to (i) determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) establish, amend and rescind rules and regulations for the administration of the Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement; and (v) construe and interpret the Plan, Awards and Award Agreements made under the Plan, interpret rules and regulations for administering the Plan and make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator’s authority to grant Awards and authorize payments under the Plan shall not in any way restrict the authority of the Company to grant compensation to Employees, Directors or Independent Contractors under any other compensation plan, program or arrangement of the Company or any Affiliate. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. Notwithstanding any other provision in the Plan, the Administrator shall have the unilateral right, in its absolute discretion, to reduce or eliminate the amount of an Award granted to any Participant, including an award otherwise earned and payable pursuant to the terms of the Plan. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s certificate of incorporation and/or bylaws and/or pursuant to Applicable Law.

(c) The Administrator may adjust or modify Performance Measures or other performance factors or criteria or terms or conditions of Awards due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or infrequent events affecting the Company or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator. By way of example but not limitation, the Administrator may provide with respect to any Award that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including circumstances or events such as the following: (i) asset write-downs or impairment charges; (ii) significant litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting standards or principles or other laws or regulatory rules; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in then-current accounting principles; (vi) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders; (vii) acquisitions or divestitures; (viii) a change in the Company’s fiscal year; (ix) any other specific unusual or infrequent events; and/or (x) foreign exchange gains and losses.

(d) Notwithstanding the other provisions of Section 3, the Board may expressly delegate to one or more officers of the Company or a special committee consisting of one or more directors who are also officers of the Company the authority, within specified

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parameters, to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act, the Participant, at the time of said grant or other determination is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(d) to an officer(s) and/or a special committee, references to the “Administrator” shall include references to such officer(s) and/or special committee, subject, however, to the requirements of the Plan, Rule 16b-3 and other Applicable Law.

4. Effective Date and Term

The Plan was originally approved by the stockholders on August 15, 2022 (the “Original Effective Date”). The Plan, as amended and restated herein, shall become effective upon the date of approval of the Plan by the stockholders (the “Restatement Effective Date”). Awards may be granted on or after the Original Effective Date, but no Awards may be granted after August 14, 2032. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 16(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5. Shares of Stock Subject to the Plan; Award Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 7,721,000 shares, which includes (i) the existing reserve of 4,454,000 shares under the Plan and (y) an increase of 3,240,000 shares, as approved by the Board, subject to approval by the Company’s stockholders. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. No further awards shall be granted under the Prior Plans on or after the Original Effective Date, although Prior Plan awards that are outstanding as of such date shall continue in accordance with their terms.

(b) Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i) The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 7,721,000 shares of Common Stock; and

(ii) With respect to non-employee Directors, in any 12-month period, the maximum number of shares of Common Stock subject to Awards granted during any 12-month period to any non-employee Director, taken together with any cash fees paid during such 12-month period to such non-employee Director in respect of service as a member of the Board, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the Fair Market Value per share of Common Stock on the date of grant of such an Award).

(For purposes of Section 5(b)(ii), an Option and Related SAR shall be treated as a single Award.)

(c) Additional Share Counting Provisions: The following provisions shall apply with respect to the share limitations of Section 5(a):

(i) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any such unissued or forfeited shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(ii) Awards settled in cash shall not be counted against the share limitations stated in Section 5(a) herein.

(iii) Dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards, will not be counted towards the share limitations in Section 5(a).

(iv) To the extent any shares are withheld or used to satisfy any tax withholding requirements in connection with the vesting or earning of an Award other than an Option or SAR in accordance with the terms of the Plan, such shares will not be counted towards the share limitations in Section 5(a).

(v) To the extent that the full number of shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance factors or criteria, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to Awards granted under the Plan.

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(vi) The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (A) shares withheld or delivered to satisfy the tax withholding requirements for an Option or SAR and shares withheld or delivered to pay the exercise price related to an Option or SAR; (B) shares not issued or delivered as a result of the net settlement of an Option or SAR; and (C) shares repurchased on the open market with the proceeds of the Option Price of an Option.

(vii) Further, (A) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan, and (B) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares available under the Plan, subject, in the case of both (A) and (B) herein, to applicable stock exchange listing requirements.

(d) Adjustments; Right to Issue Additional Securities: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than an ordinary or regular cash dividend) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number and class of securities available under the Plan, the terms of each outstanding Option and SAR (including the number and class and type of securities subject to each outstanding Option or AR and the Option Price or Base Price per share), the terms of each outstanding Restricted Award (including the number and class and type of securities subject thereto) and the terms of each outstanding Performance Award (including the number and class and type of securities subject thereto), shall be appropriately adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

6. Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him or her under Code Section 424(d).

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law (including, to the extent necessary, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7. Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b) Option Price: The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less

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than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)); and (ii) in no event shall the Option Price per share of any Option be less than the par value, if any, per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such later date as may be established by the Administrator in accordance with Applicable Law.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan. Notwithstanding the foregoing, unless the Administrator determines otherwise, in the event that any portion of an exercisable Option is scheduled to expire on the last day of the Option Period or otherwise scheduled to expire pursuant to the applicable Award Agreement and both (A) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by Applicable Law to be imposed) and (B) the Option Price per share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the Option Price and the applicable withholding taxes due (if any) upon such automatic exercise (as described in Section 7(d)(ii)(B), below), and the net number of shares of Common Stock resulting from such automatic exercise (or the cash equivalent thereof) shall be delivered to the Participant as soon as practicable thereafter.

(ii) An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

(B) By shares of Common Stock withheld upon exercise;

(C) By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or

(E) By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service. The Administrator also shall have authority, in its sole discretion (taking into account any Code Section 409A considerations), to accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

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(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the Original Effective Date to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein. To the extent that any Incentive Options are first exercisable by a Participant in excess of the limitation described herein, the excess shall be considered a Nonqualified Option.

(g) Nontransferability of Options: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers (for no consideration) as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8. Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Base Price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a Base Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). An SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c) Freestanding SARs: An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan, SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option (the “SAR Period”). Notwithstanding the foregoing, unless the Administrator determines otherwise, in the event that any portion of an exercisable SAR is scheduled to expire on the last day of the SAR Period or otherwise scheduled to expire pursuant to the applicable Award Agreement and both (A) the date on which such portion of the SAR is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by Applicable Law to be imposed) and (B) the Base Price per share of such portion of the SAR is less than the Fair Market Value, then on the date that such portion of the SAR is scheduled to expire, such portion of the SAR (to the extent not previously exercised by the

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Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the Base Price and the applicable withholding taxes due (if any) upon such automatic exercise (as described in Section 8(e) below), and the consideration payable upon such automatic exercise shall be delivered to the Participant as soon as practicable thereafter. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service. The Administrator also may, in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an SAR which was not otherwise exercisable on the Termination Date, extend the period during which an SAR may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(e) Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f) Nontransferability: Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9. Restricted Awards

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its discretion grant Restricted Awards to such individuals, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Disability, death, or any combination of such conditions. In the case of Restricted Awards based upon performance factors or criteria, or a combination of performance factors or criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(gg)).

(b) Vesting of Restricted Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards. The Administrator, in its sole discretion, may (subject to any Code Section 409A considerations) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to any Participant.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

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(d) Share Certificates; Escrow: Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and been earned and is distributable.

(e) Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10. Performance Awards

(a) Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. The Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, or a combination of any such conditions. Subject to Section 1(gg), the Administrator shall determine the Performance Measures applicable to such Performance Awards.

(b) Earning of Performance Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of Section 10. The Administrator, in its sole discretion, may (subject to any Code Section 409A considerations) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(d) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e) Nontransferability: Unless the Administrator determines otherwise, Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares or any other benefit subject to the Award until the Performance Period has expired and the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

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11. Phantom Stock Awards

(a) Grant of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

(b) Vesting of Phantom Stock Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards. The Administrator, in its sole discretion, may (subject to any Code Section 409A considerations) accelerate the date that any Phantom Stock Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(e) Nontransferability: Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession and (ii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

12. Other Stock-Based Awards

The Administrator shall have the authority to grant Other Stock-Based Awards to one or more eligible individuals. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions, and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and the other terms and conditions of such Awards. Unless the Administrator determines otherwise, (i) Other Stock-Based Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession, and (ii) shares of Common Stock (if any) subject to an Other Stock-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Other Stock-Based Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

13. Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalent rights (“dividend equivalents”); provided, however, that dividends and dividend equivalents (whether paid in cash or shares of Common Stock), if any, on unearned or unvested Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalents related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalents to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalents are in compliance with Code Section 409A.

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14. Change of Control

(a) General: Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in Section 14(b), the following provisions shall apply in the event of a Change of Control (except to the extent, if any, otherwise required under Code Section 409A or provided in an Award Agreement):

(i) To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, (A) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (B) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall be deemed vested and earned in full at target.

(ii) Further, in the event that an Award is substituted, assumed or continued as provided in Section 14(a)(i) herein, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) and any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall be deemed vested and earned in full at target, if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s change in control agreement, employment agreement or similar agreement, if applicable) after the effective date of a Change of Control if such termination of employment or service (A) is by the Company not for Cause or (B) is by the Participant for Good Reason. For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.

(b) Effect of Change in Control or Other Agreement: Notwithstanding any other provision of the Plan to the contrary, and unless an individual Award Agreement expressly provides otherwise, in the event that a Participant has entered into a change in control agreement, employment agreement or similar agreement or arrangement with the Company, the Participant shall be entitled to the greater of the benefits provided upon a change of control of the Company under this Plan or the respective change in control agreement, employment agreement or similar agreement, and such change in control agreement, employment agreement or similar agreement or arrangement shall not be construed to reduce in any way the benefits otherwise provided to a Participant upon the occurrence of a Change of Control as defined in the Plan.

15. Withholding

The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to deliver to the Company shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) or to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld or delivered shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Administrator in a manner in accordance with Applicable Law and applicable accounting principles), the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

16. Amendment and Termination of the Plan and Awards

(a) Amendment and Termination of Plan; Prohibition on Repricing: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law; and (ii) except for adjustments made pursuant to Section 5(d) or in connection with a Change of Control, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Option Price or Base Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Option Price or Base Price, as the case may be, above the Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

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(b) Amendment and Termination of Awards: The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but (except as otherwise provided in Section 3(b) or Section 16(c)) such amendment, alteration, suspension or termination of an Award shall not, without the written consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c) Amendments to Comply with Applicable Law: Notwithstanding Section 16(a) and Section 16(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

17. Restrictions on Awards and Shares; Compliance with Applicable Law

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Company may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, other agreement(s) restricting the transfer, purchase, repurchase and/or voting of shares of Common Stock of the Company, and any employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements, non-disparagement agreements or other agreements imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Award Agreement, any other applicable agreements and Applicable Law. The Administrator reserves the right to impose other requirements on an Award and the shares acquired upon vesting of the Award, to the extent the Administrator determines it is necessary or advisable for legal or administrative reasons, and to require a Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement and any other applicable agreements and Applicable Law.

(b) Compliance with Applicable Laws, Rules and Regulations: Notwithstanding Section 16(a) and Section 16(b) herein, the following provisions shall apply: The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

18. No Right or Obligation of Continued Employment or Service or to Awards; Compliance with the Plan

Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly. By participating in the Plan, each Participant shall be deemed to have accepted all of the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Administrator and shall be fully bound thereby. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

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19. General Provisions

(a) Stockholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards and Section 13 regarding dividends and dividend equivalents), a Participant and his or her legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him, her or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Company in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned.

(b) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(c) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) Except as otherwise provided in the Plan, the adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

(d) Governing Law: The Plan and Awards shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(e) Beneficiary Designation: The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(f) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(g) Severability: If any provision of the Plan or an Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan or Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

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(h) Rules of Construction: Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

(i) Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(j) Award Agreement: The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock (or other benefits) subject to an Award, as may be established by the Administrator.

(k) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

(l) Uncertified Shares: Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

(m) Income and Other Taxes: Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify, gross up or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

(n) Effect of Certain Changes in Status: Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(o) Stockholder Approval: The Plan is subject to approval by the stockholders of the Company, which approval must occur, if at all, within twelve (12) months of the date on which the Plan is adopted by the Board. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date if and to the extent required under Applicable Laws or so determined by the Administrator. Subsequent stockholder approval shall be obtained in the manner and to the degree required under Applicable Law.

(p) Deferrals: Subject to the provisions of this Section 19(p) and Section 20, the Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

(q) Fractional Shares: Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash and/or Common Stock.

(r) Compliance with Recoupment, Ownership and Other Policies or Agreements: Notwithstanding anything in the Plan to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) herein, in its discretion provide that an Award, shares of Common Stock, cash or other benefits related to an Award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common

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Stock, cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(s) Attestation: Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise, vesting or earning of an Award by delivering shares of Common Stock, the Participant may, unless the Committee determines otherwise and subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Award as exercised, vested or earned without further payment and/or shall withhold such number of shares from the shares acquired by the exercise, vesting or earning of the Award, as appropriate.

(t) Plan Controls: Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail, and (ii) the terms of an Award Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if the Award Agreement provides that such Award Agreement terms apply notwithstanding the provisions to the contrary in the Plan.

(u) Electronic Delivery and Participation: The Company may, in its sole discretion, decide to deliver to and obtain a Participant’s acceptance of any documents related to an Award that may be granted under the Plan by electronic means or request such Participant’s consent to participate in the Plan by electronic means.

20. Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. For purposes of Code Section 409A, each installment payment provided under the Plan or an Award Agreement shall be treated as a separate payment. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

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Appendix B

APPENDIX B – QORVO, INC. AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (as Assumed and Amended and Restated by Qorvo, Inc. Effective January 1, 2015, as further amended by Qorvo, Inc. effective February 8, 2017, October 30, 2019 and February 10, 2021 and as amended and restated effective as of the Restatement Effective Date) (formerly, the TriQuint Semiconductor, Inc. 2007 Employee Stock Purchase Plan).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock at a discount. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the purchase of Common Stock under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Administrator and designed to achieve tax, securities law or other objectives, provided, however, that U.S. Eligible Employees will not be permitted to purchase Stock under the Non-423(b) Component.

2. Definitions.

(a) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(b) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company. Without limiting the effect of the foregoing, on and after the Merger Effective Date, references to the “Board” shall mean the Board of Directors of Qorvo, Inc.

(e) “Change in Control” means the first to occur of any of the following:

(i) The date any person shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting stock; or

(ii) The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty percent (50%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii) The date there shall have been a change in the composition of the Board within a 12-month period, such that the individuals who were in office at the beginning of the 12-month (the “Existing Board”) cease to constitute a majority of the Board; provided that each new Director whose nomination for election by the Company’s stockholders or appointment was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) shall be considered as though such individual were a member of the Existing Board.

(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other “person”, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, its affiliates or any employee benefit plan(s) sponsored or maintained by the Company or any affiliate thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change in Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Company has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

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(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) “Code Section 423(b) Component” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(h) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof. Without limiting the effect of the foregoing, on and after the Merger Effective Date, references to the “Committee” shall mean the Compensation Committee of the Board of Qorvo, Inc. or other committee of the Board which may be appointed to administer the Plan.

(i) “Common Stock” means (i) prior to the Merger Effective Date, the common stock of TriQuint Semiconductor, Inc., $.001 par value (also referred to herein as the “TriQuint Common Stock”), and (ii) on and after the Merger Effective Date, the Common Stock of Qorvo, Inc., $.0001 par value, or any successor securities thereto (also referred to herein as the “Qorvo Common Stock”). Without limiting the effect of the foregoing, on and after the Merger Effective Date, references in the Plan to a number of shares of TriQuint Common Stock will be deemed to refer instead to that number of shares of Qorvo Common Stock as adjusted by the TriQuint Exchange Ratio.

(j) “Company” means (unless the context otherwise requires, as determined by the Administrator) (i) prior to the Merger Effective Date, TriQuint Semiconductor, Inc., a Delaware corporation (also referred to herein as “TriQuint”), and (ii) on and after the Merger Effective Date, Qorvo, Inc., a Delaware corporation (also referred to herein as “Qorvo”), the surviving parent corporation in the Merger, or any successor thereto.

(k) “Compensation” means an Employee’s base salary or regular rate of compensation (excluding commissions, bonuses, overtime, employee benefits and similar elements of compensation). The Administrator has the exclusive discretion to determine what constitutes Compensation for purposes of the Plan.

(l) “Designated Company” means any Affiliate or Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, including, without limitation, on and after the Merger Effective Date, RFMD and TriQuint. For purposes of the Code Section 423(b) Component, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the Code Section 423(b) Component shall not be a Designated Company under the Non-423(b) Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, provided, however, that employees of a Designated Company may be Eligible Employees even if their customary employment is less than five (5) months per calendar year and/or twenty (20) hours per week, to the extent required by Applicable Laws and to the extent participation of such employees complies with the requirements of Section 423(b) of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or that is protected accordingly under Applicable Laws. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. To the extent permitted by Applicable Laws, the Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided, however, that for Eligible Employees participating in the Code Section 423(b) Component, such determination must be made on a uniform and nondiscriminatory basis.

(o) “Employer” means any one or all of the Company and its Designated Companies.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

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Appendix B

(q) “Exercise Date” means the last day preceding May 1 and November 1 of each year. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine when the Exercise Dates will occur during an Offering Period.

(r) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, LLC, its Fair Market Value will be the closing sales price for such stock on the date immediately preceding the valuation date (or, if there is no closing sales price on such date, then on the trading date nearest preceding the valuation date for which closing price information is available) as quoted on such exchange or system on the valuation date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that the Fair Market Value of the Common Stock on (X) any Offering Date will be the closing sales price for such stock on the trading date immediately preceding such Offering Date and (Y) any Exercise Date will be the closing sales price for such stock on the trading date immediately preceding such Exercise Date;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date immediately preceding the valuation date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that the Fair Market Value of the Common Stock on (X) any Offering Date will be the mean of the closing bid and asked prices for such stock on the trading date immediately preceding such Offering Date and (Y) any Exercise Date will be the mean of the closing bid and asked prices for such stock on the trading date immediately preceding such Exercise Date; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Merger” means the consummation of the “Mergers” (that is, the “RFMD Merger” and the “TriQuint Merger”), in each case as defined in the Merger Agreement.

(u) “Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization among TriQuint, Rocky Holding, Inc. and RFMD dated as of February 22, 2014, as amended July 15, 2014, and as it may be further amended.

(v) “Merger Effective Date” means the “Effective Time,” as defined in Section 1.3 of the Merger Agreement.

(w) “Non-423(b) Component” means the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code.

(x) “Offering Date” means the first day of each Offering Period.

(y) “Offering Periods” means the period of time the Administrator may determine prior to an Offering Date, for options to be granted on such Offering Date, during which an option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately six (6) months (i) commencing on May 1 of each year and terminating on the last day preceding November 1, approximately six (6) months later, and (ii) commencing on November 1 of each year and terminating on the last day preceding May 1, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Plan” means this Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan, as it may be amended and/or restated from time to time, formerly the TriQuint Semiconductor, Inc. 2007 Employee Stock Purchase Plan, as amended and restated effective January 1, 2015 and assumed by Qorvo, Inc., and as further amended effective February 8, 2017, October 30, 2019 and February 10, 2021 by Qorvo, Inc., which includes a Code Section 423(b) Component and a Non-423(b) Component,.

(bb) “Purchase Period” means the period during an Offering Period when shares of Common Stock may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless and until the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

 2025 Proxy Statement B-3

Appendix B

(cc) “Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Offering Date for all options to be granted on such Offering Date, subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20. Unless and until the Administrator provides otherwise, the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.

(dd) “Qorvo” means Qorvo, Inc., a Delaware corporation, and the successor parent corporation of TriQuint.

(ee) “RFMD” means RF Micro Devices, Inc., a North Carolina corporation and party to the Merger.

(ff) “RFMD Exchange Ratio” has the meaning given such term in Section 2.1(b) of the Merger Agreement.

(gg) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(hh) “TriQuint” means TriQuint Semiconductor, Inc., a Delaware corporation.

(ii) “TriQuint Exchange Ratio” has the meaning given such term in Section 2.2(b) of the Merger Agreement.

(jj) “U.S. Eligible Employee” means an Eligible Employee who (i) resides in the United States, and (ii) is employed by the Company or by a Designated Company located in the United States.

3. Eligibility.

(a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period under the Plan will be automatically enrolled in the first Offering Period.

(b) Subsequent Offering Periods. Any individual who is an Eligible Employee on a given Offering Date of any future Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on May 1 and November 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) First Offering Period. An Eligible Employee who has become a participant in the first Offering Period under the Plan pursuant to Section 3(a) will be entitled to continue his or her participation in such Offering Period only if he or she submits to the Company’s payroll office (or its designee) a properly completed subscription agreement authorizing contributions to the Plan in the form provided by the Administrator for such purpose or following an electronic or other enrollment procedure prescribed by the Administrator no later than the period of time as the Administrator may determine (the “Enrollment Window”). A participant’s failure to submit the subscription agreement during the Enrollment Window pursuant to this Section 5(a) will result in the automatic termination of his or her participation in the first Offering Period under the Plan.

(b) Subsequent Offering Periods. An Eligible Employee who is eligible to participate in the Plan pursuant to Section 3(b) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing contributions to the Plan in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

B-4   2025 Proxy Statement

Appendix B

6. Payroll Deductions/Contributions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. To the extent required by Applicable Laws, the Administrator, in its discretion, may decide that a participant may contribute to the Plan by means other than payroll deductions, provided that allowing participants to contribute to the Plan by other means complies with the requirements of Section 423(b) of the Code. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions or other contributions authorized by a participant will commence on the first pay day occurring on or following the Offering Date and will end on the last pay day occurring prior to or on the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that for the first Offering Period under the Plan, payroll deductions or other contributions will commence on the first pay day occurring on or following the Enrollment Window.

(c) All payroll deductions or other contributions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account, unless required by Applicable Laws.

(d) A participant may withdraw, terminate or discontinue his or her participation in the Plan as provided in Section 10, but no other change can be made effective during an Offering Period and, specifically, a participant may not alter the amount of his or her payroll deductions or other contributions for that Offering Period. A participant may increase or decrease the rate of his or her payroll deductions or other contributions for any subsequent Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to the start of the next Offering Period, a new subscription agreement authorizing the change in payroll deduction or contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions or other contributions, the rate of his or her payroll deductions or contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), or if the Administrator reasonably anticipates a participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Offering Period (as set forth in Section 7 or as established by the Administrator), a participant’s payroll deductions or other contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, or for participants who have had their contributions reduced due to the applicable limits on the maximum number of shares that may be purchased in any Offering Period, payroll deductions or other contributions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, at the time some or all of the Common Stock issued under the Plan is disposed of, or at the time of any other relevant taxable event, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the relevant taxable event. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period (i) ending prior to the Merger Effective Date, more than twenty thousand (20,000) shares of Common Stock and (ii) commencing after the Merger Effective Date, more than three thousand (3,000) shares of the Common Stock, in each case subject to any adjustment pursuant to Section 19, and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period under the Plan, by submitting a properly completed subscription agreement in accordance with the requirements of Section 5(a) on or before the last day of the Enrollment Window,

 2025 Proxy Statement B-5

Appendix B

and (ii) with respect to any future Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5(b). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated contributions in his or her account. No fractional shares of Common Stock will be purchased; any contributions accumulated in a participant’s account which are not sufficient to purchase a full share will be returned to the participant (without interest thereon, except as otherwise required under Applicable Laws) as soon as administratively practicable. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, subject in each case to the four hundred thousand (400,000) share limitation per Offering Period as set forth in Section 13(a) below, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying or other dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Pursuant to procedures established by the Administrator, a participant may withdraw all but not less than all the contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s contributions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions or other contributions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions or other contributions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the contributions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

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Appendix B

12. Interest. No interest will accrue on the contributions of a participant in the Plan, unless required by Applicable Laws.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 10,242,871 shares, which includes (i) the existing reserve of 6,242,871 shares under the Plan and (ii) an increase of 4,000,000 shares, as approved by the Board, subject to approval by the Company’s stockholders. Any or all of such shares of Common Stock may be granted under the Code Section 423(b) Component or the Non-423(b) Component. The maximum number of shares of Common Stock that may be purchased during any single Offering Period shall not exceed four hundred thousand (400,000) shares (subject to adjustment as provided in Section 19 herein).

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of Applicable Laws and procedures for jurisdictions outside of the United States, and may delegate authority to implement any of the foregoing to any specified officer of the Company in accordance with Applicable Laws and subject to such terms and conditions as may be determined by the Administrator. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans regarding the duration and timing of Offering Periods and Purchase Periods, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements, and may delegate authority to implement any of the foregoing to any specified officer of the Company in accordance with Applicable Laws and subject to such terms and conditions as may be determined by the Administrator.

15. Designation of Beneficiary.

(a) Except as otherwise provided by the Administrator, a participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, except as otherwise provided by the Administrator, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time.

16. Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

 2025 Proxy Statement B-7

Appendix B

17. Use of Funds. The Company may use all contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such contributions, unless required by Applicable Laws. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Section 7.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Merger or Change in Control. In the event of a merger or Change in Control, unless the Administrator determines otherwise, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, unless the Administrator determines otherwise, the Offering Period with respect to which such option relates will be shortened by setting a new Exercise Date (the “CIC New Exercise Date”) and will end on the CIC New Exercise Date. The CIC New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing prior to the CIC New Exercise Date, that the Exercise Date for the participant’s option has been changed to the CIC New Exercise Date and that the participant’s option will be exercised automatically on the CIC New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under Applicable Laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll deductions or contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

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Appendix B

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of Shares a participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan first became effective on June 1, 2007. The Plan was amended and restated effective January 1, 2015 in connection with the assumption of the Plan by Qorvo as a result of the Merger, and was further amended effective February 8, 2017, October 30, 2019 and February 10, 2021. The Plan, as amended and restated herein, shall become effective upon the date of approval of the Plan by the stockholders of Qorvo, Inc. (the “Restatement Effective Date”). The Plan will continue in effect until terminated under Section 20.

24. Stockholder Approval. The Plan is subject to the approval of the stockholders of Qorvo, Inc. within twelve (12) months after the date the Plan is adopted by the Board. Subsequent stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Automatic Transfer to Low Price Offering Period. To the extent determined by the Administrator and permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

26. Severability. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

27. Section 409A. The Code Section 423(b) Component is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

28. Governing Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

 2025 Proxy Statement B-9

7628 Thorndike Road | Greensboro, NC 27409
www.qorvo.com

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SCAN TO VIEW MATERIALS & VOTE w QORVO, INC. VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above C/O BROADRIDGE Use the Internet to transmit your voting instructions and for electronic delivery of PO BOX 1342 information up until 11:59 p.m. Eastern Daylight Time the day before the meeting BRENTWOOD, NY 11717 date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Qorvo, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V76093-P35564 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY QORVO, INC. The Board of Directors recommends a vote “FOR” each of the company nominees listed in Proposal 1. 1. Election of Directors The Board of Directors recommends a vote ”FOR” For Against Abstain Proposals 2, 3, 4 and 5. Nominees: For Against Abstain 2. To approve, on an advisory basis, the compensation of 1a. Robert A. Bruggeworth our Named Executive Officers (as disclosed in the proxy statement). 1b. Judy Bruner 3. To approve the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan. 1c. Richard L. Clemmer 4. To approve the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan. 5. To ratify the appointment of Ernst & Young LLP as Qorvo 1d. Peter A. Feld Inc.’s independent registered public accounting firm for the fiscal year ending March 28, 2026. 1e. John R. Harding The Board of Directors recommends a vote ”AGAINST” For Against Abstain Proposal 6. 1f. Christopher R. Koopmans 6. To consider a stockholder proposal relating to special meetings of Qorvo, Inc.’s stockholders, if properly presented. 1g. Alan S. Lowe The shares represented by this proxy, when properly executed, 1h. Roderick D. Nelson will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of the director nominees listed in Proposal 1 1i. Dr. Walden C. Rhines and “FOR” Proposals 2 through 5 and “AGAINST” Proposal 6. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. 1j. Susan L. Spradley Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V76094-P35564 QORVO, INC. 2025 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Robert A. Bruggeworth or Jason K. Givens, or any one of them, with full power of substitution, and re-substitution, to represent the undersigned at the 2025 Annual Meeting of Stockholders of Qorvo, Inc. (the “Company”) on August 13, 2025, at 8:00 A.M. (Central Time), and at any adjournments, postponements, reschedulings, or continuations thereof (the “Annual Meeting”), and to vote at such meeting the shares which the undersigned would be entitled to vote if virtually present, as directed on the reverse side, and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof. This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors of the Company. If any other matters are properly presented for consideration at the Annual Meeting of Stockholders, the proxy holders, or any one of them, will have discretion to vote on those matters in accordance with their best judgment. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE COMPANY NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4 and 5, “AGAINST” PROPOSAL 6, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE